AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON April 29, 2013

Investment Company Act No. 811-21895

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM N-1A

REGISTRATION STATEMENT UNDER THE INVESTMENT COMPANY ACT OF 1940	☒

Amendment No. 23	☒

(Check Appropriate Box or Boxes)

UNDERLYING FUNDS TRUST
(Exact Name of Registrant as Specified in Charter)

8540 Colonnade Drive, Suite 401
Raleigh, North Carolina 27615
(Address of Principal Executive Offices)(Zip Code)

1-866-388-6292
(Registrant's Telephone Number, Including Area Code)

David B. Perkins
Hatteras Alternative Mutual Funds, LLC
8540 Colonnade Center Drive, Suite 401
Raleigh, North Carolina 27615
(Name and Address of Agent for Service)

WITH A COPY TO:
Thomas R. Westle, Esq.
Blank Rome LLP
405 Lexington Avenue
New York, NY 10174

It is proposed that this filing will become effective immediately upon filing in accordance with Section 8 of the Investment Company Act of 1940 and the rules thereunder.

Explanatory Note:  This Amendment No. 23 to the Registration Statement of Underlying Funds Trust is being filed to annually update information for the Trust’s series.

Underlying Funds Trust

PROSPECTUS	INVESTMENT ADVISOR
Hatteras Alternative Mutual Funds, LLC
April 30, 2013	The mutual fund advisor dedicated exclusively to
alternative investment strategiesSM
Name of Portfolio
Long/Short Equity Portfolio
Market Neutral Portfolio
Relative Value – Long/Short Debt Portfolio
Managed Futures Strategies Portfolio
Event Driven Portfolio

Web:	www.hatterasmutualfunds.com

Call	1.877.569.2382

These securities have not been approved or disapproved by the Securities and Exchange Commission or any state securities commission nor has the Securities and Exchange Commission or any state securities commission passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

Table of Contents - Prospectus

Table of Contents - Prospectus

SUMMARY SECTION

Long/Short Equity Portfolio

Management

Investment Advisor:  Hatteras Alternative Mutual Funds, LLC is the investment advisor of the Portfolio.

Portfolio Managers:  The Portfolio is managed by the following portfolio managers.

Portfolio Managers	Years of Service with the Portfolio	Primary Title
Michael P. Hennen, CFA	3	Director, Portfolio Management
Robert Murphy, CFA, FRM, CAIA	3	Chief Investment Officer

For important information about purchase and sale of Portfolio shares and tax information, please turn to “Summary Information about Purchases, Sales and Taxation” on page 4 of this Prospectus.

Market Neutral Portfolio

Management

Investment Advisor:  Hatteras Alternative Mutual Funds, LLC is the investment advisor of the Portfolio.  Inflection Partners, LLC and TWIN Capital Management, Inc., among others, each currently serves as sub-advisor to the Portfolio and manages a significant portion of the Portfolio’s net assets.

Portfolio Managers:  The Portfolio is managed by the following portfolio managers.

Portfolio Managers	Years of Service with the Portfolio	Primary Title
Michael P. Hennen, CFA	3	Director, Portfolio Management
Robert Murphy, CFA, FRM, CAIA	3	Chief Investment Officer

For important information about purchase and sale of Portfolio shares and tax information, please turn to “Summary Information about Purchases, Sales and Taxation” on page 4 of this Prospectus.

Relative Value – Long/Short Debt Portfolio

Management

Investment Advisor:  Hatteras Alternative Mutual Funds, LLC is the investment advisor of the Portfolio.

Portfolio Managers:  The Portfolio is managed by the following portfolio managers.

Portfolio Managers	Years of Service with the Portfolio	Primary Title
Michael P. Hennen, CFA	3	Director, Portfolio Management
Robert Murphy, CFA, FRM, CAIA	3	Chief Investment Officer

For important information about purchase and sale of Portfolio shares and tax information, please turn to “Summary Information about Purchases, Sales and Taxation” on page 4 of this Prospectus.

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Managed Futures Strategies Portfolio

Investment Advisor:  Hatteras Alternative Mutual Funds, LLC is the investment advisor of the Portfolio.

Portfolio Managers:  The Portfolio is managed by the following portfolio managers.

Portfolio Managers	Years of Service with the Portfolio	Primary Title
Michael P. Hennen, CFA	1	Director, Portfolio Management
Robert Murphy, CFA, FRM, CAIA	1	Chief Investment Officer

For important information about purchase and sale of Portfolio shares and tax information, please turn to “Summary Information about Purchases, Sales and Taxation” on page 4 of this Prospectus.

Event Driven Portfolio

Management

Investment Advisor:  Hatteras Alternative Mutual Funds, LLC is the investment advisor of the Portfolio.  FrontFour Capital Group, LLC and Tiburon Capital Management, LLC, among others, each currently serves as sub-advisor to the Portfolio and manages a significant portion of the Portfolio’s net assets.

Portfolio Managers:  The Portfolio is managed by the following portfolio managers.

Portfolio Managers	Years of Service with the Portfolio	Primary Title
Michael P. Hennen, CFA	3	Director, Portfolio Management
Robert Murphy, CFA, FRM, CAIA	3	Chief Investment Officer

For important information about purchase and sale of Portfolio shares and tax information, please turn to “Summary Information about Purchases, Sales and Taxation” on page 4 of this Prospectus.

Summary Information about Purchases, Sales and Taxation

Purchase and Sale of Portfolio Shares
Interests in the Portfolios are issued solely to eligible investors in selling agent transactions that do not involve any “public offering” within the meaning of Section 4(2) of the 1933 Act.  Investments in the Portfolios may currently be made only by regulated investment companies, U.S. and non-U.S. institutional investors, segregated asset accounts and certain other entities.  There is no minimum initial or subsequent investment requirement.  Interests in the Portfolios may be redeemed by contacting Underlying Funds Trust, c/o U.S. Bancorp Fund Services, LLC, P.O. Box 701, Milwaukee, Wisconsin 53202-0701 or by calling 1-877-569-2382.

Tax Information
The Portfolios’ distributions are taxable, and will be taxed as ordinary income or capital gains, unless you are investing through a tax-deferred arrangement, such as a 401(k) plan or an individual retirement account. Distributions on investments made through tax-deferred arrangements may be taxed later upon withdrawal of assets from those accounts.

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OVERVIEW

UNDERLYING FUNDS TRUST

This prospectus is being filed as a part of the registration statement filed by Underlying Funds Trust (the “Trust”) pursuant to Section 8(b) of the Investment Company Act of 1940, as amended (“1940 Act”). Beneficial interests of each series of the Trust are not being registered under the Securities Act of 1933, as amended (the “1933 Act”), because such interests are issued solely to eligible investors in selling agent transactions that do not involve any “public offering” within the meaning of Section 4(2) of the 1933 Act. Accordingly, investments in any of the series of the Trust described herein may currently be made only by regulated investment companies, unregulated foreign investment companies, U.S. and non-U.S. institutional investors, S corporations, segregated asset accounts and certain qualified pension and retirement plans. No part of this prospectus or of the Trust’s registration statement constitutes an offer to sell, or the solicitation of an offer to buy, any beneficial interests of any of the series described herein or any other series of the Trust in any state or jurisdiction in which such an offer is unlawful.

Responses to Items 1, 2, 3, 4 and 13 of Part A and Items 28(e) and (i)-(k) of Part C have been omitted pursuant to paragraph B.2(b) of the General Instructions to Form N-1A.

This Prospectus has information you should know before investing. Please read it carefully and keep it with your investment records.

Investment Advisor
Hatteras Alternative Mutual Funds, LLC

Investment Sub-Advisors
Chartwell Investment Partners	Phineus Partners L.P.
Coe Capital Management, LLC	Raven Rock Capital, LLC
FrontFour Capital Group, LLC	Smith Breeden Associates, Inc.
GAMCO Asset Management Inc.	Sound Point Capital Management, L.P.
Inflection Partners, LLC	SW Asset Management, LLC
ISF Management LLC	Tamarack Capital Management, LLC
KeyPoint Capital Management, LLC	Tiburon Capital Management, LLC
Meehan Combs, LP	TWIN Capital Management, Inc.
Nicholas Investment Partners, L.P.	White Oak Global Advisors, LLC
OMT Capital Management, LLC

Trading Advisors
2100 Xenon Group, LLC
Dominion Capital Management Institutional Advisors, Inc.
Northfield Trading LP
Revolution Capital Management, LLC

The Advisor has obtained an exemptive order from the Securities and Exchange Commission that permits the Advisor, subject to certain conditions and approval by the Trust’s Board of Trustees, to change sub-advisors (engaged by the Advisor to conduct the investment programs of each Portfolio of the Trust) without shareholder approval.

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This combined prospectus discusses each of the series (each a “Portfolio” and collectively the “Portfolios”) of the Trust. Each Portfolio is a no-load, diversified, open-end management investment company.

INVESTMENT OBJECTIVE, PRINCIPAL INVESTMENT STRATEGIES,
POLICIES AND PRINCIPAL RISKS

Each Portfolio’s investment objective may be changed without shareholder approval.  A Portfolio will provide shareholders with 60 days’ notice before changing its investment objective.

Long/Short Equity Portfolio

Investment Objective
The Long/Short Equity Portfolio seeks to achieve consistent returns with moderate correlation to traditional U.S. equities market indices and lower volatility of monthly returns over a market cycle.  A market cycle is three to five years

Principal Investment Strategies and Policies
To achieve its investment objective, the Portfolio, under normal market conditions, will invest at least 80% of its net assets (plus any borrowings for investment purposes) in equity and equity related securities that afford strategic and tactical opportunities to employ relative value and long and/or short strategies.  The Portfolio has no policy with respect to the capitalization of issuers in which it may invest and may invest in securities of all market capitalizations (small, mid and large capitalization companies). The securities held by the Portfolio may include common and preferred stock, options and futures contracts, privately negotiated options, and shares of investment companies.  The Portfolio seeks to achieve its objective by allocating its assets among a professionally selected group of one or more sub-advisors that employ a variety of investment techniques and strategies.  By allocating its assets among one or more sub-advisors, the Portfolio seeks to achieve its investment objective with less risk and lower volatility than if the Portfolio utilized a single manager or single strategy approach.  The Advisor believes that allocating among dissimilar investment styles that utilize different investment strategies and securities provides greater diversification against any market or sector related event volatility. Such a non-correlative approach among styles is expected to mitigate near-term volatility, as volatility in one sector or style may be offset by lack of volatility or volatility in the opposite direction in another sector or style.  The Advisor expects that the Portfolio’s investment strategy may result in a portfolio turnover rate in excess of 100% on an annual basis.

The principal strategies to be employed by the Portfolio include:

•
Long/Short Equity. These strategies are designed to take long and short positions by trading in common stock and preferred stock of U.S. and foreign issuers in an attempt to achieve capital appreciation.  The Long/Short Equity Sub-Strategies include the following:

o
Long/Short Equity – Generalist. Long/Short Equity Generalist strategies maintain positions both long and short in primarily equity and equity derivative securities. A wide variety of investment processes can be employed to arrive at an investment decision, including both quantitative and fundamental techniques; strategies are broadly diversified and can range broadly in terms of levels of net exposure, leverage employed, holding period, concentrations of market capitalizations and valuation ranges of typical portfolios. Long/Short Equity Generalist managers would typically maintain at least 50% exposure to, and may in some cases be entirely invested in, equities - both long and short.

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o
Long/Short Equity Sector Focused.  Long/Short Equity Sector Focused strategies employ investment processes designed to identify opportunities in securities in specific niche areas of the market in which a manager maintains a level of expertise which exceeds that of a market generalist in identifying companies engaged in the production and procurement of inputs to industrial processes, and implicitly sensitive to the direction of price trends as determined by shifts in supply and demand factors, and implicitly sensitive to the direction of broader economic trends.  Long/Short Equity Sector Focused strategies typically maintain a primary focus in this area or expect to maintain in excess of 50% of portfolio exposure to these sectors over various market cycles.

o
Long/Short Equity International.  Long/Short Equity International strategies employ investment processes designed to identify opportunities in securities in specific niche areas of the global non-US market, in which a manager maintains a level of expertise which exceeds that of a market generalist in identifying companies engaged in the production and procurement of inputs to industrial processes, and implicitly sensitive to the direction of price trends as determined by shifts in supply and demand factors, and implicitly sensitive to the direction of broader economic trends.  Long/Short Equity International strategies typically maintain a primary focus in this area and expects to maintain in excess of 50% of portfolio exposure to non-US securities.

o
Variable Biased Strategies.  Variable Biased strategies may vary the investment level or the level of long and/or short exposure over market cycles, but the primary distinguishing characteristic is that the manager seeks to drive performance through tactical adjustments to gross and net market exposures.  Variable Biased strategies employ analytical techniques in which the investment thesis is predicated on assessment of the valuation characteristics of the underlying companies as well as the global economic environment. The investment theses may be fundamental or technical in nature and a manager has a particular focus above that of a market generalist.

Principal Investment Risks

•
Aggressive Investment Risks. The Portfolio may employ investment strategies that involve greater risks than the strategies used by typical mutual funds, including short sales (which involve the risk of an unlimited increase in the market of the security sold short, which could result in a theoretically unlimited loss), leverage, commodities and financial futures and derivative transactions. Although the Portfolio uses hedged strategies, there is no assurance that hedged strategies will protect against losses or perform better than non-hedged strategies, and the Portfolio may use long only or short only strategies. The absolute return strategies employed by the Portfolio generally will emphasize hedged positions rather than non-hedged positions in securities and derivatives in an effort to protect against losses due to general movements in market prices; however, no assurance can be given that such hedging will be successful or that consistent absolute returns will be achieved.

•
Arbitrage Trading Risks. The principal risk associated with the Portfolio’s arbitrage investment strategies is that the underlying relationships between securities in which the Portfolio takes investment positions may change in an adverse manner, in which case the Portfolio may realize losses.

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•
Derivative Securities Risks. The Portfolio may invest in derivative securities. These are financial instruments that derive their performance from the performance of an underlying asset, index, interest rate or currency exchange rate. Derivatives can be volatile and involve various types and degrees of risks, depending upon the characteristics of a particular derivative. Derivatives may entail investment exposures that are greater than their cost would suggest, meaning that a small investment in a derivative could have a large potential impact on the performance of the Portfolio. The Portfolio could experience a loss if derivatives do not perform as anticipated, or are not correlated with the performance of other investments which they are used to hedge or if the Portfolio is unable to liquidate a position because of an illiquid secondary market. The market for many derivatives is, or suddenly can become, illiquid. Changes in liquidity may result in significant, rapid and unpredictable changes in the prices for derivatives.

•
Foreign Securities Risks. The Portfolio may invest in foreign securities, foreign currency contracts and depositary receipts relating to foreign securities. Investments in foreign financial markets, including developing countries, present political, regulatory and economic risks which are significant and which may differ in kind and degree from the risks presented by investments in the U.S. financial markets. These may include changes in foreign currency exchange rates or controls, greater price volatility, differences in accounting standards and policies, and in the type and nature of disclosures required to be provided by foreign issuers, substantially less liquidity, controls on foreign investment, and limitations on repatriation of invested capital. The exposure of the Portfolio to developing country financial markets may involve greater risk than a fund that invests only in developed country financial markets.

•
Illiquid Securities Risk. Illiquid securities involve the risk that the securities will not be able to be sold at the time or prices desired by the Portfolio. Illiquid securities are not readily marketable and may include some restricted securities that may be resold to qualified institutional buyers in private transactions but otherwise would not have a regular secondary trading market.

•
Options and Futures Risks. The Portfolio may invest in options and futures contracts. The Portfolio also may invest in so-called “synthetic options” or other derivative instruments written by broker-dealers or other financial intermediaries. Options transactions may be effected on securities exchanges or in the over-the-counter market. When options are purchased over -the-counter, the Portfolio bears the risk that the counterparty that wrote the option will be unable or unwilling to perform its obligations under the option contract. Such options may also be illiquid, and in such cases, the Portfolio may have difficulty closing out its position.

The Portfolio may purchase and sell call and put options in respect of specific securities, and may write and sell covered or uncovered call and put options. A call option gives the purchaser of the call option, in return for a premium paid, the right to buy the security underlying the option from the writer of the call option at a specified exercise price within a specified time frame. A put option gives the purchaser of the put option, in return for a premium paid, the right to sell the underlying security to the writer of the put option at a specified price within a specified time frame. A covered call option is a call option with respect to an underlying security that the Portfolio owns. A covered put option is a put option with respect to which the Portfolio has segregated cash or liquid securities to fulfill the obligation by the option. The purchaser of a put or call option runs the risk of losing his entire investment, paid as the premium, in a relatively short period of time if the option is not “covered” at a gain or cannot be exercised at a gain prior to expiration. The un-covered writer of a call option is subject to a risk of loss if the price of the underlying security should increase and the un-covered writer of a put option is subject to a risk of loss if the price of the underlying security should decrease.

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The Portfolio may enter into futures contracts in U.S. domestic markets or on exchanges located outside of the U.S. Foreign markets may offer advantages such as trading opportunities or arbitrage possibilities not available in the U.S.; foreign markets however, may have greater risk potential than domestic markets. For example, some foreign exchanges are principal markets, so that no common clearing facility exists and that an investor may look only to the broker or counterparty for the performance of the contract. Unlike trading on domestic commodity exchanges, trading on foreign commodity exchanges is not regulated by the Commodity Futures Trading Commission (“CFTC”).  The Portfolio may not be able to invest in certain foreign futures and option contracts that have not been approved for sale by U.S. persons.

No assurance can be given that a liquid market will exist for any particular futures contract at any particular time. Many futures exchanges and boards of trade limit the amount of fluctuation permitted in futures contract prices during a single trading day. Once the daily limit has been reached in a particular contract, no trades may be made that day at a price beyond that limit or trading may be suspended for specified periods during the trading day.

The Portfolio may purchase and sell single stock futures, stock index futures contracts, interest rate futures contracts, currency futures and other commodity futures. A stock index future obligates the Portfolio to pay or receive an amount of cash based upon the value of a stock index at a specified date in the future, such as the Standard & Poor’s 500 Composite Stock Price Index, NASDAQ High Technology Index, or similar foreign indices. An interest rate futures contract obligates the Portfolio to purchase or sell an amount of a specific debt security at a future date at a specified price. A currency futures contract obligates the Portfolio to purchase or sell an amount of a specific currency at a future date at a future price.

To the extent futures and/or options on futures are employed by the Portfolio, such use will be in accordance with Rule 4.5 of the Commodity Exchange Act (“CEA”).  The Trust, on behalf of the Portfolio, has filed a notice of eligibility for exclusion from the definition of the term “commodity pool operator” in accordance with Rule 4.5 and therefore, the Portfolio is not subject to registration or regulation as a commodity pool operator under the CEA.  Please see “Regulatory Risks Regarding Forwards, Futures, Swaps and Options” below for additional information.

•
Portfolio Turnover Risks. The Portfolio’s annual portfolio turnover rate may vary greatly from year to year, as well as within a given year. Active and frequent trading may lead to a greater proportion of the Portfolio’s gains being treated for federal income tax purposes as short-term capital gains (which are generally taxable as ordinary income when distributed to shareholders) or may cause the Portfolio to distribute taxable income to its shareholders sooner than it would have distributed income if the investments were held for longer periods of time. Frequent trading would also result in transaction costs, which could detract from the Portfolio’s performance.

•
Short Sale/Put and Call Options Risks. The Portfolio may engage in various hedging practices, which by definition entail substantial risks. For example, merger arbitrage strategies generally involve purchasing the shares of an announced acquisition target company at a discount to their expected value upon completion of the acquisition. If an acquisition is called off or otherwise not completed, the Portfolio may realize losses on the shares of the target company it acquired and on its short position in the acquirer’s securities. There can be no assurance that the securities necessary to cover a short position will be available for purchase. Purchasing securities to close out the short position can itself cause the price of the securities to rise further, thereby exacerbating the loss. Also, options transactions involve special risks that may make it difficult or impossible to unwind a position when the Portfolio desires.

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•
Smaller Capitalization Risks. The Portfolio may invest in securities without regard to market capitalization. Investments in securities of smaller companies may be subject to more abrupt or erratic market movements than larger, more established companies, because these securities typically are traded in lower volume and issuers are more typically subject to changes in earnings and future earnings prospects.

Market Neutral Portfolio (formerly, Market Neutral Equity)

Investment Objective
The Market Neutral Portfolio seeks to achieve capital appreciation.

Principal Investment Strategies and Policies
To achieve its investment objective, the Portfolio, under normal market conditions, will primarily invest in U.S. and foreign equity securities.  The Portfolio will also invest in equity real estate investment trust (“REIT”) securities that allow the Portfolio to capture some of the inefficiencies in market pricing of U.S. commercial real estate and in equity securities of issuers located in a variety of countries throughout the world that allow the Portfolio to capture some of the inefficiencies in market pricing of equity securities domiciled outside the U.S.  The Portfolio has no policy with respect to the capitalization of issuers in which it may invest and may invest in securities of all market capitalizations (small, mid and large capitalization companies). The securities held by the Portfolio may include common and preferred stock, nonconvertible and convertible debt of all maturities and qualities (including bonds commonly referred to as “junk bonds”), options and futures contracts, privately negotiated options, other derivative securities and shares of investment companies.  The Advisor expects that the Portfolio’s investment strategy may result in a portfolio turnover rate in excess of 100% on an annual basis.

The principal strategies to be employed by the Portfolio include:

•
Market or Sector Timing/Trading Strategies. The Portfolio may employ strategies designed to benefit from cyclical relationships between movement in certain market indices, sectors, security types, etc. that have demonstrated a degree of consistency and correlation to past movements similar in nature and magnitude.

•
Market Neutral Strategies. The Portfolio may employ strategies designed to exploit market inefficiencies, which involves being simultaneously invested in long and short matched portfolios generally of the same size, usually in the same market. These strategies are typically constructed to attempt to be beta neutral and attempt to control the industry, sector, market capitalization and other potential market bias exposures.

•
Relative Value/Arbitrage Strategies. The Portfolio may employ strategies that invest both long and short in related securities or other instruments in an effort to take advantage of perceived discrepancies in the market prices for such securities. This may include:

o	Pairs Trading — long and short positions in securities of different companies in the same industry.

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Principal Investment Risks

•
Aggressive Investment Risks. The Portfolio may employ investment strategies that involve greater risks than the strategies used by typical mutual funds, including short sales (which involve the risk of an unlimited increase in the market of the security sold short, which could result in a theoretically unlimited loss), leverage, commodities and financial futures and derivative transactions. Although the Portfolio uses hedged strategies, there is no assurance that hedged strategies will protect against losses or perform better than non-hedged strategies, and the Portfolio may use long only or short only strategies. The absolute return strategies employed by the Portfolio generally will emphasize hedged positions rather than non-hedged positions in securities and derivatives in an effort to protect against losses due to general movements in market prices; however, no assurance can be given that such hedging will be successful or that consistent absolute returns will be achieved.

•
Arbitrage Trading Risks. The principal risk associated with the Portfolio’s arbitrage investment strategies is that the underlying relationships between securities in which the Portfolio takes investment positions may change in an adverse manner, in which case the Portfolio may realize losses.

•
Derivative Securities Risks. The Portfolio may invest in derivative securities. These are financial instruments that derive their performance from the performance of an underlying asset, index, interest rate or currency exchange rate. Derivatives can be volatile and involve various types and degrees of risks, depending upon the characteristics of a particular derivative. Derivatives may entail investment exposures that are greater than their cost would suggest, meaning that a small investment in a derivative could have a large potential impact on the performance of the Portfolio. The Portfolio could experience a loss if derivatives do not perform as anticipated, or are not correlated with the performance of other investments which they are used to hedge or if the Portfolio is unable to liquidate a position because of an illiquid secondary market. The market for many derivatives is, or suddenly can become, illiquid. Changes in liquidity may result in significant, rapid and unpredictable changes in the prices for derivatives.

•
Fixed Income Securities Risks. Interest rates may go up resulting in a decrease in the value of the fixed income securities held by the Portfolio. Credit risk is the risk that an issuer will not make timely payments of principal and interest. There is also the risk that an issuer may “call,” or repay, its high yielding bonds (including bonds commonly referred to as “junk bonds”) before their maturity dates. Fixed income securities subject to prepayment can offer less potential for gains during a declining interest rate environment and similar or greater potential for loss in a rising interest rate environment. Limited trading opportunities for certain fixed income securities may make it more difficult to sell or buy a security at a favorable price or time.

•
Foreign Securities Risks. The Portfolio may invest in foreign securities, foreign currency contracts and depositary receipts relating to foreign securities. Investments in foreign financial markets, including developing countries, present political, regulatory and economic risks which are significant and which may differ in kind and degree from the risks presented by investments in the U.S. financial markets. These may include changes in foreign currency exchange rates or controls, greater price volatility, differences in accounting standards and policies, and in the type and nature of disclosures required to be provided by foreign issuers, substantially less liquidity, controls on foreign investment, and limitations on repatriation of invested capital. The exposure of the Portfolio to developing country financial markets may involve greater risk than a fund that invests only in developed country financial markets.

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•
High Yield Securities Risk. Fixed income securities that are rated below investment grade (i.e., “junk bonds”) are subject to additional risk factors such as increased possibility of default liquidation of the security, and changes in value based on public perception of the issuer.

•
Illiquid Securities Risk. Illiquid securities involve the risk that the securities will not be able to be sold at the time or prices desired by the Portfolio. Illiquid securities are not readily marketable and may include some restricted securities that may be resold to qualified institutional buyers in private transactions but otherwise would not have a regular secondary trading market.

•
Options and Futures Risks. The Portfolio may invest in options and futures contracts. The Portfolio also may invest in so-called “synthetic options” or other derivative instruments written by broker-dealers or other financial intermediaries. Options transactions may be effected on securities exchanges or in the over-the-counter market. When options are purchased over -the-counter, the Portfolio bears the risk that the counterparty that wrote the option will be unable or unwilling to perform its obligations under the option contract. Such options may also be illiquid, and in such cases, the Portfolio may have difficulty closing out its position.

The Portfolio may purchase and sell call and put options in respect of specific securities, and may write and sell covered or uncovered call and put options. A call option gives the purchaser of the call option, in return for a premium paid, the right to buy the security underlying the option from the writer of the call option at a specified exercise price within a specified time frame. A put option gives the purchaser of the put option, in return for a premium paid, the right to sell the underlying security to the writer of the put option at a specified price within a specified time frame. A covered call option is a call option with respect to an underlying security that the Portfolio owns. A covered put option is a put option with respect to which the Portfolio has segregated cash or liquid securities to fulfill the obligation by the option. The purchaser of a put or call option runs the risk of losing his entire investment, paid as the premium, in a relatively short period of time if the option is not “covered” at a gain or cannot be exercised at a gain prior to expiration. The un-covered writer of a call option is subject to a risk of loss if the price of the underlying security should increase and the un-covered writer of a put option is subject to a risk of loss if the price of the underlying security should decrease.

The Portfolio may enter into futures contracts in U.S. domestic markets or on exchanges located outside of the U.S. Foreign markets may offer advantages such as trading opportunities or arbitrage possibilities not available in the U.S.; foreign markets however, may have greater risk potential than domestic markets. For example, some foreign exchanges are principal markets, so that no common clearing facility exists and that an investor may look only to the broker or counterparty for the performance of the contract. Unlike trading on domestic commodity exchanges, trading on foreign commodity exchanges is not regulated by the CFTC.  The Portfolio may not be able to invest in certain foreign futures and option contracts that have not been approved for sale by U.S. persons.

No assurance can be given that a liquid market will exist for any particular futures contract at any particular time. Many futures exchanges and boards of trade limit the amount of fluctuation permitted in futures contract prices during a single trading day. Once the daily limit has been reached in a particular contract, no trades may be made that day at a price beyond that limit or trading may be suspended for specified periods during the trading day.

The Portfolio may purchase and sell single stock futures, stock index futures contracts, interest rate futures contracts, currency futures and other commodity futures. A stock index future obligates the Portfolio to pay or receive an amount of cash based upon the value of a stock index at a specified date in the future, such as the Standard & Poor’s 500 Composite Stock Price Index, NASDAQ High Technology Index, or similar foreign indices. An interest rate futures contract obligates the Portfolio to purchase or sell an amount of a specific debt security at a future date at a specified price. A currency futures contract obligates the Portfolio to purchase or sell an amount of a specific currency at a future date at a future price.

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To the extent futures and/or options on futures are employed by the Portfolio, such use will be in accordance with Rule 4.5 of the CEA.  The Trust, on behalf of the Portfolio, has filed a notice of eligibility for exclusion from the definition of the term “commodity pool operator” in accordance with Rule 4.5 and therefore, the Portfolio is not subject to registration or regulation as a commodity pool operator under the CEA.  Please see “Regulatory Risks Regarding Forwards, Futures, Swaps and Options” below for additional information.

•
Portfolio Turnover Risks. The Portfolio’s annual portfolio turnover rate may vary greatly from year to year, as well as within a given year. Active and frequent trading may lead to a greater proportion of the Portfolio’s gains being treated for federal income tax purposes as short-term capital gains (which are generally taxable as ordinary income when distributed to shareholders) or may cause the Portfolio to distribute taxable income to its shareholders sooner than it would have distributed income if the investments were held for longer periods of time. Frequent trading would also result in transaction costs, which could detract from the Portfolio’s performance.

•
REIT Risks. Investments in REITs will subject the Portfolio to various risks. REITs may be affected by changes in the value of the underlying property owned by the trusts.  REITs are dependent upon specialized management skill, may not be diversified and are subject to the risks of financing projects. REITs also are subject to heavy cash flow dependency, defaults by borrowers, self liquidation and the possibility of failing to qualify for the beneficial tax treatment available to REITs under the Internal Revenue Code of 1986 as amended, and to maintain exemption from the 1940 Act.  As a shareholder in a REIT, the Portfolio would bear, along with other shareholders, its pro rata portion of the REIT’s operating expenses.  These expenses would be in addition to the advisory and other expenses the Portfolio bears directly in connection with its own operations.  REITs pay dividends to their shareholders based upon available funds from operations. It is quite common for these dividends to exceed the REIT’s taxable earnings and profits resulting in the excess portion of such dividends being designated as a return of capital. The Portfolio intends to include the gross dividends from such REITs in their distributions to shareholders and, accordingly, a portion of the Portfolio’s distributions may also be designated as a return of capital.

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Short Sale/Put and Call Options Risks. The Portfolio may engage in various hedging practices, which by definition entail substantial risks. For example, merger arbitrage strategies generally involve purchasing the shares of an announced acquisition target company at a discount to their expected value upon completion of the acquisition. If an acquisition is called off or otherwise not completed, the Portfolio may realize losses on the shares of the target company it acquired and on its short position in the acquirer’s securities. There can be no assurance that the securities necessary to cover a short position will be available for purchase. Purchasing securities to close out the short position can itself cause the price of the securities to rise further, thereby exacerbating the loss. Also, options transactions involve special risks that may make it difficult or impossible to unwind a position when the Portfolio desires.

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Smaller Capitalization Risks. The Portfolio may invest in securities without regard to market capitalization. Investments in securities of smaller companies may be subject to more abrupt or erratic market movements than larger, more established companies, because these securities typically are traded in lower volume and issuers are more typically subject to changes in earnings and future earnings prospects.

Relative Value – Long/Short Debt Portfolio (formerly, Relative Value)

Investment Objective
The Relative Value – Long/Short Debt Portfolio seeks to achieve total return through current income, capital preservation and capital appreciation.

Principal Investment Strategies and Policies
To achieve its investment objective, the Portfolio, under normal market conditions, will invest at least 80% of its net assets (plus any borrowings for investment purposes) in long/short strategies that utilize debt and debt-related securities.  Such strategies are designed to allow the Portfolio to focus on opportunities to take advantage of perceived discrepancies in the market prices of certain convertible bond, common stock, fixed income and derivative securities. The Portfolio has no policy with respect to the capitalization of issuers in which it may invest and may invest in securities of all market capitalizations (small, mid and large capitalization companies). The Portfolio has no policy with respect to the rating or maturity of the debt securities in which it may invest and thus may invest in debt securities of varying qualities and maturities, including bonds commonly referred to as “junk bonds.” The Portfolio may invest in foreign securities (including those from developing countries), depositary receipts relating to foreign securities and may enter into equity, interest rate, index and currency rate swap agreements. Derivative instruments in which the Portfolio may invest include options, futures and swaps. The Portfolio invests in these types of instruments to both reduce risk through hedging, or to take market risk. The Portfolio may invest a substantial portion of its assets in securities that are not publicly traded, but that are eligible for purchase and sale by certain qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended, as well as other restricted securities. While the Portfolio may invest a substantial portion of its assets in restricted securities, it may not invest more than 15% of its net assets in illiquid securities. The Portfolio may also invest up to 100% of it’s assets in shares of other investment companies that invest in the types of securities mentioned above, including shares of exchange-traded funds (“ETFs”).  The Advisor expects that the Portfolio’s investment strategy may result in a portfolio turnover rate in excess of 100% on an annual basis.

The principal strategies to be employed by the Portfolio include:

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Relative Value – Long/Short Debt. These strategies are designed to take advantage of perceived discrepancies in the market prices of certain fixed income securities, certain convertible bond, common stock, and derivative securities and attempts to achieve total return through current income, capital preservation and capital appreciation. These strategies are based on credit assessments of individual issues and sectors and are effectuated by expressing views on specific credits by taking long and/or short positions in cash debt and debt-related securities, which may include corporate debt, sovereign debt, credit derivatives, common and preferred stock, options and futures contracts, privately negotiated options, shares of investment companies, bonds, credit derivatives and other financial instruments. The Relative Value – Long/Short Debt Sub-Strategies may include the following strategies utilizing long/short funds and/or short only funds:

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Multi-Strategy / Relative Value. The Portfolio may employ long and/or short strategies designed to take advantage of an investment thesis which is predicated on realization of a spread between related yield instruments in which one or multiple components of the spread contains a fixed income, derivative, equity, real estate, master limited partnership or combination of these or other instruments.

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Credit Arbitrage. The Portfolio may employ long and/or short strategies designed to isolate attractive opportunities in corporate fixed income securities; these include both senior and subordinated claims as well as bank debt and other outstanding obligations, structuring positions with little or no broad credit market exposure.

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Fixed Income – Corporate. The Portfolio may employ long and/or short strategies designed to take advantage of an investment thesis which is predicated on the realization of a spread between related instruments in which one or multiple components of the spread is a corporate fixed income instrument.

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Fixed Income – Sovereign. The Portfolio may employ long and/or short strategies designed to take advantage of an investment thesis which is predicated on the realization of a spread between related instruments in which one or multiple components of the spread is a sovereign fixed income instrument.

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Fixed Income and High Yield Investment Strategies. The Portfolio may employ long and/or short strategies designed to take advantage of deeply discounted debt securities of companies that appear to have significant upside potential.  The Portfolio may invest in debt securities that fall below investment grade debt — commonly referred to as “junk bonds.”

Principal Investment Risks

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Aggressive Investment Risks. The Portfolio may employ investment strategies that involve greater risks than the strategies used by typical mutual funds, including short sales (which involve the risk of an unlimited increase in the market of the security sold short, which could result in a theoretically unlimited loss), leverage, commodities and financial futures and derivative transactions. Although the Portfolio uses hedged strategies, there is no assurance that hedged strategies will protect against losses or perform better than non-hedged strategies, and the Portfolio may use long only or short only strategies. The absolute return strategies employed by the Portfolio generally will emphasize hedged positions rather than non-hedged positions in securities and derivatives in an effort to protect against losses due to general movements in market prices; however, no assurance can be given that such hedging will be successful or that consistent absolute returns will be achieved.

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Arbitrage Trading Risks. The principal risk associated with the Portfolio’s arbitrage investment strategies is that the underlying relationships between securities in which the Portfolio takes investment positions may change in an adverse manner, in which case the Portfolio may realize losses.

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Derivative Securities Risks. The Portfolio may invest in derivative securities. These are financial instruments that derive their performance from the performance of an underlying asset, index, interest rate or currency exchange rate. Derivatives can be volatile and involve various types and degrees of risks, depending upon the characteristics of a particular derivative. Derivatives may entail investment exposures that are greater than their cost would suggest, meaning that a small investment in a derivative could have a large potential impact on the performance of the Portfolio. The Portfolio could experience a loss if derivatives do not perform as anticipated, or are not correlated with the performance of other investments which they are used to hedge or if the Portfolio is unable to liquidate a position because of an illiquid secondary market. The market for many derivatives is, or suddenly can become, illiquid. Changes in liquidity may result in significant, rapid and unpredictable changes in the prices for derivatives.

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Distressed Securities Risks. Some of the risks involved with distressed securities include legal difficulties and negotiations with creditors and other claimants that are common when dealing with distressed companies. Because of the relative illiquidity of distressed debt and equity, short sales are difficult, and most funds are primarily long. Some relative value trades are possible, selling short one class of a distressed company’s capital structure and purchasing another. Among the many risks associated with distressed investing are the time lag between when an investment is made and when the value of the investment is realized and the legal and other monitoring costs that are involved in protecting the value of the Portfolio’s claims.

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Fixed Income Securities Risks. Interest rates may go up resulting in a decrease in the value of the fixed income securities held by the Portfolio. Credit risk is the risk that an issuer will not make timely payments of principal and interest. There is also the risk that an issuer may “call,” or repay, its high yielding bonds (including bonds commonly referred to as “junk bonds”) before their maturity dates. Fixed income securities subject to prepayment can offer less potential for gains during a declining interest rate environment and similar or greater potential for loss in a rising interest rate environment. Limited trading opportunities for certain fixed income securities may make it more difficult to sell or buy a security at a favorable price or time.

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Foreign Securities Risks. The Portfolio may invest in foreign securities, foreign currency contracts and depositary receipts relating to foreign securities. Investments in foreign financial markets, including developing countries, present political, regulatory and economic risks which are significant and which may differ in kind and degree from the risks presented by investments in the U.S. financial markets. These may include changes in foreign currency exchange rates or controls, greater price volatility, differences in accounting standards and policies, and in the type and nature of disclosures required to be provided by foreign issuers, substantially less liquidity, controls on foreign investment, and limitations on repatriation of invested capital. The exposure of the Portfolio to developing country financial markets may involve greater risk than a fund that invests only in developed country financial markets.

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High Yield Securities Risk. Fixed income securities that are rated below investment grade (i.e., “junk bonds”) are subject to additional risk factors such as increased possibility of default  liquidation of the security, and changes in value based on public perception of the issuer.

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Illiquid Securities Risk. Illiquid securities involve the risk that the securities will not be able to be sold at the time or prices desired by the Portfolio. Illiquid securities are not readily marketable and may include some restricted securities that may be resold to qualified institutional buyers in private transactions but otherwise would not have a regular secondary trading market.

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Options and Futures Risks. The Portfolio may invest in options and futures contracts. The Portfolio also may invest in so-called “synthetic options” or other derivative instruments written by broker-dealers or other financial intermediaries. Options transactions may be effected on securities exchanges or in the over-the-counter market. When options are purchased over -the-counter, the Portfolio bears the risk that the counterparty that wrote the option will be unable or unwilling to perform its obligations under the option contract. Such options may also be illiquid, and in such cases, the Portfolio may have difficulty closing out its position.

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The Portfolio may purchase and sell call and put options in respect of specific securities, and may write and sell covered or uncovered call and put options. A call option gives the purchaser of the call option, in return for a premium paid, the right to buy the security underlying the option from the writer of the call option at a specified exercise price within a specified time frame. A put option gives the purchaser of the put option, in return for a premium paid, the right to sell the underlying security to the writer of the put option at a specified price within a specified time frame. A covered call option is a call option with respect to an underlying security that the Portfolio owns. A covered put option is a put option with respect to which the Portfolio has segregated cash or liquid securities to fulfill the obligation by the option. The purchaser of a put or call option runs the risk of losing his entire investment, paid as the premium, in a relatively short period of time if the option is not “covered” at a gain or cannot be exercised at a gain prior to expiration. The un-covered writer of a call option is subject to a risk of loss if the price of the underlying security should increase and the un-covered writer of a put option is subject to a risk of loss if the price of the underlying security should decrease.

The Portfolio may enter into futures contracts in U.S. domestic markets or on exchanges located outside of the U.S. Foreign markets may offer advantages such as trading opportunities or arbitrage possibilities not available in the U.S.; foreign markets however, may have greater risk potential than domestic markets. For example, some foreign exchanges are principal markets, so that no common clearing facility exists and that an investor may look only to the broker or counter-party for the performance of the contract. Unlike trading on domestic commodity exchanges, trading on foreign commodity exchanges is not regulated by the CFTC.  The Portfolio may not be able to invest in certain foreign futures and option contracts that have not been approved for sale by U.S. persons.

No assurance can be given that a liquid market will exist for any particular futures contract at any particular time. Many futures exchanges and boards of trade limit the amount of fluctuation permitted in futures contract prices during a single trading day. Once the daily limit has been reached in a particular contract, no trades may be made that day at a price beyond that limit or trading may be suspended for specified periods during the trading day.

The Portfolio may purchase and sell single stock futures, stock index futures contracts, interest rate futures contracts, currency futures and other commodity futures. A stock index future obligates the Portfolio to pay or receive an amount of cash based upon the value of a stock index at a specified date in the future, such as the Standard & Poor’s 500 Composite Stock Price Index, NASDAQ High Technology Index, or similar foreign indices. An interest rate futures contract obligates the Portfolio to purchase or sell an amount of a specific debt security at a future date at a specified price. A currency futures contract obligates the Portfolio to purchase or sell an amount of a specific currency at a future date at a future price.

To the extent futures and/or options on futures are employed by the Portfolio, such use will be in accordance with Rule 4.5 of the CEA.  The Trust, on behalf of the Portfolio, has filed a notice of eligibility for exclusion from the definition of the term “commodity pool operator” in accordance with Rule 4.5 and therefore, the Portfolio is not subject to registration or regulation as a commodity pool operator under the CEA.  Please see “Regulatory Risks Regarding Forwards, Futures, Swaps and Options” below for additional information.

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Portfolio Turnover Risks. The Portfolio’s annual portfolio turnover rate may vary greatly from year to year, as well as within a given year. Active and frequent trading may lead to a greater proportion of the Portfolio’s gains being treated for federal income tax purposes as short-term capital gains (which are generally taxable as ordinary income when distributed to shareholders) or may cause the Portfolio to distribute taxable income to its shareholders sooner than it would have distributed income if the investments were held for longer periods of time. Frequent trading would also result in transaction costs, which could detract from the Portfolio’s performance.

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Privately Negotiated Options Risks. The Portfolio intends to invest in privately negotiated options. Each privately negotiated option will be based on an asset or a basket of securities selected by the Portfolio. The counterparty to each privately negotiated option will typically be a financial institution (or an affiliate of a financial institution) that is experienced in the field of alternative investments. Upon expiration or termination of a privately negotiated option, the Portfolio will be entitled to a cash payment from the counterparty if the value of the asset or basket at that time is favorable to the Portfolio in comparison to the exercise price for the privately negotiated option. As with more traditional options, privately negotiated options will allow for the use of economic leverage. Although the Portfolio will not be exposed to risk of loss in excess of its payment for a privately negotiated option, the Portfolio may incur losses that are magnified by the use of leverage and the payment of fees to the counterparty. The Portfolio will also be exposed to the risk that the counterparty is unable to pay the settlement price upon the termination or expiration of a privately negotiated option.

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Short Sale/Put and Call Options Risks. The Portfolio may engage in various hedging practices, which by definition entail substantial risks. For example, merger arbitrage strategies generally involve purchasing the shares of an announced acquisition target company at a discount to their expected value upon completion of the acquisition. If an acquisition is called off or otherwise not completed, the Portfolio may realize losses on the shares of the target company it acquired and on its short position in the acquirer’s securities. There can be no assurance that the securities necessary to cover a short position will be available for purchase. Purchasing securities to close out the short position can itself cause the price of the securities to rise further, thereby exacerbating the loss. Also, options transactions involve special risks that may make it difficult or impossible to unwind a position when the Portfolio desires.

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Smaller Capitalization Risks. The Portfolio may invest in securities without regard to market capitalization. Investments in securities of smaller companies may be subject to more abrupt or erratic market movements than larger, more established companies, because these securities typically are traded in lower volume and issuers are more typically subject to changes in earnings and future earnings prospects.

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Swap Agreement Risks. The Portfolio may enter into equity, interest rate, index, credit default and currency rate swap agreements. Swap agreements are two-party contracts entered into primarily by institutional investors for periods ranging from a few weeks to more than a year. In a standard swap transaction, two parties agree to exchange the returns earned on specific assets, such as the return on, or increase in value of, a particular dollar amount invested at a particular interest rate, in a particular foreign currency, or in a “basket” of securities representing a particular index. A swap contract may not be assigned without the consent of the counter-party, and may result in losses in the event of a default or bankruptcy of the counter-party.

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Managed Futures Strategies Portfolio

Investment Objective
The Managed Futures Strategies Portfolio seeks to achieve positive returns in both rising and falling equity markets with an annualized level of volatility that is generally lower than the historic level of volatility experienced by traditional equity markets.

Principal Investment Strategies and Policies
To achieve its investment objective, the Portfolio will allocate its assets to a “managed futures” strategy, which includes as a component, a “fixed income” sub-strategy. The managed futures strategy is intended to capture macroeconomic trends in the commodities and financial futures markets, and the fixed income strategy is intended to generate interest income and capital appreciation to add diversification to the returns generated by the Portfolio’s portfolio.  The Advisor expects that the Portfolio’s investment strategy may result in a portfolio turnover rate in excess of 100% on an annual basis.

The principal strategies to be employed by the Portfolio include:

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Managed Futures. The Portfolio pursues its managed futures strategy primarily by investing up to 25% of its total assets in Hatteras Trading Advisors, a wholly-owned and controlled subsidiary formed under the laws of the Cayman Islands (the “Subsidiary”). The Subsidiary is advised by the Advisor and has the same investment objective as the Portfolio. The Subsidiary is subject to compliance policies and procedures that are the same as the Portfolio’s compliance policies and procedures.  The Subsidiary invests the majority of its assets in accounts, including collateral accounts for the purpose of entering into swap transactions, (“Trading Accounts”) traded by third-party commodity trading advisors (“Trading Advisors”).  The Advisor monitors the performance of the Trading Advisors and Trading Accounts and seeks to achieve the Portfolio’s investment objective by allocating and reallocating the Subsidiary’s assets among Trading Accounts. The Advisor may decide to not allocate or reallocate assets to all Trading Accounts and may decide to not allocate assets evenly among the Trading Accounts. The Advisor allocates the assets of the Subsidiary among the Trading Accounts to provide exposure to each Trading Advisor’s managed futures programs which the Advisor believes to be complementary to one another and consistent with the aim of moderating risk by diversifying the Portfolio’s exposure to futures contracts and other derivative instruments across trading methodologies, trading time horizons, sectors and geography.
“Managed futures program” refers to a Trading Advisor’s particular trading strategy or strategies which contribute to the Portfolio’s overall managed futures investment strategy.  The Advisor expects the Trading Advisors to trade independently of each other and, as a group, to employ a wide variety of discretionary and systematic managed futures programs in the global currency futures, fixed income futures, commodity futures and equity futures markets.

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Managed Futures – Discretionary. The Portfolio may employ discretionary strategies that are primarily reliant on the evaluation of market data, relationships and influences, as interpreted by an individual or group of individuals who make decisions on portfolio positions.  These strategies employ an investment process most heavily influenced by top down analysis of macroeconomic variables.  Positions may be traded actively in developed and emerging markets, focusing on both absolute and relative levels on equity markets, interest rates/fixed income markets, currency and commodity markets and frequently employing spread trades to isolate a differential between instruments identified by the Trading Advisor to be inconsistent with expected value. Portfolio positions typically are predicated on the evolution of investment themes the Trading Advisor expects to materialize over a relevant timeframe, which in many cases contain contrarian or volatility focused components.

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Managed Futures – Systematic. The Portfolio may employ systematic strategies that implement processes typically as a function of mathematical, algorithmic and technical models, with little or no influence of individuals over the portfolio positioning. These strategies employ an investment process designed to identify opportunities in markets exhibiting trending or momentum characteristics across individual instruments or asset classes. These strategies typically employ quantitative processes which focus on statistically robust or technical patterns in the return series of the asset, and typically focus on highly liquid instruments and maintain shorter holding periods than either discretionary or mean reverting strategies. Although some strategies seek to employ counter trend models, these strategies benefit most from an environment characterized by persistent, discernable trending behavior.

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Fixed Income. The Portfolio expects to allocate the Portfolio’s assets that are not allocated to the Managed Futures Strategy to a fixed income strategy that invests primarily in investment grade fixed income securities (of all durations and maturities) and ETFs in order to generate interest income and capital appreciation, which may add diversification to the returns generated by the Portfolio’s managed futures portfolio. The fixed income strategy may also include investments in exchange-traded notes (“ETNs”).

Each of the following Trading Advisors directs the trading of a different Trading Account pursuant to a managed futures program:

2100 Xenon Group, LLC
Dominion Capital Management Institutional Advisors, Inc.
Northfield Trading LP
Revolution Capital Management, LLC

From time to time and for various reasons, the Advisor may terminate its agreement with a Trading Advisor and possibly wind down the respective Trading Accounts.

Principal Investment Risks

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Aggressive Investment Risks. The Portfolio may employ investment strategies that involve greater risks than the strategies used by typical mutual funds, including short sales (which involve the risk of an unlimited increase in the market of the security sold short, which could result in a theoretically unlimited loss), leverage, commodities and financial futures and derivative transactions. Although the Portfolio uses hedged strategies, there is no assurance that hedged strategies will protect against losses or perform better than non-hedged strategies, and the Portfolio may use long only or short only strategies. The absolute return strategies employed by the Portfolio generally will emphasize hedged positions rather than non-hedged positions in securities and derivatives in an effort to protect against losses due to general movements in market prices; however, no assurance can be given that such hedging will be successful or that consistent absolute returns will be achieved.

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Derivative Securities Risks. The Portfolio may invest in derivative securities. These are financial instruments that derive their performance from the performance of an underlying asset, index, interest rate or currency exchange rate. Derivatives can be volatile and involve various types and degrees of risks, depending upon the characteristics of a particular derivative. Derivatives may entail investment exposures that are greater than their cost would suggest, meaning that a small investment in a derivative could have a large potential impact on the performance of the Portfolio. The Portfolio could experience a loss if derivatives do not perform as anticipated, or are not correlated with the performance of other investments which they are used to hedge or if the Portfolio is unable to liquidate a position because of an illiquid secondary market. The market for many derivatives is, or suddenly can become, illiquid. Changes in liquidity may result in significant, rapid and unpredictable changes in the prices for derivatives.

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ETN Risk. ETNs are debt securities that combine certain aspects of ETFs and bonds. ETNs are not investment companies and thus are not regulated under the 1940 Act. ETNs, like ETFs, are traded on stock exchanges and generally track specified market indices, and their value depends on the performance of the underlying index and the credit rating of the issuer. ETNs may be held to maturity, but unlike bonds there are no periodic interest payments and principal is not protected.

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Fixed Income Securities Risks. Interest rates may go up resulting in a decrease in the value of the fixed income securities held by the Portfolio. Credit risk is the risk that an issuer will not make timely payments of principal and interest. There is also the risk that an issuer may “call,” or repay, its high yielding bonds (including bonds commonly referred to as “junk bonds”) before their maturity dates. Fixed income securities subject to prepayment can offer less potential for gains during a declining interest rate environment and similar or greater potential for loss in a rising interest rate environment. Limited trading opportunities for certain fixed income securities may make it more difficult to sell or buy a security at a favorable price or time.

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Sector Focus Risks. The Portfolio, through its investment in the Subsidiary, focuses its investments in the commodity futures markets, which have historically experienced substantial price volatility. The Portfolio, through its investment in the Subsidiary, may also have substantial exposure to financial services sectors.  These sector focuses subject the Portfolio to greater risk of loss as a result of adverse economic, business or other developments affecting theses sectors, than if the Subsidiary’s investments were diversified across different sectors and markets.

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Managed Futures Strategy/Commodities Risks. Exposure to the commodities markets through investment in managed futures programs may subject the Portfolio to greater volatility than investments in traditional securities. Prices of commodities and related contracts may fluctuate significantly over short periods for a variety of reasons, including changes in interest rates, supply and demand relationships and balances of payments and trade; weather and natural disasters; governmental, agricultural, trade, fiscal, monetary and exchange control programs and policies; acts of terrorism, tariffs and U.S. and international economic, political, military and regulatory developments. The commodity markets are subject to temporary distortions and other disruptions. U.S. futures exchanges and some foreign exchanges have regulations that limit the amount of fluctuation in futures contract prices, which may occur during a single business day. Once a limit price has been reached in a particular contract, no trades may be made at a different price. Limit prices have the effect of precluding trading in a particular contract or forcing the liquidation of contracts at disadvantageous times or prices. These circumstances could adversely affect the value of the Portfolio’s commodity-linked investments. The profitability of any managed futures program depends primarily on the ability of its trading advisor to predict price movements of derivatives. The Trading Advisors’ trading methods may not take all of these factors into account.

The Trading Advisors’ managed futures programs use derivative instruments that are actively traded and that involve significant risks.  The derivative instruments traded include futures, options and forward contracts and other derivative instruments on commodities, currencies and equities that have inherent leverage and price volatility that result in greater risk than instruments used by typical mutual funds, and the systematic programs used to trade them may rely on investment strategies that are not fully disclosed, which may in turn result in risks that are not anticipated. The programs employed by the Trading Advisors may also be subject to certain trading costs, including brokerage commissions and various exchange fees. These costs are in addition to the operating expenses associated with the Portfolio. The combined impact of these costs will reduce Portfolio performance.

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Options and Futures Risks. The Portfolio may invest in options and futures contracts. The Portfolio also may invest in so-called “synthetic options” or other derivative instruments written by broker-dealers or other financial intermediaries. Options transactions may be effected on securities exchanges or in the over-the-counter market. When options are purchased over-the-counter, the Portfolio bears the risk that the counterparty that wrote the option will be unable or unwilling to perform its obligations under the option contract. Such options may also be illiquid, and in such cases, the Portfolio may have difficulty closing out its position.

The Portfolio may purchase and sell call and put options in respect of specific securities, and may write and sell covered or uncovered call and put options. A call option gives the purchaser of the call option, in return for a premium paid, the right to buy the security underlying the option from the writer of the call option at a specified exercise price within a specified time frame. A put option gives the purchaser of the put option, in return for a premium paid, the right to sell the underlying security to the writer of the put option at a specified price within a specified time frame. A covered call option is a call option with respect to an underlying security that the Portfolio owns. A covered put option is a put option with respect to which the Portfolio has segregated cash or liquid securities to fulfill the obligation by the option. The purchaser of a put or call option runs the risk of losing his entire investment, paid as the premium, in a relatively short period of time if the option is not “covered” at a gain or cannot be exercised at a gain prior to expiration. The un-covered writer of a call option is subject to a risk of loss if the price of the underlying security should increase and the un-covered writer of a put option is subject to a risk of loss if the price of the underlying security should decrease.

The Portfolio may enter into futures contracts in U.S. domestic markets or on exchanges located outside of the U.S. Foreign markets may offer advantages such as trading opportunities or arbitrage possibilities not available in the U.S.; foreign markets however, may have greater risk potential than domestic markets. For example, some foreign exchanges are principal markets, so that no common clearing facility exists and that an investor may look only to the broker or counter-party for the performance of the contract. Unlike trading on domestic commodity exchanges, trading on foreign commodity exchanges is not regulated by the CFTC.  The Portfolio may not be able to invest in certain foreign futures and option contracts that have not been approved for sale by U.S. persons.

No assurance can be given that a liquid market will exist for any particular futures contract at any particular time. Many futures exchanges and boards of trade limit the amount of fluctuation permitted in futures contract prices during a single trading day. Once the daily limit has been reached in a particular contract, no trades may be made that day at a price beyond that limit or trading may be suspended for specified periods during the trading day.

The Portfolio may purchase and sell single stock futures, stock index futures contracts, interest rate futures contracts, currency futures and other commodity futures. A stock index future obligates the Portfolio to pay or receive an amount of cash based upon the value of a stock index at a specified date in the future, such as the Standard & Poor’s 500 Composite Stock Price Index, NASDAQ High Technology Index, or similar foreign indices. An interest rate futures contract obligates the Portfolio to purchase or sell an amount of a specific debt security at a future date at a specified price. A currency futures contract obligates the Portfolio to purchase or sell an amount of a specific currency at a future date at a future price.

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To the extent futures and/or options on futures are employed by the Portfolio, such use will be in accordance with the rules of the CEA.  The Advisor has registered as a commodity pool operator with respect to its management of the Portfolio.  Please see “Regulatory Risks Regarding Forwards, Futures, Swaps and Options” below for additional information.

The aforementioned futures contracts risks are heightened in the Managed Futures Strategies Portfolio, which will allocate its assets, through its investment in the Subsidiary, to Trading Advisors that employ managed futures programs that actively trade futures contracts.

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Portfolio Turnover Risks. The Portfolio’s annual portfolio turnover rate may vary greatly from year to year, as well as within a given year. Active and frequent trading may lead to a greater proportion of the Portfolio’s gains being treated for federal income tax purposes as short-term capital gains (which are generally taxable as ordinary income when distributed to shareholders) or may cause the Portfolio to distribute taxable income to its shareholders sooner than it would have distributed income if the investments were held for longer periods of time. Frequent trading would also result in transaction costs, which could detract from the Portfolio’s performance.

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Privately Negotiated Options Risks. The Portfolio intends to invest in privately negotiated options. Each privately negotiated option will be based on an asset or a basket of securities selected by the Portfolio. The counterparty to each privately negotiated option will typically be a financial institution (or an affiliate of a financial institution) that is experienced in the field of alternative investments. Upon expiration or termination of a privately negotiated option, the Portfolio will be entitled to a cash payment from the counterparty if the value of the asset or basket at that time is favorable to the Portfolio in comparison to the exercise price for the privately negotiated option. As with more traditional options, privately negotiated options will allow for the use of economic leverage. Although the Portfolio will not be exposed to risk of loss in excess of its payment for a privately negotiated option, the Portfolio may incur losses that are magnified by the use of leverage and the payment of fees to the counterparty. The Portfolio will also be exposed to the risk that the counterparty is unable to pay the settlement price upon the termination or expiration of a privately negotiated option.

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Subsidiary Risks. By investing in the Subsidiary and, indirectly, in the Trading Accounts, the Portfolio will be indirectly exposed to the risks associated with the Subsidiary’s and the Trading Accounts’ respective investments. The Subsidiary and the Trading Accounts are not registered under the 1940 Act and, unless otherwise noted in this Prospectus, are not subject to all of the investor protections of the 1940 Act. Changes in the laws of the United States, the U.S. states or the Cayman Islands, under which the Portfolio, the Trading Accounts and the Subsidiary are organized and operated, as applicable, could prevent the Portfolio, the Subsidiary or the Trading Accounts from operating as described in this Prospectus and could negatively affect the Portfolio and its shareholders. In addition, the Cayman Islands currently does not impose any income, corporate, capital gain or withholding taxes on the Subsidiary. If this were to change and the Subsidiary were required to pay Cayman Island taxes, the investment returns of the Portfolio would be adversely affected.

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Swap Agreement Risks. The Portfolio may enter into equity, interest rate, index, commodity, credit default and currency rate swap agreements. Swap agreements are two-party contracts entered into primarily by institutional investors for periods ranging from a few weeks to more than a year. In a standard swap transaction, two parties agree to exchange the returns earned on specific assets, such as the return on, or increase in value of, a particular dollar amount invested at a particular interest rate, in a particular foreign currency, or in a “basket” of securities representing a particular index. A swap contract may not be assigned without the consent of the counter-party, and may result in losses in the event of a default or bankruptcy of the counterparty.

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Tax Risks. The Portfolio intends to achieve exposure to the commodity and financial futures markets primarily by investing in the Subsidiary, which, in turn, will invest in the Trading Accounts. To qualify for the tax treatment available to regulated investment companies under the Code, the Portfolio must derive at least 90% of its gross income for each taxable year from sources treated as “qualifying income” under the Code. Income derived from direct investments in commodities is not qualifying income. The Internal Revenue Service (the “IRS”) has issued a revenue ruling concluding that income and gains from certain commodity-linked derivatives are not qualifying income for purposes of the 90% gross income test. However, the IRS has indicated in a subsequent revenue ruling that income from certain alternative investment instruments (such as certain structured notes) with exposure to commodities may constitute qualifying income for these purposes. The IRS has also issued private letter rulings to certain regulated investment companies holding that income from (i) certain commodity index-linked notes and (ii) investments in wholly-owned subsidiaries similar to the Subsidiary is qualifying income for purposes of the 90% gross income test. However, each of these private letter rulings applies only to the taxpayer that requested it and may not be used or cited as precedent. The Portfolio has not received and does not intend to seek such a ruling from the IRS. Rather, the Portfolio intends to take the position that income from the Portfolio’s investment in commodity index-linked notes and in the Subsidiary will constitute qualifying income for these purposes and the Portfolio has obtained a legal opinion in support of this position.  However, this tax treatment is not entirely clear. The tax treatment of the Portfolio’s investment in commodity linked notes or in the Subsidiary could also be adversely affected by future legislation, Treasury regulations or guidance issued by the IRS.

Event DrivenPortfolio

Investment Objective
The Event Driven Portfolio seeks to achieve capital appreciation.

Principal Investment Strategies and Policies
To achieve its investment objective, the Portfolio, under normal market conditions, will invest at least 80% of its net assets (plus any borrowings for investment purposes) in securities whose prices are or will be impacted by a corporate event.  The Portfolio has no policy with respect to the capitalization of issuers in which it may invest and may invest in securities of all market capitalizations (small, mid and large capitalization companies). The securities held by the Portfolio may include common and preferred stock, nonconvertible and convertible debt of all maturities and qualities (including bonds commonly referred to as “junk bonds”) and shares of investment companies. The Portfolio may invest in foreign securities (including those from developing countries), depositary receipts relating to foreign securities and may enter into equity, interest rate, index and currency rate swap agreements. Derivative instruments in which the Portfolio may invest include options, futures and swaps. The Portfolio invests in these types of instruments to both reduce risk through hedging, or to take market risk.  The Advisor expects that the Portfolio’s investment strategy may result in a portfolio turnover rate in excess of 100% on an annual basis.

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The principal strategies to be employed by the Portfolio include:

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Event Driven Strategies. The Portfolio may employ strategies designed to capture price movements generated by anticipated corporate events such as investing in companies involved in special situations, including, but not limited to, mergers, acquisitions, asset sales, spin-offs, balance sheet restructuring, bankruptcy and other situations. The Event Driven Sub-Strategies may include the following strategies:

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Event Driven – Activist.   The Portfolio may employ event driven activist strategies where a manager may take an active role, by obtaining or attempting to obtain representation of the company's board of directors in an effort to impact the firm's policies or strategic direction and in some cases may advocate activities such as division or asset sales, partial or complete corporate divestiture, dividend or share buybacks, and changes in management. Strategies employ an investment process primarily focused on opportunities in equity and equity related instruments of companies. These companies are typically engaged or prospectively engaged in a corporate transaction, security issuance/repurchase, asset sales, division spin-off or other catalyst oriented situation.

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Event Driven – Merger Arbitrage.  The Portfolio may employ event driven merger arbitrage strategies primarily focused on opportunities in equity and equity related securities of companies which are currently engaged in a corporate transaction. Merger Arbitrage involves primarily announced transactions, typically with limited or no exposure to situations which pre-, post-date or situations in which no formal announcement is expected to occur.

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Event Driven – Distressed/Restructuring.  The Portfolio may employ an investment process focused on corporate fixed income instruments, primarily on corporate credit instruments of companies trading at significant discounts to their value at issuance or obliged (par value) at maturity as a result of either formal bankruptcy proceeding or financial market perception of near term proceedings. Managers are typically actively involved with the management of these companies, frequently involved on creditors' committees in negotiating the exchange of securities for alternative obligations, either swaps of debt, equity or hybrid securities. Managers employ fundamental credit processes focused on valuation and asset coverage of securities of distressed firms; in most cases portfolio exposures are concentrated in instruments which are publicly traded, in some cases actively and in others under reduced liquidity but in general for which a reasonable public market exists.

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Event Driven – Event Equity/Debt. The Portfolio may employ an investment strategy in which it maintains positions in companies currently or prospectively involved in corporate transactions of a wide variety including, but not limited to, mergers, restructurings, financial distress, tender offers, shareholder buybacks, debt exchanges, security issuance or other capital structure adjustments. Security types can range from most senior in the capital structure to most junior or subordinated, and frequently involve additional derivative securities. Event Driven exposure includes a combination of sensitivities to equity markets, credit markets and idiosyncratic, company specific developments. Investment theses are typically predicated on fundamental characteristics (as opposed to quantitative), with the realization of the thesis predicated on a specific development exogenous to the existing capital structure.

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Principal Investment Risks

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Aggressive Investment Risks. The Portfolio may employ investment strategies that involve greater risks than the strategies used by typical mutual funds, including short sales (which involve the risk of an unlimited increase in the market of the security sold short, which could result in a theoretically unlimited loss), leverage, commodities and financial futures and derivative transactions. Although the Portfolio uses hedged strategies, there is no assurance that hedged strategies will protect against losses or perform better than non-hedged strategies, and the Portfolio may use long only or short only strategies. The absolute return strategies employed by the Portfolio generally will emphasize hedged positions rather than non-hedged positions in securities and derivatives in an effort to protect against losses due to general movements in market prices; however, no assurance can be given that such hedging will be successful or that consistent absolute returns will be achieved.

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Arbitrage Trading Risks. The principal risk associated with the Portfolio’s arbitrage investment strategies is that the underlying relationships between securities in which the Portfolio takes investment positions may change in an adverse manner, in which case the Portfolio may realize losses.

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Derivative Securities Risks. The Portfolio may invest in derivative securities. These are financial instruments that derive their performance from the performance of an underlying asset, index, interest rate or currency exchange rate. Derivatives can be volatile and involve various types and degrees of risks, depending upon the characteristics of a particular derivative. Derivatives may entail investment exposures that are greater than their cost would suggest, meaning that a small investment in a derivative could have a large potential impact on the performance of the Portfolio. The Portfolio could experience a loss if derivatives do not perform as anticipated, or are not correlated with the performance of other investments which they are used to hedge or if the Portfolio is unable to liquidate a position because of an illiquid secondary market. The market for many derivatives is, or suddenly can become, illiquid. Changes in liquidity may result in significant, rapid and unpredictable changes in the prices for derivatives.

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Distressed Securities Risks. Some of the risks involved with distressed securities include legal difficulties and negotiations with creditors and other claimants that are common when dealing with distressed companies. Because of the relative illiquidity of distressed debt and equity, short sales are difficult, and most funds are primarily long. Some relative value trades are possible, selling short one class of a distressed company’s capital structure and purchasing another. Among the many risks associated with distressed investing are the time lag between when an investment is made and when the value of the investment is realized and the legal and other monitoring costs that are involved in protecting the value of the Portfolio’s claims.

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Fixed Income Securities Risks. Interest rates may go up resulting in a decrease in the value of the fixed income securities held by the Portfolio. Credit risk is the risk that an issuer will not make timely payments of principal and interest. There is also the risk that an issuer may “call,” or repay, its high yielding bonds (including bonds commonly referred to as “junk bonds”) before their maturity dates. Fixed income securities subject to prepayment can offer less potential for gains during a declining interest rate environment and similar or greater potential for loss in a rising interest rate environment. Limited trading opportunities for certain fixed income securities may make it more difficult to sell or buy a security at a favorable price or time.

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Foreign Securities Risks. The Portfolio may invest in foreign securities, foreign currency contracts and depositary receipts relating to foreign securities. Investments in foreign financial markets, including developing countries, present political, regulatory and economic risks which are significant and which may differ in kind and degree from the risks presented by investments in the U.S. financial markets. These may include changes in foreign currency exchange rates or controls, greater price volatility, differences in accounting standards and policies, and in the type and nature of disclosures required to be provided by foreign issuers, substantially less liquidity, controls on foreign investment, and limitations on repatriation of invested capital. The exposure of the Portfolio to developing country financial markets may involve greater risk than a fund that invests only in developed country financial markets.

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High Yield Securities Risk. Fixed income securities that are rated below investment grade (i.e., “junk bonds”) are subject to additional risk factors such as increased possibility of default liquidation of the security, and changes in value based on public perception of the issuer.

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Illiquid Securities Risk. Illiquid securities involve the risk that the securities will not be able to be sold at the time or prices desired by the Portfolio. Illiquid securities are not readily marketable and may include some restricted securities that may be resold to qualified institutional buyers in private transactions but otherwise would not have a regular secondary trading market.

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Options and Futures Risks. The Portfolio may invest in options and futures contracts. The Portfolio also may invest in so-called “synthetic options” or other derivative instruments written by broker-dealers or other financial intermediaries. Options transactions may be effected on securities exchanges or in the over-the-counter market. When options are purchased over-the-counter, the Portfolio bears the risk that the counterparty that wrote the option will be unable or unwilling to perform its obligations under the option contract. Such options may also be illiquid, and in such cases, the Portfolio may have difficulty closing out its position.

The Portfolio may purchase and sell call and put options in respect of specific securities, and may write and sell covered or uncovered call and put options. A call option gives the purchaser of the call option, in return for a premium paid, the right to buy the security underlying the option from the writer of the call option at a specified exercise price within a specified time frame. A put option gives the purchaser of the put option, in return for a premium paid, the right to sell the underlying security to the writer of the put option at a specified price within a specified time frame. A covered call option is a call option with respect to an underlying security that the Portfolio owns. A covered put option is a put option with respect to which the Portfolio has segregated cash or liquid securities to fulfill the obligation by the option. The purchaser of a put or call option runs the risk of losing his entire investment, paid as the premium, in a relatively short period of time if the option is not “covered” at a gain or cannot be exercised at a gain prior to expiration. The un-covered writer of a call option is subject to a risk of loss if the price of the underlying security should increase and the un-covered writer of a put option is subject to a risk of loss if the price of the underlying security should decrease.

The Portfolio may enter into futures contracts in U.S. domestic markets or on exchanges located outside of the U.S. Foreign markets may offer advantages such as trading opportunities or arbitrage possibilities not available in the U.S.; foreign markets however, may have greater risk potential than domestic markets. For example, some foreign exchanges are principal markets, so that no common clearing facility exists and that an investor may look only to the broker or counter-party for the performance of the contract. Unlike trading on domestic commodity exchanges, trading on foreign commodity exchanges is not regulated by the CFTC.  The Portfolio may not be able to invest in certain foreign futures and option contracts that have not been approved for sale by U.S. persons.

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No assurance can be given that a liquid market will exist for any particular futures contract at any particular time. Many futures exchanges and boards of trade limit the amount of fluctuation permitted in futures contract prices during a single trading day. Once the daily limit has been reached in a particular contract, no trades may be made that day at a price beyond that limit or trading may be suspended for specified periods during the trading day.

The Portfolio may purchase and sell single stock futures, stock index futures contracts, interest rate futures contracts, currency futures and other commodity futures. A stock index future obligates the Portfolio to pay or receive an amount of cash based upon the value of a stock index at a specified date in the future, such as the Standard & Poor’s 500 Composite Stock Price Index, NASDAQ High Technology Index, or similar foreign indices. An interest rate futures contract obligates the Portfolio to purchase or sell an amount of a specific debt security at a future date at a specified price. A currency futures contract obligates the Portfolio to purchase or sell an amount of a specific currency at a future date at a future price.

To the extent futures and/or options on futures are employed by the Portfolio, such use will be in accordance with Rule 4.5 of the CEA.  The Trust, on behalf of the Portfolio, has filed a notice of eligibility for exclusion from the definition of the term “commodity pool operator” in accordance with Rule 4.5 and therefore, the Portfolio is not subject to registration or regulation as a commodity pool operator under the CEA.  Please see “Regulatory Risks Regarding Forwards, Futures, Swaps and Options” below for additional information.

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Portfolio Turnover Risks. The Portfolio’s annual portfolio turnover rate may vary greatly from year to year, as well as within a given year. Active and frequent trading may lead to a greater proportion of the Portfolio’s gains being treated for federal income tax purposes as short-term capital gains (which are generally taxable as ordinary income when distributed to shareholders) or may cause the Portfolio to distribute taxable income to its shareholders sooner than it would have distributed income if the investments were held for longer periods of time. Frequent trading would also result in transaction costs, which could detract from the Portfolio’s performance.

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Privately Negotiated Options Risks. The Portfolio intends to invest in privately negotiated options. Each privately negotiated option will be based on an asset or a basket of securities selected by the Portfolio. The counterparty to each privately negotiated option will typically be a financial institution (or an affiliate of a financial institution) that is experienced in the field of alternative investments. Upon expiration or termination of a privately negotiated option, the Portfolio will be entitled to a cash payment from the counterparty if the value of the asset or basket at that time is favorable to the Portfolio in comparison to the exercise price for the privately negotiated option. As with more traditional options, privately negotiated options will allow for the use of economic leverage. Although the Portfolio will not be exposed to risk of loss in excess of its payment for a privately negotiated option, the Portfolio may incur losses that are magnified by the use of leverage and the payment of fees to the counterparty. The Portfolio will also be exposed to the risk that the counterparty is unable to pay the settlement price upon the termination or expiration of a privately negotiated option.

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Short Sale/Put and Call Options Risks. The Portfolio may engage in various hedging practices, which by definition entail substantial risks. For example, merger arbitrage strategies generally involve purchasing the shares of an announced acquisition target company at a discount to their expected value upon completion of the acquisition. If an acquisition is called off or otherwise not completed, the Portfolio may realize losses on the shares of the target company it acquired and on its short position in the acquirer’s securities. There can be no assurance that the securities necessary to cover a short position will be available for purchase. Purchasing securities to close out the short position can itself cause the price of the securities to rise further, thereby exacerbating the loss. Also, options transactions involve special risks that may make it difficult or impossible to unwind a position when the Portfolio desires.

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Smaller Capitalization Risks. The Portfolio may invest in securities without regard to market capitalization. Investments in securities of smaller companies may be subject to more abrupt or erratic market movements than larger, more established companies, because these securities typically are traded in lower volume and issuers are more typically subject to changes in earnings and future earnings prospects.

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Special Situations Risks. Each Portfolio may use aggressive investment techniques, including seeking to benefit from “special situations,” such as mergers, reorganizations, or other unusual events expected to affect a particular issuer. There is a risk that the “special situation” might not occur or involve longer time frames than originally expected, which could have a negative impact on the price of the issuer’s securities and fail to produce gains or produce a loss for a Portfolio.

Additional Principal Investment Risk Applicable to All Portfolios

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Regulatory Risks Regarding Forwards, Futures, Swaps and Options.  The Trust, on behalf of each Portfolio other than the Managed Futures Strategies Portfolio, has claimed an exclusion from the definition of the term “commodity pool operator” under the CEA. Therefore, these Portfolios are not subject to registration or regulation as commodity pool operators under the CEA. However; the Advisor has registered as a commodity pool operator with respect to the Managed Futures Strategies Portfolio.  Until the CFTC’s proposed harmonization rules with respect to registered investment companies are finalized and take effect, the Advisor is not subject to the CFTC’s recordkeeping, reporting and disclosure requirements with respect to the Managed Futures Strategies Portfolio. It is unclear in what form the final harmonization rules will be adopted and the impact they will have on the Managed Futures Strategies Portfolio. While compliance with such rules may increase the Managed Futures Strategies Portfolio’s expenses, the Advisor does not expect that such compliance will materially adversely affect the ability of the Managed Futures Strategies Portfolio to achieve its objective.

With respect to those Portfolios currently relying on the exclusion from the definition of the term “commodity pool operator, the CFTC has enacted certain regulatory changes that will subject them to regulation by the CFTC if a Portfolio invests more than a prescribed level of its liquidation value in futures and certain other instruments, or if a Portfolio markets itself as providing investment exposure to such instruments. The disclosure and operations of each Portfolio that meets the definition of a commodity pool, like the Managed Futures Strategies Portfolio, will need to comply with all applicable regulations governing commodity pools.  The Sub-Advisors to a Portfolio may also be subject to CFTC regulation if the Portfolio is deemed to be a commodity pool.

Other potentially adverse regulatory initiatives could also develop. Transactions in futures and options by any of the Portfolios are subject to limitations established by futures and option exchanges governing the maximum number of futures and options that may be written or held by a single investor or group of investors acting in concert, regardless of whether the futures or options were written or purchased on the same or different exchanges or are held in one or more accounts or through one or more different exchanges or through one or more brokers. Thus, the number of futures or options which a Portfolio may write or hold may be affected by futures or options written or held by other entities, including other investment companies advised by the Advisor, a Sub-Advisor or a Trading Advisor (or an adviser that is an affiliate of the Portfolio’s Advisor, Sub-Advisor or Trading Advisor). An exchange may order the liquidation of positions found to be in violation of those limits and may impose certain other sanctions.

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In addition, the Dodd-Frank Wall Street Reform and Consumer Protection Act established a new regulatory structure for derivatives. If more restrictive position limits are imposed on investors in the commodity futures and other derivative markets, the managed futures programs in which the Trading Advisors invest, and as a result, the Managed Futures Strategies Portfolio, may be adversely affected.

Other Investment Strategies
Each Portfolio also has the ability to employ strategies including, without limitation: (a) lending its portfolio securities to brokers, dealers and financial institutions; (b) borrowing money from banks or other financial institutions to purchase securities; and (c) investing in warrants, options and futures, reverse repurchase agreements, initial public offerings, restricted securities, and other investment companies.

Each Portfolio may, from time to time, take temporary defensive positions that are inconsistent with such Portfolio’s principal investment strategy or strategies in attempting to respond to adverse market, economic, political or other conditions.  If such defensive positions are taken, a Portfolio may not achieve its investment objective.

The Advisor selects one or more Sub-Advisors or Trading Advisors for each Portfolio, as noted above. The Advisor reviews a wide range of factors in evaluating each Sub-Advisor or Trading Advisor including, but not limited to, past investment performance during various market conditions, investment strategies and processes used, structures of portfolios and risk management procedures, reputation, experience and training of key personnel, correlation of results with other Sub-Advisors or Trading Advisors, assets under management and number of clients. The Advisor conducts interviews of each Sub-Advisor’s or Trading Advisor’s personnel as well as interviews with third party references and industry sources.

The Advisor regularly evaluates each Sub-Advisor and Trading Advisor to determine whether its investment program is consistent with the investment objective of the Portfolio it manages and whether its investment performance is satisfactory. The Advisor may, subject to the approval of the Board of Trustees, change Sub-Advisors and Trading Advisors engaged by the Advisor to conduct the investment programs of each Portfolio without shareholder approval.

Additional Investment Risks
In addition to the Principal Risks of the Portfolios listed above, investing in any of the Portfolios may involve the following additional risks:

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Borrowing Risks. Because each Portfolio may borrow money from banks or other financial institutions to purchase securities, commonly referred to as “leveraging,” the Portfolio’s exposure to fluctuations in the prices of these securities is increased in relation to the Portfolio’s capital. Each Portfolio’s borrowing activities will exaggerate any increase or decrease in the net asset value of a Portfolio. In addition, the interest which a Portfolio must pay on borrowed money, together with any additional fees to maintain a line of credit or any minimum average balances required to be maintained, are additional costs which will reduce or eliminate any net investment profits. Unless profits on assets acquired with borrowed funds exceed the costs of borrowing, the use of borrowing will diminish the investment performance of the Portfolio compared with what it would have been without borrowing.

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Other Investment Companies Risks. Each Portfolio may invest in or sell short shares of other investment companies, including exchange-traded funds (ETFs) as a means to pursue its investment objective. As a result of this policy, your cost of investing in the Portfolios will generally be higher than the cost of investing directly in the underlying fund shares. You will indirectly bear fees and expenses charged by the underlying funds in addition to each Portfolio’s direct fees and expenses. Furthermore, the use of this strategy could affect the timing, amount and character of distributions to you and therefore may increase the amount of taxes payable by you.

The following additional risks apply to each Portfolio except for the Managed Futures Strategies Portfolio:

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Initial Public Offerings Risks. Each Portfolio may purchase securities of companies in initial public offerings. Special risks associated with these securities may include a limited number of shares available for trading, unseasoned trading, lack of investor knowledge of the company and limited operating history. These factors may contribute to substantial price volatility for the shares of these companies. The limited number of shares available for trading in some initial public offerings may make it more difficult for a Portfolio to buy or sell significant amounts of shares without unfavorable impact on prevailing market prices. Some companies in initial public offerings are involved in relatively new industries or lines of business, which may not be widely understood by investors. Some of these companies may be undercapitalized or regarded as developmental stage companies without revenues or operating income, or the near-term prospects of achieving them.

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Restricted Securities Risks. Each Portfolio may invest without limit in securities that are subject to restrictions on resale, such as Rule 144A securities. Rule 144A securities are securities that have been privately placed but are eligible for purchase and sale by certain qualified institutional buyers such as the Portfolios under Rule 144A under the Securities Act of 1933. Under the supervision of the Board of Trustees, the Portfolios will determine whether securities purchased under Rule 144A are illiquid. Each Portfolio is restricted to holding no more than 15% of its total assets in securities that are illiquid; that is, not readily marketable. If it is determined that qualified institutional buyers are unwilling to purchase these securities, the percent of a Portfolio’s assets invested in illiquid securities would increase.

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Reverse Repurchase Agreement Risks. Each Portfolio may invest in reverse repurchase agreements, which involve a sale of a security to a bank or securities dealer and the Portfolios’ simultaneous agreement to repurchase the security for a fixed price, reflecting a market rate of interest, on a specific date. These transactions involve a risk that the other party to a reverse repurchase agreement will be unable or unwilling to complete the transaction as scheduled, which may result in a loss to a Portfolio. Reverse repurchase agreements are a form of leverage, which also may increase the volatility of the Portfolios.

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Securities Lending Risks. Each Portfolio may lend securities from its portfolio to brokers, dealers and financial institutions (but not individuals) in order to increase the return on its portfolio. The principal risk of portfolio lending is potential default or insolvency of the borrower. In either of these cases, a Portfolio could experience delays in recovering securities or collateral or could lose all or part of the value of the loaned securities.

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Warrants Risks. Each Portfolio may invest in warrants, which are derivative instruments that permit, but do not obligate, the holder to purchase other securities. Warrants do not carry with them any right to dividends or voting rights. A warrant ceases to have value if it is not exercised prior to its expiration date.

The Advisor continuously monitors the investment positions owned by each Portfolio to ensure compliance with its investment objective and the investment restrictions detailed in the Prospectus and Statement of Additional Information (“SAI”). The Advisor generally expects each Portfolio’s assets to be invested across various industries.

PORTFOLIO HOLDINGS INFORMATION

A description of each Portfolio’s policies and procedures with respect to the disclosure of the portfolio securities is available in the Portfolios’ Statement of Additional Information.  Currently, disclosure of a Portfolio’s holdings is required to be, and is, made quarterly within 60 days of the end of each fiscal quarter in the Annual Report and Semi-Annual Report to shareholders and in the quarterly holdings report on Form N-Q.  A list of each Portfolio’s underlying portfolio holdings as of each calendar quarter-end is available on the Portfolio’s website at www.hatterasmutualfunds.com within 60 calendar days after the calendar quarter-end.  The calendar quarter-end portfolio holdings for each Portfolio will remain posted on the website until updated with required regulatory filings with the SEC.  The Annual and Semi-Annual Reports are available by contacting Underlying Funds Trust c/o U.S. Bancorp Fund Services, LLC, P.O. Box 701, Milwaukee, Wisconsin 53202-0701 or calling 1-877-569-2382.

INVESTMENT ADVISOR

Hatteras Alternative Mutual Funds, LLC, 8540 Colonnade Center Drive, Suite 401, Raleigh, NC 27615 (the “Advisor”) is registered as an investment advisor with the Securities and Exchange Commission under the 1940 Act.  Under the Investment Advisory Agreement between the Advisor and the Trust (”Advisory Agreement”), the Advisor is entitled to receive an annual investment management fee payable by the Trust of 1.75% of the Portfolios’ average daily net assets.  A discussion regarding the basis for the Board of Trustees’ approval of the continuance of the Advisory Agreement is available in the Trust’s annual report dated December 31, 2012.

Subject to the authority of the Trust’s Board of Trustees, the Advisor is responsible for the overall management of each Portfolio’s business affairs. The Advisor invests the assets of each Portfolio, either directly or by using Sub-Advisors, or Trading Advisors for the Managed Futures Strategies Portfolio, according to each Portfolio’s investment objective, policies and restrictions.  Development of each Portfolio’s portfolio investment strategies and allocations to Sub-Advisors and Trading Advisors is done on a team management basis. The Advisor furnishes at its own expense all of the necessary office facilities, equipment and personnel required for managing the assets of the Portfolios.

The Advisor has also entered into an Operating Services Agreement (the “Services Agreement”) with the Portfolios to provide virtually all day-to-day services to the Portfolios. Each Portfolio pays the Advisor an annual operating services fee of 0.25% of such Portfolio’s average daily net assets, excluding any direct or indirect use of leverage. The combined effect of the Advisory Agreement and the Services Agreement (the “Agreements”) is to place a cap or ceiling on each Portfolio’s ordinary annual operating expenses at 2.00% of the average daily net assets, excluding any direct or indirect use of leverage, of each Portfolio, excluding brokerage commissions and portfolio trading transfer tax, interest on Portfolio borrowing, dividends paid on short sales, taxes, litigation and other extraordinary expenses.

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Under the terms of the Agreements, subject to the supervision of the Board of Trustees, the Advisor will provide, or arrange to provide, essentially all day-to-day portfolio, administrative and operational services to the Portfolios and the Trust. The Advisor pays all fees and expenses associated with the services it provides, including, but not limited to, expenses of legal compliance, shareholder communications and meetings of the shareholders. The Advisor will pay all expenses related to marketing the Portfolios as well as related bookkeeping expenses.

With respect to the Managed Futures Strategies Portfolio, the Advisor also is the investment advisor for the Subsidiary.  While the Subsidiary has its own board (which is the same as the Trust’s Board of Trustees) responsible for overseeing the operations of the Subsidiary, the Trust’s chief compliance officer oversees implementation of the Subsidiary’s policies and procedures and makes periodic reports to the Trust’s Board of Trustees regarding the Subsidiary’s compliance with its policies and procedures.  The financial statements of the Subsidiary will be consolidated with the Portfolio’s financial statements as presented in the Portfolio’s annual and semi-annual reports

INVESTMENT SUB-ADVISORS AND TRADING ADVISORS

Sub-Advisors

The Advisor is responsible for selecting the Sub-Advisors to manage the Portfolios. The Sub-Advisors will be engaged to manage the investments of a Portfolio in accordance with each Portfolio’s investment objective, policies and limitations and any investment guidelines established by the Advisor and the Board of Trustees. Each Sub-Advisor will be responsible, subject to the supervision and control of the Advisor and the Board of Trustees, for the purchase, retention and sale of securities in the Portfolio’s investment portfolio under its management. In order to facilitate the efficient supervision and management of the Sub-Advisors by the Advisor and the Trustees, the Advisor applied for, and the SEC approved, an exemptive order that permits the Advisor, subject to certain conditions and approval by the Board of Trustees but without shareholder approval, to hire new Sub-Advisors, change the terms of particular agreements with Sub-Advisors or continue the employment of existing Sub-Advisors after events that would otherwise cause an automatic termination of a sub-advisory agreement. Within 60 days of retaining a new Sub-Advisor, shareholders will receive notification of the change.

Each of the Sub-Advisors listed below rely upon respective advisory groups for the day-to-day management of the Portfolio that they manage. The Advisor will pay the Sub-Advisors monthly an annual fee based upon the net assets of the Portfolio advised by such Sub-Advisor from the 1.75% Advisory fee paid to the Advisor pursuant to the Advisory Agreement. The Portfolios are not responsible for the payment of the Sub-Advisory fees.

A discussion regarding the basis for the Board of Trustees’ approval of the Sub-Advisory Agreements is available in the Trust’s annual report dated December 31, 2012.

Chartwell Investment Partners
The Advisor has entered into a sub-advisory agreement with Chartwell Investment Partners (“Chartwell”) to manage a portion of the Long/Short Equity Portfolio.  Chartwell is located at 1235 Westlakes Drive, Suite 400, Berwyn, PA 19312, and is a registered investment adviser.  Chartwell provides portfolio management services to individually managed accounts for individuals, including high net worth individuals, investment companies, pension and profit sharing plans, pooled investment vehicles, charitable organizations, other corporate entities and state and municipal governments.

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Coe Capital Management, LLC
The Advisor has entered into a Sub-Advisory Agreement with Coe Capital Management, LLC (“Coe”) to manage a portion of the Long/Short Equity Portfolio. Coe is located at 9 Parkway North, Suite 325, Deerfield, IL 60015, and is a registered investment advisor. Coe provides investment advice and portfolio management services to individuals, including high net worth individuals, investment companies, pension and profit sharing plans, other pooled investment vehicles, charitable organizations and other investment advisers.

FrontFour Capital Group, LLC
The Advisor has entered into a Sub-Advisory Agreement with FrontFour Capital Group, LLC (“FrontFour”) to manage a portion of the Event Driven Portfolio. FrontFour is located at Two Stamford Landing, 68 Southfield Avenue, Suite 290, Stamford, CT 06902, and is a registered investment advisor.  FrontFour provides investment advice and portfolio management services to investment companies and other pooled investment vehicles.

GAMCO Asset Management Inc.
The Advisor has entered into a Sub-Advisory Agreement with GAMCO Asset Management Inc. (“GAMCO”) to manage a portion of the Event Driven Portfolio.  GAMCO is located at One Corporate Center, Rye, NY 10580, and is a registered investment advisor.  GAMCO provides investment advice, management services and portfolio management services to individually managed accounts for high net worth individuals, investment companies, foundations, charitable organizations, pension and profit sharing plans, pooled investment vehicles, banking or thrift institutions, other corporate entities, and state and municipal governments.

Inflection Partners, LLC
The Advisor has entered into a sub-advisory agreement with Inflection Partners, LLC (“Inflection”) to manage a portion of the Market Neutral Portfolio.  Inflection is located at 388 Market Street, Suite 1300, San Francisco, CA 94111, and is a registered investment adviser.  Inflection provides portfolio management services to investment companies and other pooled investment vehicles.

ISF Management LLC
The Advisor has entered into a sub-advisory agreement with ISF Management LLC (“ISF”) to manage a portion of the Long/Short Equity Portfolio.  ISF is located at 767 Third Avenue, 39th Floor, New York, NY 10017, and is a registered investment advisor.  ISF provides portfolio management services to investment companies and other pooled investment vehicles.

KeyPoint Capital Management, LLC
The Advisor has entered into a Sub-Advisory Agreement with KeyPoint Capital Management, LLC (“KeyPoint”) to manage a portion of the Long/Short Equity Portfolio.  KeyPoint is located at 3100 Monticello Avenue, Suite 400, Dallas, TX 75205, and is a registered investment advisor. KeyPoint provides investment advice and portfolio management services to investment companies, other pooled investment vehicles and pension and profit sharing plans.

Meehan Combs, LP
The Advisor has entered into a Sub-Advisory Agreement with Meehan Combs, LP (“Meehan”) to manage a portion of the Relative Value – Long/Short Debt Portfolio.  Meehan is located at 660 Steamboat Road, Greenwich, CT 06830, and is a registered investment advisor. Meehan provides investment advice and portfolio management services to pooled investment vehicles.

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Nicholas Investment Partners, L.P.
The Advisor has entered into a Sub-Advisory Agreement with Nicholas Investment Partners, L.P. (“Nicholas”) to manage a portion of the Market Neutral Portfolio.  Nicholas is located at 6451 El Sicomero Street, Rancho Santa Fe, CA 92067, and is a registered investment advisor. Nicholas provides investment advice and portfolio management services to individually managed accounts for high net worth individuals, investment companies and other pooled investment vehicles.

OMT Capital Management, LLC:
The Advisor has entered into a Sub-Advisory Agreement with OMT Capital Management, LLC (“OMT”) to manage a portion of the Long/Short Equity Portfolio.  OMT is located at One Montgomery Street, Suite 3300, San Francisco, CA 94104, and is a registered investment advisor.  OMT provides investment advice and portfolio management services to pension and profit sharing plans, pooled investment vehicles, businesses and corporations and separately managed accounts.

Phineus Partners, L.P.
The Advisor has entered into a Sub-Advisory Agreement with Phineus Partners, L.P. (“Phineus”) to manage a portion of the Long/Short Equity Portfolio.  Phineus is located at 251 Post Street, Suite 500, San Francisco, CA 94103, and is a registered investment advisor.  Phineus provides investment advice and portfolio management services to pooled investment vehicles and separately managed accounts.

Raven Rock Capital, LLC
The Advisor has entered into a sub-advisory agreement with Raven Rock Capital, LLC (“Raven Rock”) to manage a portion of the Relative Value – Long/Short Debt Portfolio.  Raven Rock is located at 55 Vilcom Center, Suite 240, Chapel Hill, NC 27514, and is a registered investment adviser.  Raven Rock provides portfolio management services to investment companies and other pooled investment vehicles.

Smith Breeden Associates, Inc.
The Advisor has entered into a Sub-Advisory Agreement with Smith Breeden Associates, Inc. (“Smith Breeden”) to manage a portion of the Relative Value – Long/Short Debt Portfolio.  Smith Breeden is located at 280 South Mangum Street, Suite 301, Durham, NC 27701, and is a registered investment advisor.  Smith Breeden provides investment advice, management services and portfolio management services to individually managed accounts for high net worth individuals, banking and thrift institutions, investment companies, pension and profit sharing plans, pooled investment vehicles, state and municipal government entities, foundations and insurance funds.

Sound Point Capital Management, L.P.
The Advisor has entered into a Sub-Advisory Agreement with Sound Point Capital Management, L.P. (“Sound Point”) to manage a portion of the Relative Value – Long/Short Debt Portfolio.  Sound Point is located at 375 Park Avenue, 25th Floor, New York, NY 10152, and is a registered investment advisor.  Sound Point provides investment advice and portfolio management services to high net worth individuals, investment companies, other pooled investment vehicles and trusts.

SW Asset Management, LLC
The Advisor has entered into a sub-advisory agreement with SW Asset Management, LLC (“SW”) to manage a portion of the Relative Value – Long/Short Debt Portfolio.  SW is located at 23 Corporate Plaza Drive, Suite 130, Newport Beach, CA 92660, and is a registered investment adviser.  SW provides portfolio management services to investment companies and other pooled investment vehicles.

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Tamarack Capital Management, LLC
The Advisor has entered into a sub-advisory agreement with Tamarack Capital Management, LLC (“Tamarack”) to manage a portion of the Long/Short Equity Portfolio.  Tamarack is located at 2333 State Street, Suite 102, Carlsbad, CA 92008, and is a registered investment adviser.  Tamarack provides portfolio management services to investment companies and other pooled investment vehicles.

Tiburon Capital Management, LLC
The Advisor has entered into a Sub-Advisory Agreement with Tiburon Capital Management, LLC (“Tiburon”) to manage a portion of the Event Driven Portfolio.  Tiburon is located at 527 Madison Avenue, 6th Floor, New York, NY 10022, and is a registered investment advisor.  Tiburon provides investment advice and portfolio management services to pooled investment vehicles and separately managed accounts.

TWIN Capital Management, Inc.
The Advisor has entered into a Sub-Advisory Agreement with TWIN Capital Management, Inc. (“TWIN Capital”) to manage a portion of the Market Neutral Portfolio.  TWIN Capital is located at 3244 Washington Road, Suite 202, McMurray, PA 15317, and is a registered investment advisor.  TWIN Capital provides investment advice, management services and portfolio management services to individually managed accounts for high net worth individuals, investment companies, pension and profit sharing plans, pooled investment vehicles, other corporate entities, and state and municipal governments.

White Oak Global Advisors, LLC
The Advisor has entered into a Sub-Advisory Agreement with White Oak Global Advisors, LLC (“White Oak”) to manage a portion of the Event Driven Portfolio.  White Oak is located at 88 Kearney Street, Fourth Floor, San Francisco, CA 94108, and is a registered investment advisor.  White Oak provides investment advice and portfolio management services to pooled investment vehicles, pension and profit sharing plans, corporations and other investment advisers.

Trading Advisors

The Advisor is responsible for selecting the Trading Advisors for the Managed Futures Strategies Portfolio. The Trading Advisors will be engaged to trade the Trading Accounts in which the Subsidiary invests in accordance with the Managed Futures Strategies Portfolio’s investment objective, policies and limitations and any investment guidelines established by the Advisor and the Board of Trustees. Each Trading Advisor will be responsible, subject to the supervision and control of the Advisor and the Board of Trustees, for the Trading Accounts it trades.

The Advisor will pay each Trading Advisor monthly an annual fee in accordance with the terms of the Trading Agreement entered into with the Trading Advisor from the 1.75% advisory fee paid to the Advisor pursuant to the Advisory Agreement.  The Managed Futures Strategies Portfolio is not responsible for the payment of any Trading Advisor fees.

A discussion regarding the basis for the Board of Trustees’ approval of the Trading Agreements is available in the Trust’s annual report dated December 31, 2012.

2100 Xenon Group, LLC
The Advisor has entered into a Trading Agreement with 2100 Xenon Group, LLC (“2100 Xenon”) to manage a portion of the Managed Futures Strategies Portfolio.  2100 Xenon is located at 430 West Erie Street, Suite 300, Chicago, IL 60654, is a registered investment adviser and is registered as a Commodity Trading Advisor (“CTA”).  2100 Xenon provides portfolio management and trading services to individuals, including high net worth individuals, investment companies, pooled investment vehicles and corporations.

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Dominion Capital Management Institutional Advisors, Inc.
The Advisor has entered into a Trading Agreement with Dominion Capital Management Institutional Advisors, Inc. (“Dominion”) to manage a portion of the Managed Futures Strategies Portfolio.  Dominion is located at 12935 S. West Bayshore Dr., Suite 420, Traverse City, MI 49684, and is registered as a CTA.  Dominion provides trading services to high net worth individuals.

Northfield Trading LP
The Advisor has entered into a Trading Agreement with Northfield Trading LP (“Northfield”) to manage a portion of the Managed Futures Strategies Portfolio.  Northfield is located at 3609 S. Wadsworth, Suite 250, Denver, CO 80235, is a registered investment adviser and is registered as a CTA.  Northfield provides trading services to high net worth individuals and pooled investment vehicles.

Revolution Capital Management, LLC
The Advisor has entered into a Trading Agreement with Revolution Capital Management, LLC (“Revolution”) to manage a portion of the Managed Futures Strategies Portfolio.  Revolution is located at 520 Zang Street, Suite 209, Broomfield, CO 80021, and is registered as a CTA.  Revolution provides trading services to high-net worth individuals and institutional investors .

PORTFOLIO MANAGERS

Michael P. Hennen, CFA
Mr. Hennen’s primary responsibilities as portfolio manager include asset allocation, portfolio construction, and manager research. Prior to joining the Advisor in 2009, Mr. Hennen was a Vice President at Morgan Stanley in the Graystone Research Group, an alternative investments advisory group within Morgan Stanley, where he led the sourcing, evaluation, execution, and monitoring of alternative investments across a variety of strategies. Before joining Morgan Stanley, Mr. Hennen was an Analyst at Morningstar in Chicago. Mr. Hennen received his Bachelor of Business Administration degree in Finance from Western Michigan University. Mr. Hennen has also earned his designation as a Chartered Financial Analyst (CFA).

Robert J. Murphy, CFA, FRM, CAIASM
Mr. Murphy’s primary responsibilities as portfolio manager include leading the portfolio management team, which includes establishing the policies and direction for the team. In addition, Mr. Murphy is responsible for the risk management of the Funds and serves as Chairman of the Investment Committee. Prior to joining Hatteras Funds, he was with Ivy Asset Management Corp. LLC, a division of BNY Mellon Asset Management, where he served as a Managing Director in the Investments Group and in the Investment Products and Strategy Group. At Ivy, Mr. Murphy was responsible for investment research and assisted with product development and portfolio management. Before joining Ivy in 2008, Mr. Murphy was a Partner and Director of Risk Management at Meridian Capital Partners, where he worked in various senior capacities since 2001. Previously, Mr. Murphy held senior fixed income investment banking positions with A.G. Edwards, Cowen & Company, Donaldson, Lufkin & Jenrette, and Bear Stearns & Co., Inc. Mr. Murphy received his Bachelor of Arts and Master of Business Administration degrees from the State University of New York at Albany. He earned his designation as a Chartered Financial Analyst (CFA) and has also earned designations as a Financial Risk Manager (FRM) and Chartered Alternative Investment Analyst (CAIA).

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The SAI provides additional information about the portfolio managers’ compensation, other accounts managed by the portfolio managers and the portfolio managers’ ownership of securities in the Portfolios.

NET ASSET VALUE

The net asset value (“NAV”) per share of each Portfolio will be determined each day the New York Stock Exchange (“NYSE”) is open for business as of the close of regular trading (normally, 4:00 p.m., Eastern time) and will be computed by determining the aggregate market value of all assets of a Portfolio less its liabilities divided by the total number of shares outstanding.  The NYSE is closed on weekends and most national holidays. The determination of NAV for a particular day is applicable to all applications for the purchase of shares, as well as all requests for the redemption of shares, received before the close of trading on the NYSE on that day. If events occur during the course of a day on which a Portfolio determines its NAV which, in the Advisor’s opinion, materially affects the value of one or more portfolio securities, these securities will be valued at their fair value as determined in good faith by the policies and procedures adopted by the Board of Trustees. Valuing securities at fair value involves greater reliance on judgment than securities that have readily available market quotations. There can be no assurance that a Portfolio could obtain the fair value assigned to a security if it were to sell the security at approximately the time at which a Portfolio determines its NAV per share.

Options and futures contracts listed for trading on a securities exchange or board of trade shall be valued: (a) at the last quoted price, or (b) at the mean of the last bid and asked prices. In the absence of a sale, options not listed for trading on a securities exchange or board of trade for which over-the-counter market quotations are readily available shall be valued at the mean of the current bid and asked prices.

Trading in Foreign Securities
Trading in foreign securities may be completed at times that vary from the closing of the NYSE. In computing the NAV, the Portfolios value foreign securities at the latest closing price on the exchange on which they are traded immediately prior to the closing of the NYSE. Some foreign currency exchange rates may also be determined at the latest rate prior to the closing of the NYSE. Foreign securities quoted in foreign currencies are translated into U.S. dollars at the exchange rate of such currencies against the U.S. dollar, as provided by an approved pricing service. Occasionally, events that affect these values and exchange rates may occur between the times at which they are determined and the closing of the NYSE. If these events materially affect the value of portfolio securities, these securities may be valued at their fair value as determined in good faith by the Trust’s Board of Trustees.

HOW TO PURCHASE SHARES

Beneficial interests in each of the Portfolios are sold without a sales load, at the NAV next determined after an order is received by a Portfolio. Investments in a Portfolio are sold solely in selling agent transactions that do not involve any “public offering” within the meaning of Section 4(2) of the 1933 Act. Investments in a Portfolio may be made only by regulated investment companies, unregulated foreign investment companies, U.S. and non-U.S. institutional investors, S corporations, segregated asset accounts, insurance company separate accounts and certain qualified pension and retirement plans. This Prospectus does not constitute an offer to sell, nor the solicitation of an offer to buy, any “security” within the meaning of the 1933 Act.

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EXCHANGE PRIVILEGE

You may exchange your interest in a Portfolio for an interest in any other Portfolio offered by the Trust. You should carefully read the Prospectus of the other Portfolio before exchanging shares into that Portfolio. Be advised that exercising the exchange privilege consists of two transactions: a withdrawal of interest in one Portfolio and the contribution of interest in another. You should request your exchange prior to market close to obtain that day’s NAV. Exchange requests received after the close of the NYSE will be treated as though received on the next business day.

REDEMPTIONS

An investor in a Portfolio may redeem all or any portion of its investment at the NAV next determined after a redemption request in good order is received by such Portfolio. The proceeds of a redemption will be paid by the Portfolio in federal funds normally on the business day that the redemption is effected, but in any event within seven calendar days, except as extensions may be permitted by law.

Each Portfolio reserves the right to pay the redemption price of a beneficial interest in kind, i.e., readily marketable securities. Unless requested by an investor or deemed by the Advisor to be in the best interests of the investors in a Portfolio as a group, the Portfolio will not pay a redemption-in-kind to an investor.

The right of any investor to receive payment with respect to any redemption may be suspended, or the payment of the redemption proceeds postponed, during any period in which the NYSE is closed or trading on the NYSE is restricted or to the extent otherwise permitted by the 1940 Act.

The Portfolios do not currently have a policy with respect to frequent purchases and redemptions of Portfolio shares because the Portfolios are not publically offered and the risks associated with frequent purchases and redemptions are not applicable.

TAX STATUS, DIVIDENDS AND DISTRIBUTIONS

Each Portfolio intends to distribute substantially all of its investment company taxable income and net capital gains in December. Both distributions will be reinvested in shares of the particular Portfolio unless you elect to receive cash. Dividends from investment company taxable income (including any excess of net short-term capital gain over net long-term capital loss) are taxable to investors as ordinary income or, under current law, qualified dividend income, while distributions of net capital gain (the excess of net long-term capital gain over net short-term capital loss) are generally taxable as long-term capital gain, regardless of your holding period for the shares. Any dividends or capital gain distributions you receive from a Portfolio will normally be taxable to you when made, regardless of whether you reinvest dividends or capital gain distributions or receive them in cash. If you elect to have dividends and/or capital gains paid in cash, and the U.S. Postal Service cannot deliver the check, or if a check remains outstanding for six months, each Portfolio reserves the right to reinvest the distribution check into your account, at the Portfolio’s current NAV, and to reinvest all subsequent distributions.

Each Portfolio expects that, as a result of its investment objectives and strategies, its distributions will consist primarily of short-term capital gains, which are taxable as ordinary income. A portion of the ordinary income dividends paid to you by a Portfolio may be qualified dividends eligible for taxation at long-term capital gain rates. Certain dividends or distributions declared in October, November or December will be taxed to shareholders as if received in December, if they are paid during the following January. Each year the Portfolios will inform you of the amount and type of your distributions. IRAs and other qualified retirement plans are generally exempt from federal income taxation with respect to an investment in a regulated investment company, if they have not funded such investment with borrowed funds.

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Your redemptions, including exchanges, may result in a capital gain or loss for federal tax purposes. A capital gain or loss on your investment is the difference between the cost of your shares, including any sales charges, and the amount you receive when you sell them.

On the account application, you will be asked to certify that your social security number or taxpayer identification number is correct and that you are not subject to backup withholding for failing to report income to the IRS. If you are subject to backup withholding or you did not certify your taxpayer identification number, the IRS requires the Portfolios to withhold a percentage of any dividend and redemption or exchange proceeds. The Portfolios reserve the right to reject any application that does not include a certified social security or taxpayer identification number.

This summary is not intended to be and should not be construed to be legal or tax advice to any current holder of a Portfolio’s shares. You should consult your own tax advisors to determine the tax consequences of owning shares in a Portfolio.

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UNDERLYING FUNDS TRUST

Advisor	Hatteras Alternative Mutual Funds, LLC 8540 Colonnade Center Drive, Suite 401 Raleigh, NC 27615
Legal Counsel	Blank Rome LLP 405 Lexington Avenue New York, NY 10174
Fund Administrator and Fund Accountant	U.S. Bancorp Fund Services, LLC 615 East Michigan Street Milwaukee, WI 53202
Custodian	Custodial Trust Company 101 Carnegie Center Princeton, NJ 08540 U.S. Bank N.A. 1555 N. River Center Drive, Suite 302 Milwaukee, Wisconsin 53212
Independent Registered Public Accounting Firm	KPMG LLP 777 East Wisconsin Avenue, Suite 1500 Milwaukee, WI 53202

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Underlying Funds Trust

Name of Portfolio
Long/Short Equity Portfolio
Market Neutral Portfolio
Relative Value – Long/Short Debt Portfolio
Managed Futures Strategies Portfolio
Event Driven Portfolio

STATEMENT OF ADDITIONAL INFORMATION

April 30, 2013

This Statement of Additional Information (“SAI”) is not a prospectus and should be read in conjunction with the prospectus of the Underlying Funds Trust (the “Trust”) dated April 30, 2013, a copy of which may be obtained without charge by contacting the Portfolios’ transfer agent, U.S. Bancorp Fund Services, LLC, P.O. Box 701, Milwaukee, Wisconsin 53202-0701 or by calling 1-877-569.2382.  The audited financial statements for the Trust for the fiscal year ended December 31, 2012, are incorporated herein by reference to the Trust’s Annual Report at December 31, 2012, as filed with the Securities and Exchange Commission.  The Annual Report may be obtained without charge by contacting the Portfolios’ transfer agent, as noted above.

This SAI is being filed as a part of the registration statement filed by the Trust pursuant to Section 8(b) of the Investment Company Act of 1940, as amended (the “1940 Act”). Beneficial interests of each series of the Trust are not being registered under the Securities Act of 1933, as amended (the “1933 Act”), because such interests are issued solely in selling agent transactions to eligible investors that do not involve any “public offering” within the meaning of Section 4(2) of the 1933 Act. Accordingly, investments in the Portfolios may currently be made only by regulated investment companies, unregulated foreign investment companies, U.S. and non-U.S. institutional investors, S corporations, segregated asset accounts and certain qualified pension and retirement plans. Neither this SAI nor the Registration Statement as a whole constitutes an offer to sell or the solicitation of an offer to buy any beneficial interests in the Portfolios.

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THE TRUST

Underlying Funds Trust (the “Trust”), an open-end management investment company, was organized as a Delaware statutory trust on March 27, 2006. The Trust is comprised of several series (the “Portfolios”), each of which is diversified. Hatteras Alternative Mutual Funds Trust, formerly, AIP Alternative Strategies Funds (the “Fund Trust”), is a Delaware statutory trust, established on April 12, 2002. The Fund Trust is comprised of a series of mutual funds, all of which are classified as diversified open-end management investment companies (the “Hatteras Funds”). The Hatteras Funds and Portfolios are set up in a fund-of-funds structure whereby each Hatteras Fund primarily invests its investable assets in one or more Portfolios. The Trust may start another series and offer shares of a new Portfolio under the Trust at any time.  The Trust’s fiscal year end is December 31.

On July 7, 2009, Alternative Investment Partners, LLC (the previous name of the advisor to the Fund Trust and the Trust), entered into a Securities Purchase Agreement (“SPA”) pursuant to which Hatteras Capital Investment Management, LLC (“HCIM”), a registered investment advisor located in Raleigh, North Carolina, purchased 55% of the membership interests of Alternative Investment Partners, LLC from an affiliate of Asset Alliance Corporation, subject to certain conditions.  The purchase transaction was completed on September 15, 2009, when Alternative Investment Partners, LLC changed its name to Hatteras Alternative Mutual Funds, LLC (the “Advisor”).  At a special meeting of combined shareholders held on September 9, 2009, the shareholders approved a new advisory agreement between the Trust and the Advisor.  Additionally, Hatteras Trading Advisors is a subsidiary formed under the laws of the Cayman Islands on July 20, 2011 (the “Subsidiary”) which is wholly owned and controlled by the Trust.  The Managed Futures Strategies Portfolio invests up to 25% of its total assets in the Subsidiary.

The authorized capitalization of the Trust consists of an unlimited number of shares of beneficial interest. Each investor in a Portfolio is entitled to participate equally in the Portfolio’s earnings and assets.

Each investor in a Portfolio is entitled to vote in proportion to the amount of its investment in the Portfolio. Portfolio investors will vote together in certain circumstances (e.g. election of the Trustees and ratification of auditors, as required by the 1940 Act and the rules thereunder). One or more Portfolios could control the outcome of these votes. Investors do not have cumulative voting rights, and investors holding more than 50% of the aggregate beneficial interests in the Trust or in a Portfolio, as the case may be, may control the outcome of the votes. The Trust is not required and has no current intention to hold annual meetings of investors, but the Trust will hold special meetings of investors when (1) a majority of the Trustees determines to do so or (2) investors holding at least 10% of the interests in a Portfolio (if the meeting relates solely to that Portfolio), or investors holding at least 10% of the aggregate interests in the Trust (if the meeting relates to the Trust and not specifically to a Portfolio) requests in writing a meeting of investors. Changes in fundamental policies or limitations will be submitted to investors for approval.

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The Trust is organized as a statutory trust under the laws of the State of Delaware. The Trust shall indemnify and hold each Investor in a Portfolio harmless from and against any claim or liability to which such Investor may become subject solely by reason of its being or having been an Investor and not because of such Investor’s acts or omissions or for some other reason, and shall reimburse such Investor for all legal and other expenses reasonably incurred by it in connection with any such claim or liability (upon proper and timely request by the Investor). The Declaration of Trust provides that, subject to the provisions of the 1940 Act, the Trust may maintain insurance (for example, fidelity bonding and errors and omissions insurance) for the protection of the Portfolios, investors, Trustees, officers, employees and agents covering possible tort and other liabilities. Thus, the risk of an investor incurring financial loss on account of such liability would be limited to circumstances in which a Portfolio had inadequate insurance and was unable to meet its obligation out of its assets.

INVESTMENT RESTRICTIONS

The following investment restrictions have been adopted by the Trust as fundamental policies of each Portfolio and may be changed only by the affirmative vote of a majority of the outstanding voting securities of such Portfolio.  As used in this Statement of Additional Information and in the Prospectus, the term “majority of the outstanding voting securities of a Portfolio” means the vote of whichever is less:

(1)
67% or more of the beneficial interests of a Portfolio represented at a meeting, if the holders of more than 50% of the outstanding beneficial interests of a Portfolio are present or represented by proxy, or

(2)	more than 50% of the outstanding beneficial interests of a Portfolio.

The following investment restrictions apply to each Portfolio except for the Managed Futures Strategies Portfolio:

(1)	A Portfolio may not issue senior securities other than to evidence indebtedness, borrowings or short sales as permitted.

(2)	A Portfolio may not borrow money except that it may borrow:

(a)	for leveraging purposes,
(b)	from banks for temporary or emergency purposes, such as to meet unanticipated shareholder redemptions, or
(c)	by entering into reverse repurchase agreements,

if, immediately after any such borrowing, the value of the Portfolio’s assets, including all borrowings then outstanding less its liabilities, is equal to at least 300% of the aggregate amount of borrowings then outstanding (for the purpose of determining the 300% asset coverage, the Portfolio’s liabilities will not include amounts borrowed). Any such borrowings may be secured or unsecured. Each Portfolio may issue securities (including senior securities) appropriate to evidence the indebtedness, including reverse repurchase agreements, which the Portfolio is permitted to incur.

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(3)
A Portfolio may not underwrite or participate in the marketing of securities issued by other persons except to the extent that a Portfolio may be deemed to be an underwriter under federal securities laws in connection with the disposition of portfolio securities.

(4)	A Portfolio may not concentrate its investments in any industry, with the exception of securities issued or guaranteed by the U.S. Government, its agencies, and instrumentalities.

(5)
A Portfolio may not purchase or sell real estate or real estate mortgage loans as such, but this restriction shall not prevent the Portfolio from investing in readily marketable interests in real estate investment trusts, readily marketable securities of companies that invest in real estate, or obligations secured by real estate or interests therein.

(6)	A Portfolio will not lend any of its assets, except as permitted under the Securities Lending restrictions set forth in the Prospectus.

(7)
A Portfolio may not pledge, mortgage or hypothecate its assets, except to secure borrowings (as set forth above under Investment Restriction 2(a) above), or with respect to a securities lending program. Notwithstanding anything to the contrary herein, each Portfolio may pledge collateral in connection with investments in certain derivative transactions permitted in the Prospectus and this Statement of Additional Information.

(8)	A Portfolio may not purchase or sell commodities or commodity contracts.

The following investment restrictions apply to the Managed Futures Strategies Portfolio:

(1)	The Portfolio may not issue senior securities other than to evidence indebtedness, borrowings or short sales as permitted.

(2)	The Portfolio may not borrow money except that it may borrow:

(a)	for leveraging purposes,
(b)	from banks for temporary or emergency purposes, such as to meet unanticipated shareholder redemptions, or
(c)	by entering into reverse repurchase agreements,

if, immediately after any such borrowing, the value of the Portfolio’s assets, including all borrowings then outstanding less its liabilities, is equal to at least 300% of the aggregate amount of borrowings then outstanding (for the purpose of determining the 300% asset coverage, the Portfolio’s liabilities will not include amounts borrowed). Any such borrowings may be secured or unsecured. The Portfolio may issue securities (including senior securities) appropriate to evidence the indebtedness, including reverse repurchase agreements, which the Portfolio is permitted to incur.

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(3)
The Portfolio may not underwrite or participate in the marketing of securities issued by other persons except to the extent that the Portfolio may be deemed to be an underwriter under federal securities laws in connection with the disposition of portfolio securities.

(4)
The Portfolio may not purchase any securities which would cause 25% or more of the value of the Portfolio’s total assets at the time of purchase to be invested in the securities of issuers conducting their principal business activities in the same industry, provided that (a) there shall be no limit on the purchase of U.S. government securities; (b) 25% or more of the Portfolio’s assets may be indirectly exposed to industries in commodity sectors of an index; (c) the Portfolio may invest more than 25% of its total assets in instruments (such as structured notes) issued by companies in the financial services sectors (which includes the banking, brokerage and insurance industries) and (d) for the avoidance of doubt, this restriction shall not apply to the Portfolio’s counterparties in transactions in forward contracts, futures contracts, and other derivative instruments.

(5)
The Portfolio may not purchase or sell real estate or real estate mortgage loans as such, but this restriction shall not prevent the Portfolio from investing in readily marketable interests in real estate investment trusts, readily marketable securities of companies that invest in real estate, or obligations secured by real estate or interests therein.

(6)	The Portfolio will not lend any of its assets, except as permitted under the Securities Lending restrictions set forth in the Prospectus.

(7)
The Portfolio may not pledge, mortgage or hypothecate its assets, except to secure borrowings (as set forth above under Investment Restriction 2(a) above), or with respect to a securities lending program. Notwithstanding anything to the contrary herein, the Portfolio may pledge collateral in connection with investments in certain derivative transactions permitted in the Prospectus and this Statement of Additional Information.

(8)
The Portfolio may not purchase or sell physical commodities (provided the Portfolio may purchase or sell precious metals directly, and may purchase or sell precious metal commodity contracts or options on such contracts in compliance with applicable commodities laws) unless acquired as a result of ownership of securities or other instruments and provided that this restriction does not prevent the Portfolio from engaging in transactions involving currencies and futures contracts and options thereon or investing in securities or other instruments that are backed by physical commodities.

Non-fundamental investment restrictions may be amended by a majority vote of the Trustees of the Trust without obtaining shareholder approval. Under the non-fundamental investment restrictions:

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(1)
A Portfolio may not hold more than 15% of the value of its net assets, taken at the time of investment, in illiquid securities. Illiquid securities are those securities without readily available market quotations, including repurchase agreements having a maturity of more than seven days. Illiquid securities may include restricted securities not determined by the Trustees to be liquid, non-negotiable time deposits, over-the-counter options, and repurchase agreements providing for settlement in more than 7 days after notice.

(2)
A Portfolio may not sell short securities having a total market value in excess of 100% of the value of the net assets of the Portfolio, and the value of the securities of any one issuer in which the Portfolio is short may not exceed the lesser of: (a) 10% of the value of a Portfolio’s net assets or (b) 10% of the securities of any class of any issuer.

(3)
A Portfolio may not (a) sell covered call options the underlying securities of which have an aggregate value (determined as of the date the calls are sold) exceeding 50% of the value of the net assets of a Portfolio; or (b) invest in put options to the extent that the premiums on protective put options exceed 25% of the value of its net assets; provided that the provisions of this paragraph shall not prevent the purchase, ownership, holding or sale of forward contracts with respect to foreign securities or currencies.

(4)	A Portfolio may not purchase securities of other investment companies, except in accordance with the 1940 Act.

If a particular percentage restriction on investment or utilization of assets as set forth above, is adhered to at the time an investment is made, a later change in percentage resulting from a change in values or assets will not constitute a violation. However, if at any time borrowings exceed 33 1/3% of total assets, a Portfolio must reduce its borrowings within three business days thereafter. A Portfolio may exchange securities, exercise any conversion rights or exercise warrants or any other rights to purchase common stock or other equity securities and may hold such securities so acquired without regard to the foregoing investment restrictions.

INVESTMENT POLICIES

A more detailed discussion of one of the investment strategies and policies described in the Prospectus (see “Investment Objective, Principal Investment Strategies, Policies and Principal Risks”) appears below:

Merger Arbitrage

Although a variety of strategies may be employed depending upon the nature of the reorganizations selected for investment, the most common merger arbitrage activity involves purchasing the shares of an announced acquisition target at a discount from the expected value of such shares upon completion of the acquisition. The size of the discount, or spread, and whether the potential reward justifies the potential risk are functions of numerous factors affecting the riskiness and timing of the acquisition. Such factors include the status of the negotiations between the two companies (for example, spreads typically narrow as the parties advance from an agreement in principle to a definitive agreement), the complexity of the transaction, the number of regulatory approvals required, the likelihood of government intervention on antitrust or other grounds, the type of consideration to be received and the possibility of competing offers for the target company.

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Because the expected gain on an individual arbitrage investment is normally considerably smaller than the possible loss should the transaction be unexpectedly terminated, Portfolio assets will not be committed unless the proposed acquisition or other reorganization plan appears to the Advisor to have a substantial probability of success. The expected timing of each transaction is also extremely important since the length of time that a Portfolio’s capital must be committed to any given reorganization will affect the rate of return realized by the Portfolio, and delays can substantially reduce such returns. See “Portfolio Turnover.”

Trading to seek short-term capital appreciation can be expected to cause a Portfolio’s portfolio turnover rate to be substantially higher than that of the average equity-oriented investment company and, as a result, may involve increased brokerage commission costs which will be borne directly by the Portfolio and ultimately by its investors. See “Allocation of Portfolio Brokerage” and “Portfolio Turnover.” Certain investments of a Portfolio may, under certain circumstances, be subject to rapid and sizable losses, and there are additional risks associated with a Portfolio’s overall investment strategy, which may be considered speculative.

Special Risks of Over-the-Counter Options Transactions

As part of their portfolio strategies, the Portfolios may engage in transactions in options that are traded over-the-counter (“OTC transactions”). OTC transactions differ from exchange-traded transactions in several respects. OTC transactions are transacted directly with dealers and not with a clearing corporation. Without the availability of a clearing corporation, OTC transaction pricing is normally done by reference to information from market makers, which information is carefully monitored by the Advisor and verified in appropriate cases.

As the OTC transactions are transacted directly with dealers, there is a risk of nonperformance by the dealer as a result of the insolvency of such dealer or otherwise, in which event a Portfolio may experience a loss. An OTC transaction may only be terminated voluntarily by entering into a closing transaction with the dealer with whom the Portfolio originally dealt. Any such cancellation, if agreed to, may require a Portfolio to pay a premium to that dealer. In those cases in which a Portfolio has entered into a covered transaction and cannot voluntarily terminate the transaction, the Portfolio will not be able to sell the underlying security until the investment instrument expires or is exercised or different cover is substituted. In such cases, the Portfolio may not be able to sell an underlying security even though it might otherwise be advantageous to do so.

It is each Portfolio’s intention to enter into OTC transactions only with dealers which agree to, and which are expected to be capable of, entering into closing transactions with the Portfolio, although there is no assurance that a dealer will voluntarily agree to terminate the transaction. There is also no assurance that a Portfolio will be able to liquidate an OTC transaction at any time prior to expiration. OTC transactions for which there is no adequate secondary market will be considered illiquid.

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Managed Futures

The Managed Futures Strategies Portfolio pursues its managed futures strategy primarily by investing up to 25% of its total assets in Hatteras Trading Advisors, a wholly-owned and controlled subsidiary formed under the laws of the Cayman Islands (the “Subsidiary”). The Subsidiary is advised by the Advisor and has the same investment objective as the Portfolio. The Subsidiary invests the majority of its assets in accounts, including collateral accounts for the purpose of entering into swap transactions (“Trading Accounts”), the trading of each of which is managed on a discretionary basis by a different third-party commodity trading advisor (a “Trading Advisor”) pursuant to such Trading Advisor’s managed futures program.  Because the Portfolio may invest up to 25% of its assets in the Subsidiary, which in turn will invest in the Trading Accounts, and the Subsidiary and/or Trading Accounts may hold some of the investments described in this SAI, the Portfolio will be directly or indirectly exposed to such investments.

The Managed Futures Strategies Portfolio and the Subsidiary are subject to regulation by the Commodity Futures Trading Commission (“CFTC”) as commodity pools and the Advisor is subject to regulation by the CFTC as a commodity pool operator (“CPO”) with respect to the Portfolio under the Commodity Exchange Act (“CEA”). The Advisor does not currently rely on an exclusion from the definition of CPO in CFTC Rule 4.5 with respect to the Portfolio.

On February 24, 2012, the CFTC simultaneously proposed rules meant to harmonize conflicting SEC and CFTC disclosure, reporting and recordkeeping requirements. The Managed Futures Strategies Portfolio is not required to comply with the CFTC’s disclosure, reporting or recordkeeping requirements until the CFTC adopts final harmonization rules. Once harmonization rules are ultimately adopted by the CFTC, the disclosure and operations of the Portfolio would need to comply with all applicable regulations governing registered investment companies that are subject to regulation as commodity pools. The impact of these new requirements on the Portfolio is uncertain. However, they may cause the Portfolio to incur additional regulatory compliance and reporting expenses, and, with respect to swap agreements and other over-the-counter instruments in which the Portfolio may invest, may cause counterparties to increase collateral or margin requirements, increase fees charged to the Portfolio or be less willing to enter into these agreements with the Portfolio in the future. The effects of the regulatory changes could reduce investment returns or harm the Portfolio’s ability to implement its investment strategy.

Additional Information on Investment Securities

Each Portfolio, except for the Managed Futures Strategies Portfolio, may invest in the following types of securities including those discussed in the Prospectus:

Equity Securities. Each Portfolio may invest in equity securities consistent with its investment objective and strategies. An equity security, or stock, represents a proportionate share of the ownership of a company; its value is based on the success of the company’s business, any income paid to stockholders, the value of its assets, and general market conditions. Common stocks and preferred stocks are examples of equity securities. Equity securities, such as common stocks, represent shares of ownership of a corporation. Preferred stocks are equity securities that often pay dividends at a specific rate and have a preference over common stocks in dividend payments and liquidation of assets. Please see “Preferred Stock” below. Some preferred stocks may be convertible into common stock. Convertible securities are securities (such as debt securities or preferred stock) that may be converted into or exchanged for a specified amount of common stock of the same or different issuer within a particular period of time at a specified price or formula. Please see “Convertible Securities” below.

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To the extent a Portfolio invests in the equity securities of small or medium-size companies, it will be exposed to the risks of smaller sized companies. Small and medium-size companies often have narrower markets for their goods and/or services and more limited managerial and financial resources than larger, more established companies. Furthermore, those companies often have limited product lines, or services, markets, or financial resources, or are dependent on a small management group. In addition, because these stocks are not well-known to the investing public, do not have significant institutional ownership, and are followed by relatively few security analysts, there will normally be less publicly available information concerning these securities compared to what is available for the securities of larger companies. Adverse publicity and investor perceptions, whether or not based on fundamental analysis, can decrease the value and liquidity of securities held by a Portfolio. As a result, their performance can be more volatile and they face greater risk of business failure, which could increase the volatility of a Portfolio’s portfolio.

Preferred Stock. Each Portfolio may invest in preferred stocks. A preferred stock is a blend of the characteristics of a bond and common stock. It can offer the higher yield of a bond and has priority over common stock in equity ownership, but does not have the seniority of a bond and, unlike common stock, its participation in the issuer’s growth may be limited. Preferred stock has preference over common stock in the receipt of dividends and in any residual assets after payment to creditors should the issuer by dissolved. Although the dividend is set at a fixed annual rate, in some circumstances it can be changed or omitted by the issuer.

Convertible Securities. Each Portfolio may invest in convertible securities. A convertible security is a fixed-income security (a debt instrument or a preferred stock), which may be converted at a stated price within a specified period of time into a certain quantity of the common stock of the same or a different issuer. Convertible securities are senior to common stocks in an issuer’s capital structure, but are usually subordinated to similar non-convertible securities. While providing a fixed-income stream (generally higher in yield than the income derivable from common stock but lower than that afforded by a similar nonconvertible security), a convertible security also gives an investor the opportunity, through its conversion feature, to participate in the capital appreciation of the issuing company depending upon a market price advance in the convertible security’s underlying common stock.

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Initial Public Offerings. A Portfolio may purchase shares in initial public offerings (IPOs). Because IPO shares frequently are volatile in price, the Portfolio may hold IPO shares for a very short period of time. This may increase the turnover of the Portfolio’s portfolio and may lead to increased expenses to the Portfolio, such as commissions and transaction costs. By selling shares, a Portfolio may realize taxable capital gains that it will subsequently distribute to shareholders. Investing in IPOs have added risks because their shares are frequently volatile in price. As a result, their performance can be more volatile and they face greater risk of business failure, which could increase the volatility of a Portfolio’s portfolio.

Foreign Securities. Subject to each Portfolio’s investment policies and quality standards, a Portfolio may invest in the securities of foreign issuers listed on foreign securities exchanges or over-the-counter markets, or which are represented by American Depository Receipts and listed on domestic securities exchange or traded in the United States on over-the-counter markets.

Because the Portfolios may invest in foreign securities, an investment in a Portfolio involves risks that are different in some respects from an investment in a fund that invests only in securities of U.S. domestic issuers. Foreign investments may be affected favorably or unfavorably by changes in currency rates and exchange control regulations. There may be less publicly available information about a foreign company than about a U.S. company, and foreign companies may not be subject to accounting, auditing and financial reporting standards and requirements comparable to those applicable to U.S. companies. There may be less governmental supervision of securities markets, brokers and issuers of securities. Securities of some foreign companies are less liquid or more volatile than securities of U.S. companies, and foreign brokerage commissions and custodian fees are generally higher than in the United States. Settlement practices may include delays and may differ from those customary in United States markets. Investments in foreign securities may also be subject to other risks different from those affecting U.S. investments, including local political or economic developments, expropriation or nationalization of assets, restrictions on foreign investment and repatriation of capital, imposition of withholding taxes on dividend or interest payments, currency blockage (which would prevent cash from being brought back to the United States), and difficulty in enforcing legal rights outside the United States. Finally, there are many differences in government regulation and supervision of foreign securities exchanges, brokers, listed companies and banks compared to the United States. These differences could negatively impact foreign securities in which a Portfolio invests.

Each Portfolio, including the Managed Futures Strategies Portfolio, may invest in the following types of securities including those discussed in the Prospectus:

Investment Company Securities. Each Portfolio may invest in shares of other investment companies. A Portfolio may also invest in money market mutual funds in connection with its management of daily cash positions. Each Portfolio currently intends to limit its investments in securities issued by other investment companies, except for money market mutual funds, so that not more than 3% of the outstanding voting stock of any one investment company will be owned by the Portfolio, or its affiliated persons, as a whole. In addition to the advisory and operational fees each Portfolio bears directly in connection with its own operation, a Portfolio would also bear its pro rata portion of each other investment company’s advisory and operational expenses.

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A Portfolio’s investment in other investment companies may consist of shares of Exchange-Traded Funds (“ETFs”). ETFs are securities whose value tracks a well-known securities index or basket of securities. A Portfolio’s investments in ETFs are subject to its limitations on investments in other investment companies. The shares of an ETF may be assembled in a block (typically 50,000 shares) known as a creation unit and redeemed in kind for a portfolio of the underlying securities (based on the ETF’s net asset value) together with a cash payment generally equal to accumulated dividends as of the date of redemption. Conversely, a creation unit may be purchased from the ETF by depositing a specified portfolio of the ETF’s underlying securities, as well as a cash payment generally equal to accumulated dividends of the securities (net of expenses) up to the time of deposit. A Portfolio’s ability to redeem creation units may be limited by the 1940 Act, which provides that the ETFs will not be obligated to redeem shares held by the Portfolio in an amount exceeding one percent of its total outstanding securities during any period of less than 30 days.

Commercial Paper. Commercial paper consists of short-term unsecured promissory notes issued by corporations in order to finance their current operations. The Portfolios will only invest in commercial paper rated A-1 by Standard & Poor’s Ratings Group (“Standard & Poor’s”) or Prime-1 by Moody’s Investors Service, Inc. (“Moody’s”) or unrated paper of issuers who have outstanding unsecured debt rated AA or better by Standard & Poor’s or Aa or better by Moody’s. Certain notes may have floating or variable rates. Variable and floating rate notes with a demand notice period exceeding seven days will be subject to each Portfolio’s policy with respect to illiquid investments unless, in the judgment of the Advisor, such note is liquid.

The rating of Prime-1 is the highest commercial paper rating assigned by Moody’s. Among the factors considered by Moody’s in assigning ratings are the following: valuation of the management of the issuer; economic evaluation of the issuer’s industry or industries and an appraisal of speculative-type risks which may be inherent in certain areas; evaluation of the issuer’s products in relation to competition and customer acceptance; liquidity; amount and quality of long-term debt; trend of earnings over a period of 10 years; financial strength of the issuer’s parent company and the relationships which exist with the issuer; and recognition by the management of obligations which may be present or may arise as a result of public interest questions and preparations to meet such obligations. These factors are all considered in determining whether the commercial paper is rated Prime-1. Issuers of commercial paper rated A (highest quality) by Standard & Poor’s have the following characteristics: liquidity ratios are adequate to meet cash requirements; long-term senior debt is rated “A” or better, although in some cases “BBB” credits may be allowed; the issuer has access to at least two additional channels of borrowing; basic earnings and cash flow have an upward trend with allowance made for unusual circumstances; typically, the issuer’s industry is well established and the issuer has a strong position within the industry; and the reliability and quality of management are unquestioned. The relative strength or weakness of the above factors determines whether the issuer’s commercial paper is rated A-1.

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Repurchase Agreements. Repurchase agreements are agreements by which a person purchases a security and simultaneously commits to resell that security to the seller (a member bank of the Federal Reserve System or recognized securities dealer) at an agreed upon price on an agreed upon date within a number of days (usually not more than seven) from the date of purchase. The resale price reflects the purchase price plus an agreed upon market rate of interest which is unrelated to the coupon rate or maturity of the purchased security. A repurchase agreement involves the obligation of the seller to repurchase the securities at the agreed upon price, which obligation is in effect secured by the value of the underlying security. A Portfolio may enter into repurchase agreements with respect to obligations in which the Portfolio is authorized to invest.

Warrants. A Portfolio may invest a portion of its assets in warrants. A warrant gives the holder a right to purchase at any time during a specified period a predetermined number of shares of common stock at a fixed price. Unlike convertible debt securities or preferred stock, warrants do not pay a fixed coupon or dividend. Investments in warrants involve certain risks, including the possible lack of a liquid market for resale of the warrants, potential price fluctuations as a result of speculation or other factors, and failure of the price of the underlying security to reach or have reasonable prospects of reaching a level at which the warrant can be prudently exercised (in which event the warrant may expire without being exercised, resulting in a loss of the Portfolios’ entire investment therein).

Futures and Options on Futures. The Portfolios may enter into commodity futures contracts (including contracts relating to foreign currencies, interest rates, commodities securities and other financial indexes and other commodities), and purchase and write (sell) related options traded on exchanges designated by the CFTC or, consistent with CFTC regulations, on foreign exchanges. The Portfolio intends primarily to invest in futures contracts and options on them through the Subsidiary. A futures contract provides for the future sale by one party and the purchase by the other party of a specified amount of a commodity, such as an energy, financial agricultural or metal commodity, at a specified price, date, time and place. For example, a foreign currency futures contract provides for the future sale by one party and the purchase by the other party of a certain amount of a specified non-U.S. currency at a specified price, date, time and place. Similarly, an interest rate futures contract provides for the future sale by one party and the purchase by the other party of a certain amount of a specific interest rate sensitive financial instrument (e.g., a debt security) at a specified price, date, time and place. Securities, commodities and other financial indexes are capitalization weighted indexes that reflect the market value of the securities, commodities or other financial instruments respectively, represented in the indexes. A futures contract on an index is an agreement to be settled by delivery of an amount of cash equal to a specified multiplier times the difference between the value of the index at the close of the last trading day on the contract and the price at which the agreement is made. The clearing house of the exchange on which a futures contract is entered into becomes the counterparty to each purchaser and seller of the futures contract.

The Portfolios may purchase and write (sell) call and put futures options. Futures options possess many of the same characteristics as options on securities and indexes (discussed above). A futures option gives the holder the right, in return for the premium paid, to assume a long position (call) or short position (put) in a futures contract at a specified exercise price upon expiration of, or at any time during the period of, the option. Upon exercise of a call option, the holder acquires a long position in the futures contract and the writer is assigned the opposite short position. In the case of a put option, the opposite is true.

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When a purchase or sale of a futures contract is made by a Portfolio, the Portfolio is required to deposit with its futures commission merchant a specified amount of liquid assets (“initial margin”). The margin required for a futures contract is set by the exchange on which the contract is traded and may be modified during the term of the contract. The initial margin is in the nature of a performance bond or good faith deposit on the futures contract that is returned to the Portfolio upon termination of the contract, assuming all contractual obligations have been satisfied. The Portfolio expects to earn taxable interest income on its initial margin deposits.

A futures contract held by a Portfolio is valued daily at the official settlement price on the exchange on which it is traded. Each day the Portfolio pays or receives cash, called “variation margin”, equal to the daily change in value of the futures contract. This process is known as “marking to market”. Variation margin does not represent a borrowing or loan by the Portfolio but is instead a settlement between the Portfolio and the broker of the amount one would owe the other if the futures contract expired. In computing daily net asset value, the Portfolio will mark to market its open futures positions. The Portfolio also is required to deposit and to maintain margin with respect to put and call options on futures contracts written by it. Such margin deposits will vary depending on the nature of the underlying futures contract (and the related initial margin requirements), the current market value of the option and other futures positions held by the Portfolio. Although some futures contracts call for making or taking delivery of the underlying assets, generally these obligations are closed out prior to delivery by offsetting purchases or sales of matching futures contracts (involving the same exchange, underlying security or index and delivery month). If an offsetting purchase price is less than the original sale price, a Portfolio realizes a capital gain, or if it is more, the Portfolio realizes a capital loss. Conversely, if an offsetting sale price is more than the original purchase price, a Portfolio realizes a capital gain, or if it is less, the Portfolio realizes a capital loss. The transaction costs also must be included in these calculations. As discussed below, however, the Portfolio may not always be able to make an offsetting purchase or sale. In the case of a physically settled futures contract, this could result in the Portfolio being required to deliver, or receive, the underlying physical commodity, which could be adverse to the Portfolio.

At any time prior to the expiration of a futures contract, the Portfolio may seek to close the position by seeking to take an opposite position, which would operate to terminate the Portfolio’s existing position in the contract. Positions in futures contracts and options on futures contracts may be closed out only on the exchange on which they were entered into (or through a linked exchange). No secondary market for such contracts exists. Although the Portfolio may enter into futures contracts only if there is an active market for such contracts, there is no assurance that an active market will exist at any particular time. Most futures exchanges limit the amount of fluctuation permitted in futures contract prices during a single trading day. Once the daily limit has been reached in a particular contract, no trades may be made that day at a price beyond that limit or trading may be suspended for specified periods during the day. It is possible that futures contract prices could move to the daily limit for several consecutive trading days with little or no trading, thereby preventing prompt liquidation of futures positions at an advantageous price and subjecting the Portfolio to substantial losses. In such event, and in the event of adverse price movements, the Portfolio would be required to make daily cash payments of variation margin. In such situations, if the Portfolio had insufficient cash, it might have to sell assets to meet daily variation margin requirements at a time when it would be disadvantageous to do so. In addition, if the transaction is entered into for hedging purposes, in such circumstances the Portfolio may realize a loss on a futures contract or option that is not offset by an increase in the value of the hedged position. Losses incurred in futures transactions and the costs of these transactions will affect the Portfolio’s performance.

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Commodities and Commodity Contracts. The Managed Futures Strategies Portfolio may purchase and sell commodity forward and futures contracts and options; may enter into foreign exchange contracts; may enter into swap agreements and other financial transactions; may purchase or sell precious metals directly (metals are considered “commodities” under the federal commodities laws), and purchase or sell precious metal commodity contracts or options on such contracts in compliance with applicable commodities laws. Investing in commodities in this manner carries risks. The Managed Futures Strategies Portfolio may also invest in instruments related to commodities, including structured notes, securities of commodities finance and operating companies. The Managed Futures Strategies Portfolio’s exposure to the commodities markets may subject the Portfolio to greater volatility than investments in traditional securities. The value of commodity-linked instruments may be affected by changes in overall market movements, commodity index volatility, changes in interest rates, and other risks affecting a particular industry or commodity.

There are additional factors associated with commodity futures contracts which may subject the Managed Futures Strategies Portfolio’s investments in them to greater volatility than investments in traditional securities. In the commodity futures markets there are often costs of physical storage associated with purchasing the underlying commodity. The price of the commodity futures contract will reflect the storage costs of purchasing the physical commodity, including the time value of money invested in the physical commodity. To the extent that the storage costs for an underlying commodity change while the Managed Futures Strategies Portfolio is invested in futures contracts on that commodity, the value of the futures contract may change proportionately. In the commodity futures markets, producers of the underlying commodity may decide to hedge the price risk of selling the commodity by selling futures contracts today to lock in the price of the commodity at delivery tomorrow. In order to induce speculators to purchase the other side of the same futures contract, the commodity producer generally must sell the futures contract at a lower price than the expected future spot price of the commodity. Conversely, if most hedgers in the futures market are purchasing futures contracts to hedge against a rise in prices, then speculators will only sell the other side of the futures contract at a higher futures price than the expected future spot price of the commodity. The changing nature of the hedgers and speculators in the commodities markets will influence whether futures prices are above or below the expected future spot price, which can have significant implications for the Managed Futures Strategies Portfolio. If the  nature of hedgers and speculators in futures markets has shifted when it is time for the Managed Futures Strategies Portfolio to reinvest the proceeds of a maturing futures contract in a new futures contract, the Fund might reinvest at higher or lower futures prices, or choose to pursue other investments. The commodities which underlie commodity futures contracts may be subject to additional economic and non-economic variables, such as drought, floods, weather, livestock disease, embargoes, tariffs, and international economic, political and regulatory developments. These factors may have a larger impact on commodity prices and commodity-linked instruments, including futures contracts, than on traditional securities. Certain commodities are also subject to limited pricing flexibility because of supply and demand factors. Others are subject to broad price fluctuations as a result of the volatility of the prices for certain raw materials and the instability of the supplies of other materials.

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Writing Covered Call Options. Each Portfolio may write covered call options on equity securities to earn premium income, to assure a definite price for a security that the Portfolio has considered selling, or to close out options previously purchased. A call option gives the holder (buyer) the right to purchase a security at a specified price (the exercise price) at any time until a certain date (the expiration date). A call option is “covered” if a Portfolio owns the underlying security subject to the call option at all times during the option period.

When writing call options on securities, a Portfolio may cover its position by owning the underlying security on which the option is written. Alternatively, a Portfolio may cover its position by owning a call option on the underlying security, on a share for share basis, which is deliverable under the option contract at a price no higher than the exercise price of the call option written by the Portfolio or, if higher, by owning such call option and depositing and maintaining cash or liquid securities equal in value to the difference between the two exercise prices. In addition, a Portfolio may cover its position by depositing and maintaining cash or liquid securities equal in value to the exercise price of the call option written by the Portfolio. The principal reason for the Portfolios to write call options on securities held by the Portfolios is to attempt to realize, through the receipt of premiums, a greater return than would be realized on the underlying securities alone.

There is no assurance that a closing transaction can be effected at a favorable price. During the option period, the covered call writer has, in return for the premium received, given up the opportunity for capital appreciation above the exercise price should the market price of the underlying security increase, but has retained the risk of loss should the price of the underlying security decline.

Writing Covered Put Options. The Portfolios may write covered put options on equity securities to assure a definite price for a security if they are considering acquiring the security at a lower price than the current market price or to close out options previously purchased. A put option gives the holder of the option the right to sell, and the writer has the obligation to buy, the underlying security at the exercise price at any time during the option period. The operation of put options in other respects is substantially identical to that of call options.

When writing put options on securities, a Portfolio may cover its position by owning a put option on the underlying security, on a share for share basis, which is deliverable under the option contract at a price no lower than the exercise price of the put option written by the Portfolio or, if lower, by owning such put option and depositing and maintaining cash or liquid securities equal in value between the two exercise prices. In addition, a Portfolio may cover its position by depositing and maintaining cash or liquid securities equal in value to the exercise price of the put option written by the Portfolio.

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The risks involved in writing put options include the risk that a closing transaction cannot be effected at a favorable price and the possibility that the price of the underlying security may fall below the exercise price, in which case a Portfolio may be required to purchase the underlying security at a higher price than the market price of the security at the time the option is exercised.

Options Transactions Generally. The Portfolios may write both covered and uncovered options. Option transactions in which the Portfolios may engage involve the specific risks described above as well as the following risks:

•	the writer of an option may be assigned an exercise at any time during the option period;

•	disruptions in the markets for underlying instruments could result in losses for options investors;

•	imperfect or no correlation between the option and the securities being hedged;

•	the insolvency of a broker could present risks for the broker’s customers; and

•	market imposed restrictions may prohibit the exercise of certain options.

In addition, the option activities of the Portfolios may affect their portfolio turnover rate and the amount of brokerage commissions paid by the Portfolios. The success of the Portfolios in using the option strategies described above depends, among other things, on the Advisor’s ability to predict the direction and volatility of price movements in the options and securities markets and the Advisor’s ability to select the proper time, type and duration of the options.

By writing call options, the Portfolios forgo the opportunity to profit from an increase in the market price of the underlying security above the exercise price except insofar as the premium represents such a profit. Each Portfolio may also seek to earn additional income through receipt of premiums by writing covered put options. The risk involved in writing such options is that there could be a decrease in the market value of the underlying security. If this occurred, the option could be exercised and the underlying security would then be sold to each Portfolio at a higher price than its then current market value.

The Portfolios may purchase put and call options to attempt to provide protection against adverse price effects from anticipated changes in prevailing prices of securities. The purchase of a put option generally protects the value of portfolio holdings in a falling market, while the purchase of a call option generally protects cash reserves from a failure to participate in a rising market. In purchasing a call option, a Portfolio would be in a position to realize a gain if, during the option period, the price of the security increased by an amount greater than the premium paid. The Portfolio would realize a loss if the price of the security decreased or remained the same or did not increase during the period by more than the amount of the premium. If a put or call option purchased by a Portfolio were permitted to expire without being sold or exercised, its premium would represent a realized loss to the Portfolio.

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The imperfect correlation in price movement between an option and the underlying financial instrument and/or the costs of implementing such an option may limit the effectiveness of the strategy. Each Portfolio’s ability to establish and close out options positions will be subject to the existence of a liquid secondary market. Although the Portfolios generally will purchase or sell only those options for which there appears to be an active secondary market, there is no assurance that a liquid secondary market on an exchange will exist for any particular option or at any particular time. If an option purchased by a Portfolio expires unexercised, the Portfolio will lose the premium it paid. In addition, a Portfolio could suffer a loss if the premium paid by the Portfolio in a closing transaction exceeds the premium income it received. When a Portfolio writes a call option, its ability to participate in the capital appreciation of the underlying obligation is limited.

Credit Derivatives. A Portfolio may enter into credit default swaps, as a buyer or a seller. The buyer in a credit default contract is obligated to pay the seller a periodic stream of payments over the term of the contract provided no event of default on an underlying reference obligation has occurred. If an event of default occurs, the seller must pay the buyer the full notional value (“par value”) of the underlying reference obligation in exchange for the underlying reference obligation. If a Portfolio is a buyer and no event of default occurs, the Portfolio will have made a stream of payments to the seller without having benefited from the default protection it purchased. However, if an event of default occurs, the Portfolio, as buyer, will receive the full notional value of the underlying reference obligation that may have little or no value following default. As a seller, the Portfolio receives a fixed rate of income throughout the term of the contract, provided there is no default. If an event of default occurs, the Portfolio would be obligated to pay the notional value of the underlying reference obligation in return for the receipt of the underlying reference obligation. The value of the underlying reference obligation received by the Portfolio coupled with the periodic payments previously received may be less than the full notional value it pays to the buyer, resulting in a loss of value to the Portfolio. Credit default swaps involve different risks than if the Portfolio invests in the underlying directly.

Borrowing. Each Portfolio may borrow to increase its portfolio holdings of securities. Such borrowings may be on a secured or unsecured basis at fixed or variable rates of interest. The 1940 Act requires a Portfolio to maintain continuous asset coverage of not less than 300% with respect to all borrowings. This allows the Portfolio to borrow for such purposes an amount (when taken together with any borrowings for temporary or emergency purposes as described below) equal to as much as 50% of the value of its net assets (not including such borrowings). If such asset coverage should decline to less than 300% due to market fluctuations or other reasons, the Portfolio may be required to dispose of some of its portfolio holdings within three days in order to reduce the Portfolio’s debt and restore the 300% asset coverage, even though it may be disadvantageous from an investment standpoint to dispose of assets at that time.

A Portfolio may also be deemed to be borrowing when entering into certain derivative transactions such as certain options, forwards or swap transactions. This type of borrowing is generally referred to as economic leverage.

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The use of borrowing by the Portfolios involves special risk considerations that may not be associated with other funds having similar policies. Since substantially all of a Portfolio’s assets fluctuate in value, whereas the interest obligation resulting from a borrowing will be fixed by the terms of the Portfolio’s agreement with its lender, the asset value per share of the Portfolio will tend to increase more when its portfolio securities increase in value and decrease more when its portfolio securities decrease in value than would otherwise be the case if the Portfolio did not borrow funds. In addition, interest costs on borrowings may fluctuate with changing market rates of interest and may partially offset or exceed the return earned on borrowed funds. Under adverse market conditions, a Portfolio might have to sell portfolio securities to meet interest or principal payments at a time when fundamental investment considerations would not favor such sales. The interest which a Portfolio must pay on borrowed money, together with any additional fees to maintain a line of credit or any minimum average balances required to be maintained, are additional costs which will reduce or eliminate any net investment income and may also offset any potential capital gains. Unless the appreciation and income, if any, on assets acquired with borrowed funds exceed the costs of borrowing, the use of leverage will diminish the investment performance of a Portfolio compared with what it would have been without leverage.

Illiquid Securities. Historically, illiquid securities have included securities subject to contractual or legal restrictions on resale because they have not been registered under the Securities Act of 1933 (the “Securities Act”). Securities which are otherwise not readily marketable and securities such as repurchase agreements having a maturity of longer than seven days. Securities which have not been registered under the Securities Act are referred to as private placements or restricted securities and are purchased directly from the issuer or in the secondary market. In recent years, however, a large institutional market has developed for certain securities that are not registered under the Securities Act including repurchase agreements, commercial paper, foreign securities, municipal securities and corporate bonds and notes. Institutional investors depend on an efficient institutional market in which the unregistered security can be readily resold or on an issuer’s ability to honor a demand for repayment. The fact that there are contractual or legal restrictions on resale to the general public or to certain institutions may not be indicative of the liquidity of such investments. The Board of Trustees may determine that such securities are not illiquid securities notwithstanding their legal or contractual restrictions on resale. In all other cases, however, securities subject to restrictions on resale will be deemed illiquid. A Portfolio will not knowingly hold more than 15% of the value of its net assets, taken at the time of investment, in illiquid securities, including repurchase agreements providing for settlement in more than seven days after notice, non negotiable fixed time deposits with maturates over seven days, over-the-counter options and certain restricted securities not determined by the Trustee to be liquid.

Restricted Securities. The Portfolios may invest in securities that are subject to restrictions on resale because they have not been registered under the Securities Act. These securities are sometimes referred to as private placements. Although securities which may be resold only to “qualified institutional buyers” in accordance with the provisions of Rule 144A under the Securities Act are technically considered “restricted securities,” a Portfolio may purchase Rule 144A securities without regard to the limitation on investments in illiquid securities described above in the “Illiquid Securities” section, provided that a determination is made that such securities have a readily available trading market. The Portfolios may also purchase certain commercial paper issued in reliance on the exemption from regulations in Section 4(2) of the Securities Act (“4(2) Paper”). The Advisor will determine the liquidity of Rule 144A securities and 4(2) Paper under the supervision of the Board of Trustees. The liquidity of Rule 144A securities and 4(2) Paper will be monitored by the Advisor, and if as a result of changed conditions it is determined that a Rule 144A security or 4(2) Paper is no longer liquid, a Portfolio’s holdings of illiquid securities will be reviewed to determine what, if any, action is required to assure that the Portfolio does not exceed its applicable percentage limitation for investments in illiquid securities.

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Limitations on the resale of restricted securities may have an adverse effect on the marketability of portfolio securities and a Portfolio might be unable to dispose of restricted securities promptly or at reasonable prices and might thereby experience difficulty satisfying redemption requirements. A Portfolio might also have to register such restricted securities in order to dispose of them, resulting in additional expense and delay. Adverse market conditions could impede such a public offering of securities.

Short Sales. Each Portfolio may employ various hedging techniques, such as short selling in an effort to reduce the risks associated with certain of its investments. For example, when the terms of a proposed acquisition call for the exchange of common stock and/or other securities, the common stock of the company to be acquired may be purchased and, at approximately the same time, the amount of the acquiring company’s common stock and/or other securities to be received may be sold short. The Advisor will make any such short sale with the intention of later closing out (or covering) the short position with the securities of the acquiring company received once the acquisition is consummated. The purpose of the short sale is to protect against a decline in the market value of the acquiring company’s securities prior to the acquisition’s completion. However, should the acquisition be called off or otherwise not completed, a Portfolio may realize losses on both its long position in the target company’s shares and its short position in the acquirer’s securities. At all times when the Portfolio does not own securities which are sold short, the Portfolio will maintain long securities available for collateral consisting of cash, cash equivalents and liquid securities equal in value on a daily marked-to-market basis to the securities sold short.

Investment In Privately Negotiated Options. The Portfolios may also invest in privately negotiated option contracts (each a “Private Option”). Generally, an option buyer negotiates with a bank or investment bank to buy a Private Option with contract terms that are more flexible than standardized exchange traded options. Under a Private Option contract, the buyer generally controls the length of the contract, the notional amount, and the asset or basket of securities comprising the reference portfolio that determines the value of the Private Option.

Private Options will generally have a term ranging from 12 to 60 months. Each Portfolio may buy Private Options that will be based on an asset or a basket of securities (the “Basket”) selected by the Advisor in accord with the Portfolio’s investment objective and approved by the counterparty (the “Counterparty”). The Basket may be comprised of securities that include common and preferred stock, government and private issuer debt (including convertible and non-convertible debt), options and futures contracts, limited partnership interests (including so-called “hedge funds”) and shares of registered investment companies. During the term of a Private Option, the Advisor expects to have a limited right to modify the notional amount of the Private Option and the assets that comprise the Basket.

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As with more traditional options, a Private Option will allow for the use of economic leverage without incurring risk beyond the amount of premium and related fees (the “Premium”) paid for the Private Option. The Private Option will be structured so that it allows the Portfolios to benefit from an increase in the value of the Basket without owning the assets that comprise the Basket. Upon a decline in the value of the Basket, the Portfolio may lose all or a portion of the Premium paid for the Private Option. A Portfolio’s gain or loss may be magnified by writing the Private Option with reference to a much larger notional amount of the Basket than the Premium being paid by a Portfolio. At no time will the Portfolio or its shareholders be exposed to a risk of loss in excess of the Premium.

Upon the termination or expiration of a Private Option, a Portfolio will be entitled to receive from the Counterparty a cash payment (the “Settlement Price”), which is based on the change in value of the Basket serving as a benchmark for that Private Option. In no event will a Portfolio have the right to acquire the assets that comprise the Basket. The Settlement Price may reflect deductions for fees and an interest-equivalent amount payable to the Counterparty for establishing the Private Option. The Settlement Price will typically be payable to the Portfolio within a specified number of business days after termination or expiration of the Private Option. Any Private Option that does not require payment of the Settlement Price within seven calendar days after termination or expiration or that cannot be terminated by a Portfolio at any time will be treated as an illiquid asset.

The Counterparty will generally have the right to terminate a Private Option at any time prior to maturity. If the Basket does not sufficiently increase in value prior to termination or expiration, a Portfolio may still suffer losses even though the Basket increased in value because of fees and interest-equivalent amounts payable to the Counterparty or because the increase in value of the Basket has been insufficient to trigger a position settlement value.

The Counterparty to each Private Option will be a bank, financial institution, or an entity that is affiliated with either a bank or a financial institution with significant experience in the field of alternative investments. Each Counterparty will be one determined by the Advisor to be creditworthy. Neither the Advisor nor the Portfolios will have any control over any hedging or similar techniques used by the Counterparty to attempt to ensure the Counterparty’s ability to perform under each Private Option. Likewise, neither the Advisor nor the Portfolios will have any claim on securities or other property, if any, which may be purchased by the Counterparty in connection with the Private Option. Should the Counterparty be unable to perform its obligations under a Private Option, then the Company could lose all or a portion of the premium and the gain, if any, relating to such Private Option.

The following examples are intended to illustrate the basic structure and the gain or loss that a Portfolio might realize on Private Options. Certain details of a typical Private Option have been simplified for purposes of these examples.

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Example A - Hypothetical Gain

The Advisor decides to acquire an interest in the increase (or decrease) in the value of securities that reflect a Portfolio’s investment objective (the “Securities”). On behalf of a Portfolio, the Advisor purchases a Private Option from a Counterparty using a Basket established under the Private Option that is comprised of the Securities. For example, a Portfolio may choose a notional amount of $150,000 and pay to the Counterparty a $50,000 up-front premium for the Private Option with the Portfolio entitled to any increase in value of the Basket in excess of $150,000. The Counterparty may or may not decide to purchase the notional value, $150,000, of the Securities that comprise the Basket in order to hedge its obligations under the Private Option. The Private Option is terminated after one year, at which time the value of the Index has increased to $180,000 and the Portfolio has paid $5,000 in fees and interest-equivalent payments. The Settlement Price would be calculated as $180,000 (the current notional amount), less $100,000 in economic leverage, and the Portfolio would have a net gain of $25,000 ($180,000 less $100,000 less $50,000 less $5,000).

Example B - Hypothetical Loss

The Advisor purchases a Private Option under the terms described above. However, upon termination of the Private Option the value of the Basket has declined to $120,000. The Settlement Price would be calculated as $120,000, less $100,000 in economic leverage, and the Portfolio would have a net loss of $35,000 ($120,000 less $100,000 less $50,000 less $5,000).

Equity Swap Agreements. Each Portfolio may also enter into equity swap agreements for the purpose of attempting to obtain a desired return or exposure to certain equity securities or equity indices in an expedited manner or at a lower cost to a Portfolio than if the Portfolio had invested directly in such securities.

Swap agreements are two party contracts entered into primarily by institutional investors for periods ranging from a few weeks to more than one year. In a standard swap transaction, two parties agree to exchange the returns (or differentials in return) earned or realized on particular predetermined investments or instruments. The gross returns to be exchanged or “swapped” between the parties are generally calculated with respect to a “notional amount,” i.e., the return on, or increase in value of a particular dollar amount invested in a “basket” of particular securities or securities representing a particular index.

Forms of swap agreements include:

(1)	equity or index caps, under which, in return for a premium, one party agrees to make payment to the other to the extent that the return on securities exceeds a specified rate, or “cap;”

(2)	equity or index floors, under which, in return for a premium, one party agrees to make payments to the other to the extent that the return on securities fall below a specified level, or “floor;” and

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(3)	equity or index collars, under which a party sells a cap and purchases a floor or vice versa in an attempt to protect itself against movements exceeding given minimum or maximum levels.

Parties may also enter into bilateral swap agreements, which obligate one party to pay the amount of any net appreciation in a basket or index of securities while the counterparty is obligated to pay the amount of any net depreciation.

The “notional amount” of the swap agreement is only a fictive basis on which to calculate the obligations that the parties to a swap agreement have agreed to exchange. Most swap agreements entered into by the Portfolios would calculate the obligations of the parties to the agreement on a “net basis.” Consequently, a Portfolio’s current obligations (or rights) under a swap agreement will generally be equal only to the net amount to be paid or received under the agreement based on the relative values of the positions held by each party to the agreement (the “net amount”). A Portfolio’s current obligations under a swap agreement will be accrued daily (offset against amounts owed to the Portfolio) and any accrued but unpaid net amounts owed to a swap counterparty will be covered by the maintenance of a segregated account consisting of liquid assets. A Portfolio will not enter into a swap agreement with any single party if the net amount owed or to be received under existing contracts with that party would exceed 25% of the Portfolio’s net assets.

Whether a Portfolio’s use of swap agreements will be successful in furthering its investment objective will depend on the Advisor’s ability to predict correctly whether certain types of investments are likely to produce greater returns than other investments. Moreover, a Portfolio bears the risk of loss of the amount expected to be received under a swap agreement in the event of the default or bankruptcy of a swap agreement counterparty. The Advisor will cause a Portfolio to enter into swap agreements only with counterparties that would be eligible for consideration as repurchase agreement counterparties under the Portfolio’s repurchase agreement guidelines. Certain restrictions imposed on a Portfolio by the Internal Revenue Code may limit the Portfolio’s ability to use swap agreements. The swaps market is a relatively new market and is largely unregulated. It is possible that developments in the swaps market, including potential government regulation, could adversely affect the Portfolio’s ability to terminate existing swap agreements or to realize amounts to be received under such agreements.

Temporary Investments. Each Portfolio may adopt a temporary defensive position by investing up to 100% of its net assets in positions that are inconsistent with the Portfolios’ principal investment strategies in attempting to respond to adverse market, economic, political, or other conditions. Depending upon the level of merger activity and other economic and market conditions, a Portfolio may invest temporarily a substantial portion of its assets in:

▪	cash or cash equivalents, including money market instruments such as Treasury bills and other short-term obligations of the United States Government, its agencies or instrumentalities;

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▪
commercial paper rated A-1 by S&P or Prime-1 by Moody’s. In the case where commercial paper has received different ratings from different rating services, such commercial paper is acceptable so long as at least one rating is in the highest categories of the nationally recognized rating organizations described above; obligations of the U.S. government or its agencies or instrumentalities; and

▪	repurchase agreements.

When-Issued Securities and Forward Commitments.  Each Portfolio may purchase when-issued securities and make contracts to purchase or sell securities for a fixed price at a future date beyond customary settlement time. When-issued securities are securities that have been authorized, but not yet issued. When-issued securities are purchased in order to secure what is considered to be an advantageous price and yield to the Portfolio at the time of entering into the transaction. A forward commitment involves the entering into a contract to purchase or sell securities for a fixed price at a future date beyond the customary settlement period.

The purchase of securities on a when-issued or forward commitment basis involves a risk of loss if the value of the security to be purchased declines before the settlement date. Conversely, the sale of securities on a forward commitment basis involves the risk that the value of the securities sold may increase before the settlement date. Although a Portfolio will generally purchase securities on a when-issued or forward commitment basis with the intention of acquiring the securities for its portfolio, a Portfolio may dispose of when-issued securities or forward commitments prior to settlement if the Advisor deems it appropriate. When purchasing a security on a when-issued basis or entering into a forward commitment, a Portfolio must “set aside” liquid assets, or engage in other appropriate measures to “cover” its obligations.

To the extent a Portfolio invests in these temporary investments, the Portfolio may not reach its investment objective.

MANAGEMENT

The business of the Trust is managed under the direction of the Board of Trustees in accordance with its Amended and Restated Declaration of Trust (“Declaration of Trust”), which has been filed with the Securities and Exchange Commission and is available upon request. The Board of Trustees consists of seven individuals, six of whom are not “interested persons” (as defined under the 1940 Act) of the Trust or the Advisor (the “Independent Trustees”). Pursuant to the Declaration of Trust, the Trustees shall elect officers including a president, secretary and treasurer. The Board of Trustees retains the power to conduct, operate and carry on the business of the Trust and has the power to incur and pay any expenses that, in the opinion of the Board of Trustees, are necessary or incidental to carry out any of the Trust’s purposes. The Trustees, officers, employees and agents of the Trust, when acting in such capacities, shall not be subject to any personal liability except for his own bad faith, willful misfeasance, gross negligence or reckless disregard of his duties. Following is a list of the Trustees and executive officers of the Trust and their principal occupation over the last five years.

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Independent Trustees

Name, Address and Age	Position	Term of Office and Length of Time Served	Principal Occupation During the Past Five Years	Number of Portfolios in Fund Complex** Overseen by Trustee	Other Directorships held by Trustee During Past Five Years
Joseph E. Breslin (59) November 18, 1953 c/o Hatteras Funds, 8540 Colonnade Center Drive, Suite 401 Raleigh, NC 27615	Trustee and Chairman	Indefinite Term since 2004	Consultant (2009 to Present); Chief Operating Officer, Central Park Credit Holdings, Inc. (2007 to September 2009)	18	Director, Kinetics Mutual Funds, Inc. (mutual fund) from 2000 to Present (8 portfolios); Trustee, Kinetics Portfolios Trust (mutual fund) from 2000 to Present (8 portfolios).
H. Alexander Holmes (70) May 4, 1942 c/o Hatteras Funds, 8540 Colonnade Center Drive, Suite 401 Raleigh, NC 27615	Trustee	Indefinite Term since 2009	Founder, Holmes Advisory Services, LLC, a financial consultation firm (1993 to Present).	18	None
Thomas Mann (63) February 1, 1950 c/o Hatteras Funds, 8540 Colonnade Center Drive, Suite 401 Raleigh, NC 27615	Trustee	Indefinite Term since 2002	Private Investor (2012 to Present); Managing Director and Group Head Financial Institutions Group, Société Générale, Sales of Capital Market Solutions and Products (2003 to 2012)	18	Director, F-Squared Investments, Inc. (from January 2012 to Present); Director, Virtus Global Multi-Sector Income Fund from 2011 to Present; Director, Virtus Total Return Fund from 2012 to Present.

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Name, Address and Age	Position	Term of Office and Length of Time Served	Principal Occupation During the Past Five Years	Number of Portfolios in Fund Complex** Overseen by Trustee	Other Directorships held by Trustee During Past Five Years
Steve E. Moss (60) February 18, 1953 c/o Hatteras Funds, 8540 Colonnade Center Drive, Suite 401 Raleigh, NC 27615	Trustee	Indefinite Term since 2009	Principal, Holden, Moss, Knott, Clark, Copley & Hoyle, PA, accountants and business consultants (1996 to Present). Member Manager, HMKCT Properties, LLC (1996 to Present).	18	None
Gregory S. Sellers (53) May 5, 1959 c/o Hatteras Funds, 8540 Colonnade Center Drive, Suite 401 Raleigh, NC 27615	Trustee	Indefinite Term since 2009	Chief Financial Officer, Imagemark Business Services, Inc., a provider of marketing and print communications solutions (June 2009 to Present). Chief Financial Officer and Director, Kings Plush, Inc., a fabric manufacturer (2003 to June 2009).	18	None
Daniel K. Wilson (64) June 22, 1948 8540 Colonnade Center Drive, Suite 401 Raleigh, NC 27615	Trustee	Indefinite Term since 2012	Owner and Principal, Daniel K. Wilson, CPA (2008 to Present).	18	None

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Interested Trustee and Officers
Name, Address and Age	Position	Term of Office and Length of Time Served	Principal Occupation During the Past Five Years	Number of Portfolios in Fund Complex** Overseen by Trustee	Other Directorships held by Trustee During Past Five Years
David B. Perkins (50) July 18, 1962 c/o Hatteras Funds, 8540 Colonnade Center Drive, Suite 401 Raleigh, NC 27615	Trustee and President*	Indefinite Term since 2009	Chairman and Managing Principal, Hatteras Funds (2003 to Present).	18	None
Robert Lance Baker (41) September 17, 1971 c/o Hatteras Funds, 8540 Colonnade Center Drive Suite 401 Raleigh, NC 27615	Treasurer	Indefinite Term since 2009	Mr. Baker joined Hatteras in March 2008 and is currently the Chief Financial Officer of Hatteras and its affiliated entities.	N/A	N/A
Andrew P. Chica (37) September 7, 1975 c/o Hatteras Funds, 8540 Colonnade Center Drive Suite 401 Raleigh, NC 27615	Chief Compliance Officer	Indefinite Term since 2009	Mr. Chica joined Hatteras in November 2007 and became the Chief Compliance Officer of Hatteras and its affiliates in 2008.	N/A	N/A
J. Michael Fields (39) July 14, 1973 c/o Hatteras Funds, 8540 Colonnade Center Drive Suite 401 Raleigh, NC 27615	Secretary	Indefinite Term since 2009	Mr. Fields is Chief Operating Officer of Hatteras and its affiliates and has been employed by the Hatteras firm since its inception in September 2003.	N/A	N/A

*	Mr. Perkins is an “interested” Trustee because of his affiliation with the Advisor.
**
The term “fund complex” refers to (i) the Fund Trust (consisting of five funds), (ii) the Trust (consisting of five funds), the investment adviser for each of which is Hatteras Alternative Mutual Funds, LLC, (iii) Hatteras Global Private Equity Partners Institutional, LLC, Hatteras GPEP Fund II, LLC and Hatteras VC Co-Investment Fund II, LLC, the investment advisor for which is Hatteras Capital Investment Management, LLC, an affiliate of Hatteras Alternative Mutual Funds, and (iv) Hatteras Core Alternatives TEI Fund, L.P., Hatteras Master Fund, L.P., Hatteras Core Alternatives Fund, L.P., Hatteras Core Alternatives Institutional Fund, L.P. and Hatteras Core Alternatives TEI Institutional Fund, L.P., the investment adviser for which is Hatteras Investment Partners LLC, an affiliate of Hatteras Alternative Mutual Funds.

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The Board of Trustees believes that the significance of each Trustee’s experience, qualifications, attributes or skills is an individual matter (meaning that experience that is important for one Trustee may not have the same value for another) and that these factors are best evaluated at the Board level, with no single Trustee, or particular factor, being indicative of the Board’s effectiveness.  The Board determined that each of the Trustees is qualified to serve as a Trustee of the Trust based on a review of the experience, qualifications, attributes and skills of each Trustee.  In reaching this determination, the Board has considered a variety of criteria, including, among other things: character and integrity; ability to review critically, evaluate, question and discuss information provided, to exercise effective business judgment in protecting shareholder interests and to interact effectively with the other Trustees, the Advisor, other service providers, counsel and the independent registered accounting firm (“independent auditors”); and willingness and ability to commit the time necessary to perform the duties of a Trustee.  Each Trustee’s ability to perform his duties effectively is evidenced by his experience or achievements in the following areas:  management or board experience in the investment management industry or companies in other fields, educational background and professional training; and experience as a Trustee of the Trust or other trusts in the Fund Complex.  Information as of December 31, 2012 indicating the specific experience, skills, attributes and qualifications of each Trustee, which led to the Board’s determination that the Trustee should serve in this capacity, is provided below.

Joseph E. Breslin.  Mr. Breslin has been a Trustee and Chairman of the Board since 2004.  He has over 25 years of investment management experience and has held positions as the chief operating officer of a financial services company and an investment management company.  He currently serves as a director and trustee of unrelated mutual funds and has held such positions since 2000.

H. Alexander Holmes.  Mr. Holmes has been a Trustee since 2009.  He has degrees in law and accounting and spent 25 years in the tax practice of a nationally recognized accounting firm and was a managing partner of one of its offices.  He has over 43 years of experience as a tax professional and estate planning consultant and has served on the boards and audit committees of several public companies.  He is a retired certified public accountant and the founder of a tax and financial consulting firm advising family businesses and high net worth individuals.

Thomas Mann.  Mr. Mann has been a Trustee since 2002.  He has 40 years of asset management and banking experience and is currently a private investor. He is a former managing director of an investment bank.

Steve E. Moss.  Mr. Moss has been a Trustee since 2009.  He has over 30 years of public accounting experience advising businesses and high net worth individuals. He is a certified public accountant and is currently a principal of an accounting firm and a manager of a real estate investment partnership.

David B. Perkins.  Mr. Perkins has been a Trustee and President of the Portfolios since 2009.  In addition, Mr. Perkins has been Chairman and President of each registered closed-end fund in the Hatteras Funds Complex since inception. Mr. Perkins has also been the Chairman and Managing Principal of Hatteras Investment Partners LLC and its affiliated entities since September 2003.  Mr. Perkins has over 20 years of experience in investment management consulting and institutional and private client relations and offers proven experience building, operating and leading client-focused businesses.

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Greg Sellers.  Mr. Sellers has been a Trustee since 2009.  He has over 25 years of experience in finance, including public accounting, and has held positions in private companies as a chief financial officer and vice president of finance.  He is currently the chief financial officer of a marketing and print communications solutions company.

Daniel K. Wilson.  Mr. Wilson has been a Trustee since 2012.  Mr. Wilson has over 8 years of public accounting experience and currently runs an accounting business for which he is owner and principal.  He is a certified public accountant and previously served as Chief Financial Officer for a privately held company with sales in excess of $1 billion annually.

Specific details regarding each Trustee’s principal occupations during the past five years are included in the table above. The summaries set forth above as to the experience, qualifications, attributes and/or skills of the Trustees do not constitute holding out the Board or any Trustee as having any special expertise or experience, and do not impose any greater responsibility or liability on any such person or on the Board as a whole than would otherwise be the case.

Board Composition and Leadership Structure
The Board of Trustees consists of seven individuals, six of whom are Independent Trustees.  The Chairman of the Board of Trustees, Mr. Joseph E. Breslin, is an Independent Trustee and serves as liaison for communications between the Trustees and the Trust’s management and service providers.

The Board believes that its structure facilitates the orderly and efficient flow of information to the Trustees from the Advisor and other service providers with respect to services provided to the Trust, potential conflicts of interest that could arise from these relationships and other risks that the Trust may face.  The Board further believes that its structure allows all of the Trustees to participate in the full range of the Board’s oversight responsibilities.  The Board believes that the orderly and efficient flow of information and the ability to bring each Trustee’s talents to bear in overseeing the Trust’s operations is important, in light of the size and complexity of the Trust and the risks that the Trust faces.  The Board and its committees review their structure regularly, to help ensure that it remains appropriate as the business and operations of the Trust, and the environment in which the Trust operates, changes.

Board of Trustees’ Role in Risk Oversight of the Trust
The Board oversees risk management for the Trust directly and, as to certain matters, through its committees.  The Board exercises its oversight in this regard primarily through requesting and receiving reports from and otherwise working with the Trust’ senior officers (including the Trust’s President, Chief Compliance Officer and Treasurer), portfolio management and other personnel of the Advisor, the Trust’s independent auditors, legal counsel and personnel from the Trust’s other service providers.  The Board has adopted, on behalf of the Trust, and periodically reviews with the assistance of the Trust’s Chief Compliance Officer, policies and procedures designed to address certain risks associated with the Trust’s activities.  In addition, the Advisor and the Trust’s other service providers also have adopted policies, processes and procedures designed to identify, assess and manage certain risks associated with the Trust’s activities, and the Board receives reports from service providers with respect to the operation of these policies, processes and procedures as required and/or as the Board deems appropriate.

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Board Committees

Audit Committee
The members of the Audit Committee of the Board of Trustees are Messrs. Breslin, Mann, Holmes, Sellers, Wilson and Moss, each an Independent Trustee. Mr. Moss is the chairperson of the Audit Committee. The Audit Committee oversees the Portfolios’ financial reporting process, reviews audit results and recommends annually to the Trust a firm of independent registered public accountants and plans to meet at least once annually.  The Audit Committee met three times during the Trust’s most recent fiscal year.

The members of the Audit Committee are also responsible for compliance with Rules 205.2(k) and 205.3(c) of the Code of Federal Regulations, regarding alternative reporting procedures for attorneys retained or employed by the issuer who appear and practice before the Securities and Exchange Commission on behalf of the issuer (the issuer attorneys).  An issuer attorney who becomes aware of evidence of a material violation by the Trust, or by any officer, director, employee, or agent of the Trust, may report evidence to a member of the Audit Committee as an alternative to the reporting requirements of Rule 205.3(b) (which requires reporting to the chief legal officer and potentially “up the ladder” to other entities).

Nominating Committee
The members of the Nominating Committee of the Board of Trustees are Messrs. Breslin, Mann, Holmes, Moss, Sellers and Wilson, each an Independent Trustee. Mr. Sellers is the chairperson of the Nominating Committee.  The Nominating Committee is responsible for seeking and reviewing candidates for consideration as nominees for Trustees as is considered necessary from time to time and meets only as necessary.  The Nominating Committee does not consider nominees recommended by shareholders for vacancies on the Board.  The Nominating Committee met once during the last fiscal year.

Valuation Committee
The members of the Valuation Committee of the Board of Trustees are Messrs. Breslin, Mann, Holmes, Sellers, Wilson and Moss, each an Independent Trustee and Mr. Baker and Ms. Hughes, each of the Advisor.  Mr. Mann is the chairperson of the Valuation Committee.  The Valuation Committee is responsible for monitoring the valuation of portfolio securities and other investments, and, as required by the Trust’s valuation policies, when the full Board is not in session, determining the fair value of illiquid and other holdings after consideration of all relevant factors.  The Valuation Committee met four times during the Trust’s most recent fiscal year.

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Compensation

Each Trustee who is not affiliated with the Trust, Fund Trust or the Advisor receives an annual retainer in the amount of $32,000 per year, as well as reimbursement for any reasonable expenses incurred attending the meetings.  “Interested persons” who serve as Trustees of the Trust receive no compensation for their services as Trustees. None of the executive officers receive compensation from the Trust.

The table below details the amount of compensation the Trustees received for the fiscal year ended December 31, 2012. Currently, the Trust does not have a bonus, profit sharing, pension or retirement plan.
Name of Trustee	Aggregate Compensation from Registrant (1)	Pension or Retirement Benefits Accrued as Part of Portfolio Expenses	Estimated Annual Benefits Upon Retirement	Total Compensation from Fund Complex Paid to Trustees(2)
Joseph Breslin	$32,000	$0	$0	$52,833
Robert Anderson(3)	$20,000	$0	$0	$20,000
Joy Montgomery Rocklin(4)	$20,000	$0	$0	$20,000
Thomas Mann	$32,000	$0	$0	$52,833
H. Alexander Holmes	$32,000	$0	$0	$77,833
Steve E. Moss	$32,000	$0	$0	$77,833
Gregory S. Sellers	$32,000	$0	$0	$76,583
Daniel K. Wilson(5)	$29,000	$0	$0	$74,833
David Perkins	$0	$0	$0	$0

(1)	Trustee compensation is not a direct expense of the Trust because it is paid by the Advisor from the operating services fee it collects from the Trust.

(2)
Fund Complex includes (i) the Fund Trust (consisting of five funds), (ii) the Trust (consisting of five funds), the investment adviser for each of which is Hatteras Alternative Mutual Funds, LLC, (iii) Hatteras Global Private Equity Partners Institutional, LLC, Hatteras GPEP Fund II, LLC and Hatteras VC Co-Investment Fund II, LLC, the investment advisor for which is Hatteras Capital Investment Management, LLC, an affiliate of Hatteras Alternative Mutual Funds, and (iv) Hatteras Core Alternatives TEI Fund, L.P., Hatteras Master Fund, L.P., Hatteras Core Alternatives Fund, L.P., Hatteras Core Alternatives Institutional Fund, L.P. and Hatteras Core Alternatives TEI Institutional Fund, L.P., the investment adviser for which is Hatteras Investment Partners LLC, an affiliate of Hatteras Alternative Mutual Funds.  The Trustees received their total compensation from the operating services fees paid by the Fund Complex to the Advisor with regard to items (i) and (ii) and directly from the funds with regard to items (iii) and (iv).

(3)	Mr. Anderson resigned from the Trust effective February 17, 2012.

(4)	Ms. Montgomery Rocklin resigned from the Trust effective February 17, 2012.

(5)	Effective April 1, 2012, Mr. Wilson was appointed as an Independent Trustee.

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Management Ownership

As of March 31, 2013, the officers and Trustees, as a group, owned less than 1% of the Portfolios’ outstanding beneficial interests.  The following table shows the dollar range of shares beneficially owned by each Trustee in the Portfolios as of December 31, 2012:

Name of Trustee	Dollar Range of Trust Shares Owned	Aggregate Dollar Range of Shares Owned in all Registered Investment Companies Overseen by Trustee in Family of Investment Companies *
Joseph Breslin	$0	$10,001 - $50,000
Thomas Mann	$0	$10,001 - $50,000
Gregory S. Sellers	$0	$0
Steve E. Moss	$0	$0
H. Alexander Holmes	$0	$10,001 - $50,000
Daniel K. Wilson	$0	$0
David B. Perkins	$0	Above $100,000

* The Family of Investment Companies includes each series of Underlying Funds Trust and the Hatteras Alternative Mutual Funds Trust.

As of December 31, 2012, neither the Independent Trustees nor members of their immediate family owned securities beneficially or of record in the Advisor, the Portfolios’ principal underwriter, or an affiliate of the Advisor or principal underwriter. Accordingly, neither the Independent Trustees nor members of their immediate family have direct or indirect interest, the value of which exceeds $120,000, in the Advisor, the Portfolios’ principal underwriter or any of their affiliates. In addition, during the two most recently completed calendar years, neither the Independent Trustees nor members of their immediate families have conducted any transactions (or series of transactions) in which the amount involved exceeds $120,000 and to which the Advisor, the Portfolios’ principal underwriter or any affiliate thereof was a party.

CONTROL PERSONS AND PRINCIPAL HOLDERS

A principal shareholder is any person/entity who owns of record or beneficially 5% or more of the outstanding shares of the Portfolio. A control person is one who owns beneficially or through controlled companies more than 25% of the voting securities of a company or acknowledges the existence of control. As of March 31, 2013, the following shareholders were considered to be either a control person or principal shareholder of the Portfolios:  The Fund Trust is the record owner of 100% of the shares of the Trust.

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INVESTMENT ADVISOR, SUB-ADVISORS, TRADING ADVISORS AND
SUBSIDIARY

Investment Advisor, Advisory Agreement and Operating Services Contract

Hatteras Alternative Mutual Funds, LLC, 8540 Colonnade Center Drive, Suite 401, Raleigh, NC 27615 (the “Advisor”) is registered as an investment advisor with the Securities and Exchange Commission under the 1940 Act. The Advisor is controlled by Hatteras Capital Investment Management, LLC (“HCIM”).  David B. Perkins, Interested Trustee, and Robert Worthington are managing members of HCIM.

Under the terms of the Investment Advisory Agreement (the “Advisory Agreement”) between the Trust and the Advisor, the Advisor:

(1)
manages the investment operations of the Portfolios and the composition of their portfolios, including the purchase, retention and disposition of securities in accordance with the Portfolios’ investment objectives,

(2)	provides all statistical, economic and financial information reasonably required by the Portfolios and reasonably available to the Advisor,

(3)	provides the Custodian of the Portfolios’ securities on each business day with a list of trades for that day, and

(4)	provides persons satisfactory to the Trust’s Board of Trustees to act as officers and employees of the Trust.

Under the terms of the Operating Services Agreement (the “Services Contract”) between the Trust and the Advisor, the Advisor pays the following Portfolio expenses, including, without limitation:

(1)	the costs incurred in connection with registration and maintenance of its registration under the Securities Act, the 1940 Act, and state securities laws and regulations,

(2)	preparation of and printing and mailing reports, notices and prospectuses to current shareholders,

(3)	transfer taxes on the sales of the Portfolios’ shares,

(4)	Custodial, shareholder transfer charges and fees of the Portfolios’ private placement agent,

(5)	legal (excluding litigation to which the Portfolios may be a party), auditing and accounting expenses,

(6)	Expenses of servicing shareholder accounts,

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(7)	Insurance expenses for fidelity and other coverage,

(8)	fees and expenses of Trustees who are not “interested persons” within the meaning of the 1940 Act, and

(9)	Expenses of Trustee and shareholder meetings.

Each Portfolio is also liable for such nonrecurring expenses as may arise, including litigation to which the Portfolio may be a party. Each Portfolio has an obligation to indemnify each of its officers and Trustees with respect to such litigation but not against any liability to which he would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence, or reckless disregard of the duties involved in the conduct of his office.

The Advisor receives an advisory fee, payable monthly, for the performance of its services at an annual rate of 1.75% of the average daily net assets of each Portfolio, excluding any direct or indirect use of leverage.  The Advisor also receives an operating services fee, payable monthly, for the performance of its services at an annual rate of 0.25% of the average daily net assets of each Portfolio, excluding any direct or indirect use of leverage.  The advisory fee and operating services fee will be accrued daily for the purpose of determining the offering and redemption price of each Portfolios’ shares.

The combined effect of the Advisory Agreement and Services Contract is to place a cap or ceiling on each Portfolios’ ordinary annual operating expenses at 2.00% of the average daily net assets of each Portfolio, excepting brokerage commissions and portfolio trading transfer tax, interest on Portfolio borrowing, dividends paid on short sales, taxes, litigation and other extraordinary expenses.

The Advisory Agreement and Services Contract will continue from year to year provided such continuance is approved at least annually by (a) a vote of the majority of the Trust’s Independent Trustees, cast in person at a meeting specifically called for the purpose of voting on such approval and by (b) the majority vote of either all of the Trustees or the vote of a majority of the outstanding shares of each Portfolio. The Advisory Contract and Services Contract may be terminated without penalty on 60 days’ written notice by a vote of a majority of the Trust’s Trustees or by the Advisor, or by holders of a majority of each Portfolio’s outstanding shares. The Advisory Contract and Services Contract shall terminate automatically in the event of its assignment.

Sub-Advisory Agreements

Each of the Sub-Advisory Agreements provide that the Sub-Advisor will formulate and implement a continuous investment program for the Portfolio in accordance with each Portfolio’s objective, policies and limitations and any investment guidelines established by the Advisor. Each Sub-Advisor will, subject to the supervision and control of the Advisor, determine in its discretion which issuers and securities will be purchased, held, sold or exchanged by each Portfolio, and will place orders with and give instruction to brokers and dealers to cause the execution of such transactions. Each Sub-Advisor is required to furnish at its own expense all investment facilities necessary to perform its obligations under the Sub-Advisory Agreements.

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Each Sub-Advisory Agreement will continue in effect from year to year after each Agreement’s initial two-year term, provided it is approved at least annually by a vote of the majority of the Trustees, where applicable, who are not parties to the agreement or interested persons of any such party, cast in person at a meeting specifically called for the purpose of voting on such approval. Each Sub-Advisory Agreement may be terminated without penalty at any time by the Advisor or the Sub-Advisor on 60 days’ written notice, and will automatically terminate in the event of its “assignment” (as that term is defined in the 1940 Act).

Sub-Advisors

In order to facilitate the efficient supervision and management of the Sub-Advisors by the Advisor and the Trustees, the Trust and the Advisor applied for, and the SEC approved, an exemptive order, which is also applicable to the Underlying Funds in the Underlying Funds Trust, that permits the Advisor, subject to certain conditions and approval by the Board of Trustees, but without shareholder approval, to hire new Sub-Advisors, change the terms of particular agreements with Sub-Advisors or continue the employment of existing Sub-Advisors after events that would otherwise cause an automatic termination of a sub-advisory agreement. Within 60 days of employing a new Sub-Advisor, shareholders will receive notification of the change. The Trust currently engages the following Sub-Advisors to conduct the investment programs of the Portfolio pursuant to separate sub-advisory agreements with the Advisor (“Sub-Advisory Agreements”):

Chartwell Investment Partners
The Advisor has entered into a sub-advisory agreement with Chartwell Investment Partners (“Chartwell”) to manage a portion of the Long/Short Equity Portfolio.  Chartwell is located at 1235 Westlakes Drive, Suite 400, Berwyn, PA 19312, and is a registered investment adviser.  Chartwell provides portfolio management services to individually managed accounts for individuals, including high net worth individuals, investment companies, pension and profit sharing plans, pooled investment vehicles, charitable organizations, other corporate entities and state and municipal governments.

Coe Capital Management, LLC
The Advisor has entered into a Sub-Advisory Agreement with Coe Capital Management, LLC (“Coe”) to manage a portion of the Long/Short Equity Portfolio. Coe is located at 9 Parkway North, Suite 325, Deerfield, IL 60015, and is a registered investment advisor. Coe provides investment advice and portfolio management services to individuals, including high net worth individuals, investment companies, pension and profit sharing plans, other pooled investment vehicles, charitable organizations and other investment advisers .

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FrontFour Capital Group, LLC
The Advisor has entered into a Sub-Advisory Agreement with FrontFour Capital Group, LLC (“FrontFour”) to manage a portion of the Event Driven Portfolio.  FrontFour is located at Two Stamford Landing, 68 Southfield Avenue, Suite 290, Stamford, CT 06902, and is a registered investment advisor.  FrontFour provides investment advice and portfolio management services to investment companies and other pooled investment vehicles.

GAMCO Asset Management Inc.
The Advisor has entered into a Sub-Advisory Agreement with GAMCO Asset Management Inc. (“GAMCO”) to manage a portion of the Event Driven Portfolio.  GAMCO is located at One Corporate Center, Rye, NY 10580, and is a registered investment advisor.  GAMCO provides investment advice, management services and portfolio management services to individually managed accounts for high net worth individuals, investment companies, foundations, charitable organizations, pension and profit sharing plans, pooled investment vehicles, banking or thrift institutions, other corporate entities, and state and municipal governments.

Inflection Partners, LLC
The Advisor has entered into a sub-advisory agreement with Inflection Partners, LLC (“Inflection”) to manage a portion of the Market Neutral Portfolio.  Inflection is located at 388 Market Street, Suite 1300, San Francisco, CA 94111, and is a registered investment adviser.  Inflection provides portfolio management services to investment companies and other pooled investment vehicles.

ISF Management LLC
The Advisor has entered into a sub-advisory agreement with ISF Management LLC (“ISF”) to manage a portion of the Long/Short Equity Portfolio.  ISF is located at 767 Third Avenue, 39th Floor, New York, NY 10017, and is a registered investment advisor.  ISF provides portfolio management services to investment companies and other pooled investment vehicles.

KeyPoint Capital Management, LLC
The Advisor has entered into a Sub-Advisory Agreement with KeyPoint Capital Management, LLC (“KeyPoint”) to manage a portion of the Long/Short Equity Portfolio.  KeyPoint is located at 3100 Monticello Avenue, Suite 400, Dallas, TX 75205, and is a registered investment advisor. KeyPoint provides investment advice and portfolio management services to investment companies, other pooled investment vehicles and pension and profit sharing plans.

Meehan Combs, LP
The Advisor has entered into a Sub-Advisory Agreement with Meehan Combs, LP (“Meehan”) to manage a portion of the Relative Value – Long/Short Debt Portfolio.  Meehan is located at 660 Steamboat Road, Greenwich, CT 06830, and is a registered investment advisor. Meehan provides investment advice and portfolio management services to pooled investment vehicles.

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Nicholas Investment Partners, L.P.
The Advisor has entered into a Sub-Advisory Agreement with Nicholas Investment Partners, L.P. (“Nicholas”) to manage a portion of the Market Neutral Portfolio.  Nicholas is located at 6451 El Sicomero Street, Rancho Santa Fe, CA 92067, and is a registered investment advisor. Nicholas provides investment advice and portfolio management services to individually managed accounts for high net worth individuals, investment companies and other pooled investment vehicles.

OMT Capital Management, LLC
The Advisor has entered into a Sub-Advisory Agreement with OMT Capital Management, LLC (“OMT”) to manage a portion of the Long/Short Equity Portfolio.  OMT is located at One Montgomery Street, Suite 3300, San Francisco, CA 94104, and is a registered investment advisor.  OMT provides investment advice and portfolio management services to pension and profit sharing plans, pooled investment vehicles, businesses and corporations and separately managed accounts.

Phineus Partners L.P.
The Advisor has entered into a Sub-Advisory Agreement with Phineus Partners L.P. (“Phineus”) to manage a portion of the Long/Short Equity Portfolio.  Phineus is located at 251 Post Street, Suite 500, San Francisco, CA 94102, and is a registered investment advisor.  Phineus provides investment advice and portfolio management services to pooled investment vehicles and separately managed accounts.

Raven Rock Capital, LLC
The Advisor has entered into a sub-advisory agreement with Raven Rock Capital, LLC (“Raven Rock”) to manage a portion of the Relative Value – Long/Short Debt Portfolio.  Raven Rock is located at 55 Vilcom Center, Suite 240, Chapel Hill, NC 27514, and is a registered investment adviser.  Raven Rock provides portfolio management services to investment companies and other pooled investment vehicles.

Smith Breeden Associates, Inc.
The Advisor has entered into a Sub-Advisory Agreement with Smith Breeden Associates, Inc. (“Smith Breeden”) to manage a portion of the Relative Value – Long/Short Debt Portfolio.  Smith Breeden is located at 280 South Mangum Street, Suite 301, Durham, NC 27701, and is a registered investment advisor.  Smith Breeden provides investment advice, management services and portfolio management services to individually managed accounts for high net worth individuals, banking and thrift institutions, investment companies, pension and profit sharing plans, pooled investment vehicles, state and municipal government entities, foundations and insurance funds.

Sound Point Capital Management, L.P.
The Advisor has entered into a Sub-Advisory Agreement with Sound Point Capital Management, L.P. (“Sound Point”) to manage a portion of the Relative Value – Long/Short Debt Portfolio.  Sound Point is located at 375 Park Avenue, 25th Floor, New York, NY 10152, and is a registered investment advisor.  Sound Point provides investment advice and portfolio management services to high net worth individuals, investment companies, other pooled investment vehicles and trusts.

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SW Asset Management, LLC
The Advisor has entered into a sub-advisory agreement with SW Asset Management, LLC (“SW”) to manage a portion of the Relative Value – Long/Short Debt Portfolio.  SW is located at 23 Corporate Plaza Drive, Suite 130, Newport Beach, CA 92660, and is a registered investment adviser.  SW provides portfolio management services to investment companies and other pooled investment vehicles.

Tamarack Capital Management, LLC
The Advisor has entered into a sub-advisory agreement with Tamarack Capital Management, LLC (“Tamarack”) to manage a portion of the Long/Short Equity Portfolio.  Tamarack is located at 2333 State Street, Suite 102, Carlsbad, CA 92008, and is a registered investment adviser.  Tamarack provides portfolio management services to investment companies and other pooled investment vehicles.

Tiburon Capital Management LLC
The Advisor has entered into a Sub-Advisory Agreement with Tiburon Capital Management, LLC (“Tiburon”) to manage a portion of the Event Driven Portfolio.  Tiburon is located at 527 Madison Avenue, 6th Floor, New York, NY 10022, and is a registered investment advisor.  Tiburon provides investment advice and portfolio management services to pooled investment vehicles and separately managed accounts.

TWIN Capital Management, Inc.
The Advisor has entered into a Sub-Advisory Agreement with TWIN Capital Management, Inc. (“TWIN Capital”) to manage a portion of the Market Neutral Portfolio.  TWIN Capital is located at 3244 Washington Road, Suite 202, McMurray, PA 15317, and is a registered investment advisor.  TWIN Capital provides investment advice, management services and portfolio management services to individually managed accounts for high net worth individuals, investment companies, pension and profit sharing plans, pooled investment vehicles, other corporate entities, and state and municipal governments.

White Oak Global Advisors, LLC
The Advisor has entered into a Sub-Advisory Agreement with White Oak Global Advisors, LLC (“White Oak”) to manage a portion of the Event Driven Portfolio.  White Oak is located at 88 Kearney Street, Fourth Floor, San Francisco, CA 94108, and is a registered investment advisor.  White Oak provides investment advice and portfolio management services to pooled investment vehicles, pension and profit sharing plans, corporations and other investment advisers.

Trading Agreements

Each of the Trading Agreements provide that the Trading Advisor will assist the Advisor in providing a continuous investment program for that portion of the Managed Futures Strategies Portfolio’s assets allocated to the Trading Advisor’s Trading Account including investment research and management with respect to commodity interests. Each Trading Advisor will, subject to the supervision and control of the Advisor, provide services under this Agreement in accordance with the Portfolio’s investment objective, policies and restrictions. Each Trading Advisor is required to furnish at its own expense all investment facilities necessary to perform its obligations under the Trading Agreement.

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Each Trading Agreement will continue in effect from year to year, provided it is approved at least annually by a vote of the majority of the Trustees, where applicable, who are not parties to the agreement or interested persons of any such party, cast in person at a meeting specifically called for the purpose of voting on such approval. Each Trading Agreement may be terminated without penalty at any time by the Advisor or the Trading Advisor on 60 days’ written notice, and will automatically terminate in the event of its “assignment” (as that term is defined in the 1940 Act).

Trading Advisors

The Advisor is responsible for selecting the Trading Advisors for the Managed Futures Strategies Portfolio. The Trading Advisors will be engaged to trade the Trading Accounts in which the Subsidiary invests in accordance with the Managed Futures Strategies Portfolio’s investment objective, policies and limitations and any investment guidelines established by the Advisor and the Board of Trustees. Each Trading Advisor will be responsible, subject to the supervision and control of the Advisor and the Board of Trustees, for the Trading Accounts it trades.

2100 Xenon Group, LLC
The Advisor has entered into a Trading Agreement with 2100 Xenon Group, LLC (“2100 Xenon”) to manage a portion of the Managed Futures Strategies Portfolio.  2100 Xenon is located at 430 West Erie Street, Suite 300, Chicago, IL 60654, is a registered investment adviser and is registered as a Commodity Trading Advisor (“CTA”).  2100 Xenon provides portfolio management and trading services to individuals, including high net worth individuals, investment companies, pooled investment vehicles and corporations.

Dominion Capital Management Institutional Advisors, Inc.
The Advisor has entered into a Trading Agreement with Dominion Capital Management Institutional Advisors, Inc. (“Dominion”) to manage a portion of the Managed Futures Strategies Portfolio.  Dominion is located at 12935 S. West Bayshore Dr., Suite 420, Traverse City, MI 49684, and is registered as a CTA.  Dominion provides trading services to high net worth individuals.

Northfield Trading LP
The Advisor has entered into a Trading Agreement with Northfield Trading LP (“Northfield”) to manage a portion of the Managed Futures Strategies Portfolio.  Northfield is located at 3609 S. Wadsworth, Suite 250, Denver, CO 80235-2110, is a registered investment adviser and is registered as a CTA.  Northfield provides trading services to high net worth individuals and pooled investment vehicles.

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Revolution Capital Management, LLC
The Advisor has entered into a Trading Agreement with Revolution Capital Management, LLC (“Revolution”) to manage a portion of the Managed Futures Strategies Portfolio.  Revolution is located at 520 Zang Street, Suite 209, Broomfield, CO 80021, and is registered as a CTA.  Revolution provides trading services to high-net worth individuals and institutional investors.

The Advisor pays the Sub-Advisors and Trading Advisors an annual fee out of its advisory fee based on the average daily net assets of the Portfolio allocated to, and managed, by each Sub-Advisor or Trading Advisor.

Organization and Management of the Subsidiary

The Managed Futures Strategies Portfolio intends to gain exposure to commodity markets by investing up to 25% of its total assets in the Subsidiary. The Subsidiary invests the majority of its assets in the Trading Accounts. The Subsidiary is a company organized under the laws of the Cayman Islands, whose registered office is located at the offices of Ogier Fiduciary Services (Cayman) Limited, 89 Nexus Way, Camana Bay, Grand Cayman KY -9007, Cayman Islands. The Subsidiary’s affairs are overseen by a board of directors, comprised of the same persons as the Trust’s Board of Trustees.  The Subsidiary has entered into a separate contract with the Advisor pursuant to which the Advisor provides investment advisory services to the Subsidiary.

Portfolio Managers

The following section provides information regarding each portfolio managers’ compensation, other accounts managed, material conflicts of interests, and any ownership of securities in the Portfolios.

Other Accounts Managed by Portfolio Managers

The table below identifies, for each portfolio manager of the Portfolios, the number of accounts managed and the total assets in such accounts, within each of the following categories: registered investment companies, other pooled investment vehicles, and other accounts. To the extent that any of these accounts are based on account performance, this information is reflected in separate tables below. Information is shown as of December 31, 2012.  Asset amounts are approximate and have been rounded.

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Portfolio Manager	Registered Investment Companies (excluding the Hatteras Funds and Portfolios )		Other Pooled Investment Vehicles		Other Accounts
	Number of Accounts	Total Assets in the Accounts	Number of Accounts	Total Assets in the Accounts	Number of Accounts	Total Assets in the Accounts
Michael P. Hennen	0	$0.00	0	$0.00	0	$0.00
Robert Murphy	0	$0.00	0	$0.00	0	$0.00

The following table reflects information regarding accounts for which the portfolio manager has day-to-day management responsibilities and with respect to which the advisory fee is based on account performance. Information is shown as of December 31, 2012.  Asset amounts are approximate and have been rounded.

Other Accounts That Pay Performance-Based Advisory Fees Managed by Portfolio Managers

Portfolio Manager	Registered Investment Companies ( excluding the Hatteras Funds and Portfolios )		Other Pooled Investment Vehicles		Other Accounts
	Number of Accounts	Total Assets in the Accounts	Number of Accounts	Total Assets in the Accounts	Number of Accounts	Total Assets in the Accounts
Michael P. Hennen	0	$0.00	0	$0.00	0	$0.00
Robert Murphy	0	$0.00	0	$0.00	0	$0.00

Material Conflicts of Interest

Actual or apparent material conflicts of interest may arise when a portfolio manager has day-to-day management responsibilities with respect to more than one investment account or in other circumstances. Each Sub-Advisor and Trading Advisor may manage other accounts that have similar investment objectives or strategies. Portfolio managers of each of the Sub-Advisors and Trading Advisors who manage other investment accounts in addition to the Portfolios may be presented with the potential conflicts.

Any material conflicts of interest which may arise in connection with a Sub-Advisor’s or Trading Advisor’s management of a Portfolio’s investments and the management of the investments of other accounts are addressed primarily through each Sub-Advisor’s or Trading Advisor’s allocation policies. The Sub-Advisors and Trading Advisors attempt to allocate portfolio transactions equitably whenever concurrent decisions are made to purchase or sell securities for the Portfolios and another advisory account.

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Compensation Structure and Methods

The following section describes the structure of, and the methods used to determine the different types of compensation (e.g., salary, bonus, deferred compensation, retirement plans and arrangements) for each of the Portfolios’ portfolio managers as of December 31, 2012.

Hatteras Alternative Mutual Funds, LLC
The compensation of the portfolio managers may include a fixed annual salary, a bonus plan (a portion of which may be deferred) based on the trailing three year performance of a portfolio relative to an index and may include equity ownership of the Advisor. Compensation levels, including base salary, may be contractually fixed with the Advisor.

Securities Owned in the Portfolios by Portfolio Managers.

As of December 31, 2012, the portfolio managers owned the following equity securities in the Portfolios:

Name of Portfolio Manager	Dollar Range of Equity Securities in the Funds* (None, $1 - $10,000, $10,001 - $50,000, $50,001 - $100,000, $100,001 - $500,000, $500,001 - $1,000,000, Over $1,000,000)
Michael P. Hennen	$10,001 - $50,000
Robert Murphy	None

 * Includes the Fund Trust.

Codes of Ethics

The Portfolios, the Advisor, the Sub-Advisors and the Trading Advisors each have adopted codes of ethics under Rule 17j-1 under the 1940 Act that governs the personal securities transactions of their board members, officers and employees who may have access to current trading information of the Trust. Under the code of ethics, the Trustees are permitted to invest in securities that may also be purchased by the Portfolios.

PROXY VOTING POLICIES AND PROCEDURES

The Advisor provides a voice on behalf of the Portfolios. The Advisor views the proxy voting process as an integral part of the relationship with the Portfolios. The Advisor is also in a better position to monitor corporate actions, analyze proxy proposals, make voting decisions and ensure that proxies are submitted promptly. Therefore, the Portfolios delegate their authority to vote proxies to the Advisor, subject to the supervision of the Board of Trustees. The Portfolios, through the Advisor or designated Sub-Advisor, will conduct a thorough review of and analysis of the underlying company’s proxy statements and vote proxies in accordance with the Trust’s Proxy Voting Policies and Procedures (“Policies and Procedures”), as summarized below. The Portfolios also have a designated Proxy Administrator who is responsible for ensuring that all Portfolio proxy matters are communicated to the Advisor or designated Sub-Advisor. The fundamental purpose of the Policies and Procedures is to ensure that each vote will be in a manner that reflects the best interest of the Portfolios and their investors, and that maximizes the value of the Portfolios’ investment.

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Policies and Procedures

The Policies and Procedures recognize that a company’s management is entrusted with the day-to-day operations of the company, as well as its long-term strategic direction, subject to the oversight of the company’s board of directors. Accordingly, the Portfolios believe that the recommendation of management on most issues deserves weight in determining how proxy issues should be voted. The company’s position, however, will not be supported in any situation where the Advisor reasonably believes that it is not in the best interest of the Portfolios or a particular company. It is anticipated that most votes will be consistent with the guidelines set forth in the Policies and Procedures; however, the Advisor, or designated Sub-Advisor, may occasionally take an independent view on certain issues and vote differently. Votes inconsistent with the Policies and Procedures are reviewed for reasonableness.

Certain of the Trust’s proxy voting guidelines as set forth in the Policies and Procedures are summarized below:

•	vote AGAINST proposals to require supermajority shareholder vote,
•	vote FOR shareholder proposals to ask a company to submit its poison pill for shareholder ratification,
•	vote AGAINST proposals to eliminate entirely directors’ and officers’ liability for monetary damages for violating their duty of care.

Although many proxy proposals can be voted in accordance with the Trust’s Policies and Procedures, some proposals (such as votes on proposals regarding director nominees or votes on compensation plans for directors) will require special consideration, and the Advisor will make a decision on a case-by-case basis in these situations.

Conflicts of Interest

Occasionally, the Advisor, or a Sub-Advisor or an affiliate, may be subject to conflicts of interest in the voting of Portfolio proxies due to business or personal relationships. In most cases, to the extent that there is little or no discretion to deviate from the Trust’s Policies and Procedures on the proposal in question, proxies will be voted in accordance with such pre-determined guidelines. In other situations, the Advisor or designated Sub-Advisor may defer to the voting recommendation of either the Trust’s Audit Committee, a non-conflicted party, an independent third party proxy voting service provider; or in consultation with legal counsel, to determine the appropriate method to resolve the conflict of interest.

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More Information

The actual voting records relating to portfolio securities during the most recent 12-month period ended June 30 is available without charge, upon request by calling toll-free, 1-877-569-2382 or by accessing the SEC’s website at www.sec.gov. In addition, a copy of the Trust’s proxy voting policies and procedures are also available by calling 1-877-569-2382 and will be sent within three business days of receipt of a request.

ALLOCATION OF PORTFOLIO BROKERAGE

Decisions to buy and sell securities for each Portfolio are made by the Advisor and the Sub-Advisors for each Portfolio that they manage. The Advisor and their appointed Sub-Advisors to allocate the orders placed by them on behalf of the Portfolios to brokers or dealers who may, but need not, provide research or statistical material or other services to the Portfolios or the Advisor for a Portfolio’s use. Such allocation is to be in such amounts and proportions as the Advisor and Sub-Advisor may determine.

In selecting a broker or dealer to execute each particular transaction, the Advisor or Sub-Advisor will take the following into consideration:

•	the best net price available;
•	the reliability, integrity and financial condition of the broker or dealer;
•	the size of and difficulty in executing the order; and
•	the value of the expected contribution of the broker or dealer to the investment performance of each Portfolio on a continuing basis.

Brokers or dealers executing a portfolio transaction on behalf of a Portfolio may receive a commission in excess of the amount of commission another broker or dealer would have charged for executing the transaction if the Advisor or Sub-Advisor determines in good faith that such commission is reasonable in relation to the value of brokerage, research and other services provided to the Portfolio.

In allocating portfolio brokerage, the Advisor or Sub-Advisor may select brokers or dealers who also provide brokerage, research and other services to other accounts over which the Advisor or Sub-Advisor exercises investment discretion. Some of the services received as the result of a Portfolio’s transactions may primarily benefit accounts other than the Portfolio, while services received as the result of portfolio transactions effected on behalf of those other accounts may primarily benefit the Portfolio.

Investment decisions for the Managed Futures Strategies Portfolio through its Subsidiary in the Separate Trading Accounts shall be made by each Trading Advisor independently from those for any other accounts advised or managed by each Trading Advisor.  When a Trading Advisor seeks to purchase or sell the commodity interests at substantially the same time on behalf of its Separate Trading Accounts and/or another account, the Trading Advisor shall, to the extent permitted by law and to the extent reasonably practicable, aggregate such orders or otherwise effect such transaction on an average price basis, and available investments will be allocated as to amount in a manner which the Trading Advisor believes to be equitable to the Separate Trading Account and such other account.  In some instances, this investment procedure may adversely affect the price paid or received by the Separate Trading Account or the size of the position obtained or sold by the Separate Trading Account.

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To the extent permitted by law, each Trading Advisor may aggregate commodity interests to be sold or purchased for the Separate Trading Account with those to be sold or purchased for other accounts in order to obtain best execution on an overall basis for all the Trading Advisor’s clients.  In that connection, however, each Trading Advisor agrees that: (i) in rendering consulting, advisory and management services to other commodity interest trading accounts and entities, it will use its best efforts to achieve an equitable treatment of all accounts and will use a fair an reasonable system of order entry for all accounts; and (ii) it will not deliberately use any trading strategies for a Separate Trading Account which it or its principals know are inferior to those employed by other accounts.

Each Trading Advisor further agrees to be aware of the position limits imposed on certain commodity interest contracts by the CFTC or applicable contract market.  Each Trading Advisor will be entitled to use that portion of the applicable position limits that bears the same relationship that the Separate Trading Account’s assets allocated to it bears to all of the Separate Trading Account’s assets.  If a Trading Advisor is required to aggregate the Separate Trading Account’s commodity interest positions with the positions of any other person for the purposes of applying the CFTC or exchange imposed speculative position limits, the Trading Advisor will promptly notify the Advisor if the Separate Trading Account’s positions are included in an aggregate amount which exceeds the applicable speculative position limit.  If the speculative positions limits are reached in any commodity interest contract, the Trading Advisor will modify the trading instructions to the Separate Trading Account and its other accounts in a reasonable and good faith effort to achieve an equitable treatment of all accounts.

Each Trading Advisor shall place orders for the purchase and sale of all commodity interest for its Separate Trading Account and will utilize futures commission merchants to execute transactions in accordance with the Managed Futures Strategies Portfolio’s policies and restrictions regarding trade allocations.

The Portfolios paid the following in brokerage commissions for fiscal years shown below:

Name of Portfolio	December 31, 2012	December 31, 2011	December 31, 2010
Long/Short Equity	$1,606,455	$1,338,907	$1,192,590
Market Neutral	$257,076	$256,760	$466,550
Relative Value – Long/Short Debt	$104,516	$124,219	$46,610
Managed Futures Strategies	$0	$0	$0
Event Driven	$804,776	$801,861	$514,042

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Brokerage Commissions to Affiliates.  The Portfolios are required to identify and disclose the brokerage commissions paid, the percentage of each Portfolio’s brokerage commissions paid and the aggregate dollar amount of transactions involving the payment of such commissions to affiliated broker-dealers.  During the last three fiscal years ended December 31, the following Portfolios purchased securities from an affiliated broker-dealer as follows:

Portfolio	Broker- Dealer	Brokerage Commission Paid in Fiscal Year 2012	Brokerage Commission Paid in Fiscal Year 2011	Brokerage Commission Paid in Fiscal Year 2010	Value of Securities in Fiscal Year 2012	% of Aggregate Commissions in Fiscal Year 2012	% of Aggregate Dollar Amount of Transactions in Fiscal Year 2012
Event Driven	Gabelli & Company, Inc.	$30,472	$30,120	$50,326	$25,410,499	1.10%	0.00%

Securities of Regular Broker-Dealers.  The Portfolios are required to identify any securities of their “regular brokers or dealers” (as defined under the 1940 Act) or of their parents that the Portfolios may hold at the close of their most recent fiscal year.  As of December 31, 2012, the following Portfolios held securities of their regular broker-dealers or of their parents as indicated in the amounts shown below:

Portfolio	Broker-Dealer	Value of Securities
Long/Short Equity	Morgan Stanley & Co., Inc.	$864,224
Long/Short Equity	JP Morgan Chase	$835,430
Long/Short Equity	Goldman Sachs & Co.	$727,092
Long/Short Equity	Citigroup Global Markets, Inc.	$395,600
Relative Value – Long/Short Debt	Bank of America, N.A.	$907,726
Relative Value – Long/Short Debt	Goldman Sachs & Co.	$731,682
Relative Value – Long/Short Debt	Jefferies & Co.	$309,750

PORTFOLIO HOLDINGS INFORMATION

The Board of Trustees of the Trust has adopted policies to ensure that any disclosure of information about a Portfolio’s portfolio holdings is in the best interest of investors.  The portfolio holdings disclosure policies govern the timing and circumstances of disclosure to shareholders and third parties of information regarding the portfolio investments held by a Portfolio.  These portfolio holdings disclosure policies have been approved by the Board of Trustees of the Trust.  Disclosure of each Portfolio’s complete holdings is required to be made quarterly within 60 days of the end of each fiscal quarter in the Annual Report and Semi-Annual Report to shareholders and in the quarterly holdings report on Form N-Q.  These reports are available, free of charge, on the EDGAR database on the SEC’s website at www.sec.gov.  A list of each Portfolio’s underlying portfolio holdings as of each calendar quarter-end is also available on the Portfolio Trust’s website at www.hatterasmutualfunds.com within 60 days after the calendar quarter-end.

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From time to time rating and ranking organizations such as Standard & Poor’s and Morningstar, Inc. may request complete portfolio holdings information in connection with rating a Portfolio. Similarly, pension plan sponsors and/or their consultants may request a complete list of portfolio holdings in order to assess the risks of the Portfolio’s portfolio along with related performance attribution statistics. The Portfolios believe that these third parties have legitimate objectives in requesting such portfolio holdings information. To prevent such parties from potentially misusing portfolio holdings information, the Portfolios will generally only disclose such information as of the end of the most recent calendar quarter, with a lag of at least thirty days, as described above. In addition, the Trust’s Chief Compliance Officer, or a designated officer of the Trust, may grant exceptions to permit additional disclosure of portfolio holdings information at differing times and with differing lag times to rating agencies and to pension plan sponsors and/or their consultants, provided that (1) the recipient is subject to a confidentiality agreement, (2) the recipient will utilize the information to reach certain conclusions about the investment management characteristics of each Portfolio and will not use the information to facilitate or assist in any investment program, and (3) the recipient will not provide access to third parties to this information.  Additionally, and in order to ensure that the disclosure of the Trust’s portfolio holdings is in the best interests of the Trust’s shareholders, the following factors, and any additional relevant factors, shall be considered by the Chief Compliance Officer or a designated officer of the Trust when disclosing non-public portfolio holdings information to selected third parties: (1) whether the disclosure is consistent with the anti-fraud provisions of the federal securities laws; and (2) avoidance of any conflicts of interest between the interests of the Trust’s shareholders and the service providers.  Rating and ranking organizations, the Portfolios’ service providers and pension plan sponsors and/or their consultants are subject to these restrictions.

In addition, the Portfolios’ service providers, such as custodian and fund administrator, may receive portfolio holdings information in connection with their services to the Portfolios. In no event shall the Advisor or a Sub-Advisor, its affiliates or employees, or the Portfolios receive any direct or indirect compensation in connection with the disclosure of information about the Portfolios’ portfolio holdings.

The furnishing of nonpublic portfolio holdings information to any third party (other than authorized governmental and regulatory personnel) requires the approval of the Advisor. The Advisor will approve the furnishing of non-public portfolio holdings to a third party only if they consider the furnishing of such information to be in the best interest of the Portfolios and their investors. The Board receives and reviews annually a list of the persons who receive nonpublic portfolio holdings information and the purpose for which it is furnished.

PORTFOLIO TURNOVER

Each Portfolio’s portfolio turnover rate is calculated by dividing the lesser of purchases or sales of portfolio securities for the fiscal year by the monthly average of the value of the portfolio securities owned by the Portfolio during the fiscal year. The calculation excludes from both the numerator and the denominator (1) securities with maturities at the time of acquisition of one year or less and (2) positions held less than a year. High portfolio turnover involves correspondingly greater brokerage commissions and other transaction costs, which will be borne directly by a Portfolio. A 100% turnover rate would occur if all of a Portfolio’s portfolio securities were replaced once within a one-year period.

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Each Portfolio will invest portions of its assets to seek short-term capital appreciation. A Portfolio’s investment objective and corresponding investment policies can be expected to cause the portfolio turnover rate to be substantially higher than that of the average equity-oriented investment company.

Absolute return and arbitrage investment strategies are characterized by a high turnover rate because, in general, many of the opportunities for capital appreciation are of a relatively short time in duration. As an example, in merger arbitrage, the majority of mergers and acquisitions are consummated in less than six months, while tender offers are normally completed in less than two months. Liquidations and certain other types of corporate reorganizations usually require more than six months to complete. Each Portfolio will generally benefit from the timely realization of the opportunity for which it has invested, and a correspondingly high portfolio turnover rate would be consistent with, although it would not necessarily ensure, the achievement of a Portfolio’s investment objective. Short-term trading involves increased brokerage commissions, which expense is ultimately borne by the shareholders.

Portfolio Turnover for the fiscal years ended December 31, 2012 and December 31, 2011, is shown in the table below:

Name of Portfolio	Period Ended December 31, 2012	Period Ended December 31, 2011
Event Driven	242%	286%
Long/Short Equity	274%	293%
Market Neutral	122%	174%
Relative Value – Long/Short Debt	249%1	107%
Managed Futures Strategies	0%	0%2
1
The Relative Value – Long/Short Debt Portfolio’s portfolio turnover increased for the fiscal year ending December 31, 2012 as a result of new underlying managers being added to the Portfolio which utilize strategies that have more active trading levels.

2	For the period of September 28, 2011 through December 31, 2011.

FUND ADMINISTRATION

U.S. Bancorp Fund Services, LLC (“USBFS”), located at 615 East Michigan Street, Milwaukee, WI 53202 serves as Fund Administrator pursuant to a Fund Administration Servicing Agreement with the Advisor and the Trust. As such, USBFS provides all necessary bookkeeping, shareholder recordkeeping services and share transfer services to the Trust.

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FUND ACCOUNTING

USBFS serves as Fund Accountant to the Trust pursuant to a Fund Accounting Servicing Agreement with the Advisor. Under the Fund Accounting Servicing Agreement, USBFS provides portfolio accounting services, expense accrual and payment services, fund valuation and financial reporting services, tax accounting services and compliance control services. USBFS receives a fund accountant fee for the Trust, which is billed to and paid by the Advisor on a monthly basis.

CUSTODIAN

The Custodians for the Trust and the Fund Trust are Custodial Trust Company, an affiliate of JP Morgan Chase & Company, located at 101 Carnegie Center, Princeton, NJ 08540, and U.S. Bank N.A., located at 1555 N. River Center Drive, Suite 302, Milwaukee, Wisconsin 53212.  As Custodians, Custodial Trust Company and U.S. Bank N.A. hold all of the securities and cash owned by the Portfolios. All of the custodian fees are paid by the Advisor.

PURCHASE, REDEMPTION AND PRICING OF BENEFICIAL
INTERESTS

Valuation

The net asset value (“NAV”) per beneficial interest of each Portfolio will be determined on each day when the New York Stock Exchange (“NYSE”) is open for business and will be computed by taking the aggregate market value of all assets of the Portfolio less its liabilities, and dividing by the total number of beneficial interests outstanding. Each determination will be made:

(1)	by valuing exchange traded securities, including open short positions, at the closing price of the applicable exchange on the day the valuation is made;

(2)
by valuing portfolio securities traded in the NASDAQ National Market System for which market quotations are readily available using the NASDAQ Official Closing Price (“NOCP”), or, if the NOCP is not available, at the last sale price on the day of valuation, or if there has been no sale on such day, at the mean between the bid and asked prices;

(3)	by valuing put and call options which are listed on an exchange, but which are not traded on the valuation date are valued at the mean of the last bid and asked prices.;

(4)
by valuing listed securities and put and call options for which no sale was reported on a particular day and securities traded on the over-the-counter market at the mean between the last bid and asked prices; and

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(5)
by valuing any securities or other assets for which market quotations are not readily available at fair value in good faith and under the supervision of the Trustees, although others may do the actual calculation.

The Advisor reserves the right to value options at prices other than last sale prices when such last sale prices are believed unrepresentative of fair market value as determined in good faith by the Advisor.

The price (net asset value) of the beneficial interests of each Portfolio is determined as of the close of the regular session of trading on the NYSE (normally, 4:00 p.m., Eastern time), on each day the NYSE is open for business. The NYSE is open for business on every day except Saturdays, Sundays and the following holidays: New Year’s Day, Martin Luther King, Jr. Day, Washington’s Birthday/President’s Day, Good Friday, Memorial Day, Independence Day, Labor Day, Thanksgiving and Christmas.

Trading in Foreign Securities

Trading in foreign securities may be completed at times that vary from the closing of the NYSE. In computing the net asset value, each Portfolio values foreign securities at the latest closing price on the exchange on which they are traded immediately prior to the closing of the NYSE. Some foreign currency exchange rates may also be determined at the latest rate prior to the closing of the NYSE. Foreign securities quoted in foreign currencies are translated into U.S. dollars at the exchange rate of such currencies against the U.S. dollar, as provided by an approved pricing service. Occasionally, events that affect these values and exchange rates may occur between the times at which they are determined and the closing of the NYSE. If these events materially affect the value of portfolio securities, these securities will be valued at their fair value as determined in good faith by the Board of Trustees.

Purchase of Beneficial Interests

Beneficial interests in each Portfolio are sold without a sales load, at the NAV next determined after an order is received by the Portfolio. Investments in each Portfolio are sold solely in selling agent transactions that do not involve any “public offering” within the meaning of Section 4(2) of the 1933 Act. Investments in each Portfolio may by made only by regulated investment companies, unregulated foreign investment companies, U.S. and non-U.S. institutional investors, S corporations, insurance company separate accounts and certain qualified pension and retirement plans. The Registration Statement of which this SAI is a part does not constitute an offer to sell, or the solicitation of any offer to buy, any “security” within the meaning of the 1933 Act.

There is no minimum initial investment in a Portfolio. Each Portfolio reserves the right to cease accepting investments at any time or to reject any investment order.

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Redemption of Beneficial Interests

An investor in a Portfolio may withdraw all or any portion of its investment at the NAV next determined after a redemption request in good order is received by the Portfolio. The proceeds of a redemption will be paid by the Portfolio in federal funds normally on the Business Day that the redemption is effected, but in any event within three business days, except as extensions may be permitted by law.

Each Portfolio reserves the right to pay the redemption price of beneficial interests in kind, i.e., in readily marketable securities. Unless requested by an investor or deemed by the Advisor to be in the best interests of the investors in a Portfolio as a group, the Portfolio will not pay a redemption in kind to an investor, except in situations where that investor may pay redemptions in kind.

The right of any investor to receive payment with respect to any redemption may be suspended, or the payment of the redemption proceeds postponed, during any period in which the NYSE is closed or trading on the NYSE is restricted or to the extent otherwise permitted by the 1940 Act.

TAX STATUS

The Portfolios have elected to be treated as regulated investment companies under Subchapter M of the Internal Revenue Code of 1986, as amended (the “Code”), and intend to so qualify, which requires compliance with certain requirements concerning the sources of income, diversification of assets, and the amount and timing of distributions to shareholders. Such qualification does not involve supervision of management or investment practices or policies by any government agency or bureau. By so qualifying, the Portfolios should not be subject to federal income or excise tax on their investment company taxable income or net capital gain which are distributed to shareholders in accordance with the applicable timing requirements. Investment company taxable income and net capital gain of the Portfolios will be computed in accordance with Section 852 of the Code.

The Portfolios intend to distribute all of their investment company taxable income, and any excess of net long-term capital gains over net short-term capital losses in accordance with the timing requirements imposed by the Code and therefore should not be required to pay any federal income or excise taxes. Distributions of investment company taxable income and net capital gain will be made after October 31 and no later than December 31 of each year. Both types of distributions will be in shares of the Portfolios unless a shareholder elects to receive cash. Investment company taxable income is made up of dividends, interest, net short-term capital gains, and other investment income, but excluding net capital gain, less expenses. Net capital gain for a fiscal year is computed as the excess, if any, of net long-term capital gains over net short-term capital losses, and by taking into account any capital loss carryforwards of the Portfolios .

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As of December 31, 2012, the Portfolios had accumulated capital loss carryovers of:
	Capital Loss Carryover	Expires
Event Driven	$4,006,289(1)	12/31/2016
Event Driven	$12,755,686	12/31/2017
Event Driven	$3,777,643	12/31/2018
Long/Short Equity	$4,582,909(2)	12/31/2015
Long/Short Equity	$19,327,778(3)	12/31/2016
Long/Short Equity	$2,220,440	12/31/2018
Market Neutral	$1,044,864(4)	12/31/2016
Market Neutral	$1,352,575	12/31/2018
Relative Value – Long/Short Debt	$6,340,452(5)	12/31/2015
Relative Value – Long/Short Debt	$3, 579,373(6)	12/31/2016
Relative Value – Long/Short Debt	$12,809,960	12/31/2017
Relative Value – Long/Short Debt	$12,770,832	12/31/2018

(1)	The entire amount of $4,006,289 is related to the 2009 merger of Underlying Funds Trust - Event Driven & Risk Arbitrage Fund.
(2)	The entire amount of $4,582,909 is related to the 2009 merger of Underlying Funds Trust – Energy and Natural Resources Fund.
(3)
$13,098,161 is related to the 2009 merger of Underlying Funds Trust - Long/Short Equity – Growth - 1 Fund.  $6,229,617 is related to the 2009 merger of Underlying Funds Trust – Energy and Natural Resources Fund.

(4)	The entire amount of $1,044,864 is related to the 2009 merger of Underlying Funds Trust - International Equity Fund.
(5)	The entire amount of $6,340,452 is related to the 2009 merger of Underlying Funds Trust – Arbitrage-1 Portfolio.
(6)	$2,583,689 is related to the 2009 merger of Underlying Funds Trust – Income Arbitrage-1 Portfolio.

For net capital losses incurred in taxable years beginning on or before December 22, 2010, the capital losses may be carried over for 8 years after the year in which the loss occurred.  Net capital losses incurred in taxable years beginning after December 22, 2010 may be carried forward indefinitely.  Net capital losses incurred in taxable years beginning after December 22, 2010 are used before any capital loss carryovers from prior years are used.  As a result of this ordering rule, capital loss carryovers from such prior years may be more likely to expire unused.  Additionally, capital losses for taxable years beginning after December 22, 2010, that are carried forward will retain their character as either short-term or long-term capital losses rather than being considered all short-term as under previous law which is still applicable to capital losses arising in prior years.

To be treated as a regulated investment company under Subchapter M of the Code, each Portfolio must also (a) derive at least 90% of its gross income from dividends, interest, payments with respect to securities loans, net income from certain publicly traded partnerships and gains from the sale or other disposition of securities or foreign currencies, or other income (including, but not limited to, gains from options, futures or forward contracts) derived with respect to the business of investing in such securities or currencies (“Qualifying RIC Income”), and (b) diversify its holdings so that, at the end of each fiscal quarter, (i) at least 50% of the market value of the Portfolio’s assets is represented by cash, U.S. government securities and securities of other regulated investment companies, and other securities (for purposes of this calculation, generally limited in respect of any one issuer, to an amount not greater than 5% of the market value of the Portfolio’s assets and 10% of the outstanding voting securities of such issuer) and (ii) not more than 25% of the value of its assets is invested in the securities of (other than U.S. government securities or the securities of other regulated investment companies) any one issuer, two or more issuers which the Portfolio controls and which are determined to be engaged in the same or similar trades or businesses, or the securities of certain publicly traded partnerships.

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If a Portfolio fails to qualify as a regulated investment company under Subchapter M in any fiscal year, it will be treated as a corporation for federal income tax purposes. As such the Portfolio would be required to pay income taxes on its investment company taxable income and net realized capital gains, if any, at the rates generally applicable to corporations. Shareholders of the Portfolio generally would not be liable for income tax on the Portfolio’s investment company taxable income or net realized capital gains in their individual capacities. Distributions to shareholders, whether from the Portfolio’s investment company taxable income or net realized capital gains, would be treated as taxable dividends to the extent of current or accumulated earnings and profits of the Portfolio.

Each Portfolio is subject to a 4% nondeductible excise tax on certain undistributed amounts of ordinary income and capital gain under a prescribed formula contained in Section 4982 of the Code. The formula requires payment to shareholders during a calendar year of distributions representing at least 98% of the Portfolio’s ordinary income for the calendar year and at least 98.2% of its capital gain net income (i.e., the excess of its capital gains over capital losses) realized during the one-year period ending October 31 during such year plus 100% of any income that was neither distributed nor taxed to the Portfolio during the preceding calendar year. Under ordinary circumstances, the Portfolios expect to time their distributions so as to avoid liability for this tax.

With respect to the Managed Futures Strategies Portfolio, income derived from direct investments in commodities is not Qualifying RIC Income. The IRS has issued a revenue ruling concluding that income and gains from certain commodity-linked derivatives are not Qualifying RIC Income. However, the IRS has indicated in a subsequent revenue ruling that income from certain alternative investment instruments (such as certain structured notes) with exposure to commodities may constitute Qualifying RIC Income. The IRS has also issued private letter rulings to certain regulated investment companies holding that income from (i) certain commodity index-linked notes and (ii) investments in wholly-owned subsidiaries such as the Subsidiary is Qualifying RIC Income. However, each of these private letter rulings applies only to the taxpayer that requested it and may not be used or cited as precedent. The Portfolio has not received and does not intend to seek such a ruling from the IRS. Rather, the Portfolio intends to take the position that income from the Portfolio’s investment in commodity index-linked notes and in the Subsidiary will constitute Qualifying RIC Income, and the Portfolio has obtained a legal opinion in support of this position.  However; this tax treatment is not entirely clear. Moreover, the tax treatment of the Portfolio’s investment in commodity index-linked notes or of the Portfolio’s investment in the Subsidiary may be adversely affected by future legislation, Treasury regulations or guidance issued by the IRS.

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The following discussion of tax consequences is for the general information of shareholders that are subject to tax. Shareholders that are IRAs or other qualified retirement plans are generally exempt from income taxation under the Code with respect to an investment in a regulated investment company, if they have not funded such investment with borrowed funds.

Distributions of investment company taxable income are taxable to shareholders as ordinary income or, under current law, qualified dividend income.

Distributions of net capital gain (“capital gain dividends”) generally are taxable to shareholders as long-term capital gain, regardless of the length of time the shares of a Portfolio have been held by such shareholders.

A redemption of Portfolio shares by a shareholder will result in the recognition of taxable gain or loss in an amount equal to the difference between the amount realized and the shareholder’s tax basis in the Portfolio shares. Such gain or loss is treated as a capital gain or loss if the shares are held as capital assets. However, any loss realized upon the redemption of shares within six months from the date of their purchase will be treated as a long-term capital loss to the extent of any amounts treated as capital gain dividends during such six-month period. All or a portion of any loss realized upon the redemption of shares may be disallowed to the extent shares are purchased (including shares acquired by means of reinvested dividends) within 30 days before or after such redemption.

Distributions of investment company taxable income and net capital gain will be taxable as described above, whether received in additional cash or shares. Shareholders electing to receive distributions in the form of additional shares will have a cost basis for federal income tax purposes in each share so received equal to the net asset value of a share on the reinvestment date.

All distributions of investment company taxable income and net capital gain, whether received in shares or in cash, must be reported by each taxable shareholder on his or her federal income tax return. Dividends or distributions declared in October, November or December as of a record date in such a month, if any, will be deemed to have been received by shareholders on December 31, if paid during January of the following year. Redemptions of shares may result in tax consequences (gain or loss) to the shareholder and are also subject to the reporting requirements described below.

Under the Code, each Portfolio will be required to report to the Internal Revenue Service (“IRS”) all distributions of taxable income and capital gains as well as gross proceeds from the redemption or exchange of Portfolio shares, except in the case of certain exempt shareholders. Under the backup withholding provisions of Section 3406 of the Code, distributions of investment company taxable income and net capital gain and proceeds from the redemption or exchange of the shares of a regulated investment company may be subject to withholding of federal income tax in the case of non-exempt shareholders who fail to furnish the investment company with their taxpayer identification numbers (“TINs”) and with required certifications regarding their status under the federal income tax law, or if the Portfolio is notified by the IRS or a broker that withholding is required due to an incorrect TIN or a previous failure to report taxable interest or dividends. If the withholding provisions are applicable, any such distributions and proceeds, whether taken in cash or reinvested in additional shares, will be reduced by the amounts required to be withheld.

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Shareholders of a Portfolio may be subject to state and local taxes on distributions received from a Portfolio and on redemptions of a Portfolio’s shares.

A brief explanation of the form and character of the distribution accompany each distribution. In January of each year the Portfolios issue to each shareholder a statement of the federal income tax status of all distributions.

The foregoing discussion of U.S. federal income tax law relates solely to the application of that law to U.S. Persons (i.e., U.S. citizens and residents and U.S. corporations, partnerships, trusts and estates). Each shareholder who is not a U.S. person should consider the U.S. and foreign tax consequences of ownership of shares of a Portfolio, including the possibility that such a shareholder may be subject to a U.S. withholding tax at a rate of 30% (or a lower rate under an applicable income tax treaty) on dividend income received by a shareholder.

Shareholders should consult their tax advisors about the application of federal, state and local and foreign tax law in light of their particular situation.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Trust has selected KPMG LLP, 777 East Wisconsin Avenue, Suite 1500, Milwaukee, WI 53202, as its independent registered public accounting firm.

LEGAL COUNSEL

Blank Rome LLP (“Blank Rome”), 405 Lexington Avenue, New York, NY 10174, is counsel to the Trust and the Portfolios and provides counsel on legal matters relating to the Trust and the Portfolios.  Blank Rome also serves as independent legal counsel to the Board of Trustees.

REPORT TO SHAREHOLDERS

The annual report for the Portfolios for the fiscal year ended December 31, 2012, is a separate document supplied with this statement of additional information and the financial statements and accompanying notes appearing therein are incorporated by reference in this SAI.

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UNDERLYING FUNDS TRUST

PART C
OTHER INFORMATION

Item 28. Exhibits

(a)
Amended and Restated Agreement and Declaration of Trust dated February 22, 2010, was previously filed with Amendment No. 18 to the Registration Statement on Form N-1A on April 30, 2010, and is incorporated herein by reference.

(i)	Amended Schedule I dated December 7, 2011, was previously filed with Amendment No. 21 to the Registration Statement on Form N-1A on April 9, 2012, and is incorporated herein by reference.

(b)	By-laws dated March 27, 2006, were previously filed with the Registration Statement on Form N-1A on April 28, 2006, and are incorporated herein by reference.

(c)	Instruments Defining Rights of Security Holders were incorporated by reference into the Amended and Restated Agreement and Declaration of Trust and By-laws.

(d)	Investment Advisory Agreements

(i)
Hatteras Alternative Mutual Funds, LLC Investment Advisory Agreement dated September 15, 2009, was previously filed with Amendment No. 17 to the Registration Statement on Form N-1A on September 17, 2009, and is incorporated herein by reference.

(a)
First Amendment dated April 30, 2011, to the Investment Advisory Agreement, was previously filed with Amendment No. 19 to the Registration Statement on Form N-1A on April 29, 2011, and is incorporated herein by reference.

(ii)
Form of Chartwell Investment Partners Sub-Advisory Agreement dated February 25, 2011, was previously filed with Amendment No. 19 to the Registration Statement on Form N-1A on April 29, 2011, and is incorporated herein by reference.

(iii)
Form of Coe Capital Management, LLC Sub-Advisory Agreement dated June 24, 2011, was previously filed with Amendment No. 20 to the Registration Statement on Form N-1A on September 27, 2011, and is incorporated herein by reference.

(iv)
Form of FrontFour Capital Group, LLC Sub-Advisory Agreement dated September 1, 2010, was previously filed with Amendment No. 19 to the Registration Statement on Form N-1A on April 29, 2011, and is incorporated herein by reference.

1

(v)
Form of GAMCO Asset Management Inc. Sub-Advisory Agreement dated September 15, 2009, was previously filed with Amendment No. 17 to the Registration Statement on Form N-1A on September 17, 2009, and is incorporated herein by reference.

(vi)
Form of Inflection Partners, LLC Sub-Advisory Agreement dated January 10, 2011, was previously filed with Amendment No. 19 to the Registration Statement on Form N-1A on April 29, 2011, and is incorporated herein by reference.

(vii)
Form of ISF Management LLC Sub-Advisory Agreement dated October 8, 2010, was previously filed with Amendment No. 19 to the Registration Statement on Form N-1A on April 29, 2011, and is incorporated herein by reference.

(viii)	KeyPoint Capital Management, LLC Sub-Advisory Agreement dated September 4, 2012 – filed herewith.

(ix)	MeehanCombs, LP Sub-Advisory Agreement dated March 22, 2013 – filed herewith.

(x)
Form of Nicholas Investment Partners, L.P. Sub-Advisory Agreement dated September 15, 2009, was previously filed with Amendment No. 17 to the Registration Statement on Form N-1A on September 17, 2009, and is incorporated herein by reference.

(xi)
OMT Capital Management, LLC Sub-Advisory Agreement dated April 26, 2010, was previously filed with Amendment No. 18 to the Registration Statement on Form N-1A on April 30, 2010, and is incorporated herein by reference.

(xii)
Phineus Partners, L.P. Sub-Advisory Agreement dated March 31, 2010, was previously filed with Amendment No. 18 to the Registration Statement on Form N-1A on April 30, 2010, and is incorporated herein by reference.

(xiii)
Form of Raven Rock Capital, LLC Sub-Advisory Agreement dated January 7, 2011, was previously filed with Amendment No. 19 to the Registration Statement on Form N-1A on April 29, 2011, and is incorporated herein by reference.

(xiv)
Form of Smith Breeden Associates, Inc. Sub-Advisory Agreement dated September 15, 2009, was previously filed with Amendment No. 17 to the Registration Statement on Form N-1A on September 17, 2009, and is incorporated herein by reference.

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(xv)
Form of Sound Point Capital Management, L.P. Sub-Advisory Agreement dated July 20, 2011, was previously filed with Amendment No. 20 to the Registration Statement on Form N-1A on September 27, 2011, and is incorporated herein by reference.

(xvi)
Form of SW Asset Management, LLC Sub-Advisory Agreement dated June 21, 2011, was previously filed with Amendment No. 20 to the Registration Statement on Form N-1A on September 27, 2011, and is incorporated herein by reference.

(xvii)
Form of Tamarack Capital Management, LLC Sub-Advisory Agreement dated November 23, 2010, was previously filed with Amendment No. 19 to the Registration Statement on Form N-1A on April 29, 2011, and is incorporated herein by reference.

(xviii)
Tiburon Capital Management, LLC Sub-Advisory Agreement dated March 22, 2010, was previously filed with Amendment No. 18 to the Registration Statement on Form N-1A on April 30, 2010, and is incorporated herein by reference.

(xix)
Form of TWIN Capital Management, Inc. Sub-Advisory Agreement dated September 15, 2009, was previously filed with Amendment No. 17 to the Registration Statement on Form N-1A on September 17, 2009, and is incorporated herein by reference.

(xx)	White Oak Global Advisors, LLC Sub-Advisory Agreement dated September 14, 2012 – filed herewith.

(xxi)	Form of Addendum to Sub-Advisory Agreements, was previously filed with Amendment No. 21 to the Registration Statement on Form N-1A on April 9, 2012, and is incorporated herein by reference.

(xxii)	Trading Agreement with 2100 Xenon Group, LLC dated February 13, 2013 - filed herewith.

(xxiii)	Trading Agreement with Dominion Capital Management Institutional Advisors, Inc. dated February 11, 2013 – filed herewith.

(xxiv)	Trading Agreement with Northfield Trading, LP dated March 1, 2013 – filed herewith.

(xxv)	Trading Agreement with Revolution Capital Management, LLC dated February 11, 2013 – filed herewith.

(xxvi)
Form of Cayman Investment Advisory Agreement dated August 23, 2011, was previously filed with Amendment No. 20 to the Registration Statement on Form N-1A on September 27, 2011, and is incorporated herein by reference.

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(e)	Underwriting Contracts — not applicable.

(f)	Bonus or Profit Sharing Contracts — not applicable.

(g)	Custodian Agreements

(i)
Custody Agreement with Custodial Trust Company dated April 28, 2006, was previously filed with Amendment No. 10 to the Registration Statement on Form N-1A on April 30, 2008, and is incorporated herein by reference.

(ii)	Loan and Pledge Agreement dated April 28, 2006, was previously filed with Amendment No. 10 to the Registration Statement on Form N-1A on April 30, 2008, and is incorporated herein by reference.

(a)
First Amendment dated April 28, 2008, to the Loan and Pledge Agreement was previously filed with Amendment No. 10 to the Registration Statement on Form N-1A on April 30, 2008, and is incorporated herein by reference.

(iii)
Custody Agreement with U.S. Bank N.A. dated April 12, 2011, was previously filed with Amendment No. 19 to the Registration Statement on Form N-1A on April 29, 2011, and is incorporated herein by reference.

(a)
First Amendment dated September 16, 2011, to the Custody Agreement with U.S. Bank N.A., was previously filed with Amendment No. 20 to the Registration Statement on Form N-1A on September 27, 2011, and is incorporated herein by reference.

(iv)
Custody Agreement with U.S. Bank N.A. dated August 16, 2011 (Relative Value – Long/Short Debt), was previously filed with Amendment No. 21 to the Registration Statement on Form N-1A on April 9, 2012, and is incorporated herein by reference.

(v)
Hatteras Trading Advisors Custody Agreement dated September 22, 2011, was previously filed with Amendment No. 21 to the Registration Statement on Form N-1A on April 9, 2012, and is incorporated herein by reference.

(a)	First Amendment dated August 22, 2012, to the Hatteras Trading Advisors Custody Agreement – filed herewith.

(h)	Other Material Contracts

(i)
Fund Administration Servicing Agreement dated April 28, 2006, was previously filed with Amendment No. 10 to the Registration Statement on Form N-1A on April 30, 2008, and is incorporated herein by reference.

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(a)
Third Amendment dated November 1, 2009, to the Fund Administration Servicing Agreement, was previously filed with Amendment No. 18 to the Registration Statement on Form N-1A on May 3, 2010, and is incorporated herein by reference.

(b)
Fourth Amendment dated May 1, 2011, to the Fund Administration Servicing Agreement, was previously filed with Amendment No. 19 to the Registration Statement on Form N-1A on April 29, 2011, and is incorporated herein by reference.

(c)
Fifth Amendment dated September 16, 2011, to the Fund Administration Servicing Agreement, was previously filed with Amendment No. 20 to the Registration Statement on Form N-1A on September 27, 2011, and is incorporated herein by reference.

(ii)	Fund Accounting Servicing Agreement dated April 27, 2009, was previously filed with Amendment No. 10 the Registration Statement on Form N-1A on April 30, 2008, and is incorporated herein by reference.

(a)
Third Amendment dated November 1, 2009, to the Fund Accounting Servicing Agreement, was previously filed with Amendment No. 18 to the Registration Statement on Form N-1A on May 3, 2010, and is incorporated herein by reference.

(b)
Fourth Amendment dated May 1, 2011, to the Fund Accounting Servicing Agreement, was previously filed with Amendment No. 19 to the Registration Statement on Form N-1A on April 29, 2011, and is incorporated herein by reference.

(c)
Fifth Amendment dated September 16, 2011, to the Fund Accounting Servicing Agreement, was previously filed with Amendment No. 20 to the Registration Statement on Form N-1A on September 27, 2011, and is incorporated herein by reference.

(iii)
Operating Services Agreement dated September 15, 2009, was previously filed with Amendment No. 17 to the Registration Statement on Form N-1A on September 17, 2009, and is incorporated herein by reference.

(a)
First Amendment dated April 30, 2011, to the Operating Services Agreement, was previously filed with Amendment No. 19 to the Registration Statement on Form N-1A on April 29, 2011, and is incorporated herein by reference.

(iv)
Transfer Agent Servicing Agreement dated September 23, 2011, was previously filed with Amendment No. 20 to the Registration Statement on Form N-1A on September 27, 2011, and is incorporated herein by reference.

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(i)	Legal Opinion — not applicable.

(j)	Consent of Independent Registered Public Accounting Firm —filed herewith.

(k)	Omitted Financial Statements — not applicable.

(l)	Initial Capital Agreements — not applicable

(m)	Rule 12b-1 Plan — not applicable.

(n)	Rule 18f-3 Plan — not applicable.

(o)	Reserved

(p)	Codes of Ethics

(i)
Joint Code of Ethics of Hatteras Alternative Mutual Funds Trust, Underlying Funds Trust, Hatteras Capital Distributors, LLC and Hatteras Alternative Mutual Funds, LLC, was previously filed with Amendment No. 22 to the Registration Statement on Form N-1A on July 5, 2012, and is incorporated herein by reference.

Item 29. Persons Controlled by or Under Common Control with Registrant.

No person is directly or indirectly controlled by or under common control with the Registrant.

Item 30. Indemnification.

Reference is made to Article VIII of the Registrant’s Amended Agreement and Declaration of Trust.

Section 8.3.    Indemnification.  The Trust shall indemnify each of its Trustees, officers, employees and agents (including Persons who serve at its request as directors, officers or trustees of another organization in which it has any interest, as a shareholder, creditor or otherwise) against all liabilities and expenses (including amounts paid in satisfaction of judgments, in compromise, as fines and penalties, and as counsel fees) reasonably incurred by such Person in connection with the defense or disposition of any action, suit or other proceeding, whether civil or criminal, in which such Person may be involved or with which such Person may be threatened, while in office or thereafter, by reason of such Person being or having been such a Trustee, officer, employee or agent, except with respect to any matter as to which such Person shall have been adjudicated, by the final and unappealable order of a court of competent jurisdiction, to have acted in bad faith, willful misfeasance, gross negligence or reckless disregard of such Person’s duties, such liabilities and expenses being liabilities belonging to the Series out of which such claim for indemnification arises; provided, however, that as to any matter disposed of by a compromise payment by such Person, pursuant to a consent decree or otherwise, no indemnification either for said payment or for any other expenses shall be provided unless there has been a determination that such Person did not engage in willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his or her office by the court or other body approving the settlement or other disposition or, in the absence of a judicial determination, by a reasonable determination, based upon a review of readily available facts (as opposed to a full trial-type inquiry), that such Person did not engage in such conduct, which determination shall be made by a majority of a quorum of Trustees who are neither Interested Persons of the Trust nor parties to the action, suit or proceeding, or by written opinion from independent legal counsel approved by such Trustees.  The rights accruing to any Person under these provisions shall not exclude any other right to which such Person may be lawfully entitled; provided that no Person may satisfy any right of indemnity or reimbursement granted herein or to which he may be otherwise entitled except out of the Trust Property.  The Trustees may make advance payments in connection with indemnification under this Section 8.3; provided that any advance payment of expenses by the Trust to any Trustee, officer, employee or agent shall be made only upon the undertaking by such Trustee, officer, employee or agent to repay the advance unless it is ultimately determined that he is entitled to indemnification as above provided, and only if one of the following conditions is met:

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(i)	the Trustee, officer, employee or agent to be indemnified provides a security for such Person’s undertaking;
(ii)	the Trust shall be insured against losses arising by reason of any lawful advances; or
(iii)
there is a determination, based on a review of readily available facts, that there is reason to believe that the Trustee, officer, employee or agent to be indemnified ultimately will be entitled to indemnification, which determination shall be made by a majority of a quorum of Trustees who are neither Interested Persons of the Trust nor parties to the action, suit or proceeding, or by written opinion from independent legal counsel approved by such Trustees.

Item 31. Business and Other Connections of the Investment Advisors.

With respect to the Advisor, the response to this Item will be incorporated by reference to the Advisor’s Uniform Application for Investment Adviser Registration (Form ADV) on file with the SEC (File No. 801-61090) dated March 28, 2013. The Advisor’s Form ADV may be obtained, free of charge, at the SEC’s website at www.adviserinfo.sec.gov.

With respect to Chartwell Investment Partners (“Chartwell”) the response to this Item will be incorporated by reference to Chartwell’s Uniform Application for Investment Adviser Registration (Form ADV) on file with the SEC (File No. 801-54124) dated March 27, 2013. Chartwell’s Form ADV may be obtained, free of charge, at the SEC’s website at www.adviserinfo.sec.gov.

With respect to Coe Capital Management, LLC (“Coe”) the response to this Item will be incorporated by reference to Coe’s Uniform Application for Investment Adviser Registration (Form ADV) on file with the SEC (File No. 801-56483) dated March 28, 2013.  Coe’s Form ADV may be obtained, free of charge, at the SEC’s website at www.adviserinfo.sec.gov.

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With respect to FrontFour Capital Group, LLC (“FrontFour”) the response to this Item will be incorporated by reference to FrontFour’s Uniform Application for Investment Adviser Registration (Form ADV) on file with the SEC (File No. 801-68732) dated March 21, 2013.  FrontFour’s Form ADV may be obtained, free of charge, at the SEC’s website at www.adviserinfo.sec.gov.

With respect to GAMCO Asset Management Inc., (“GAMCO”) the response to this Item will be incorporated by reference to GAMCO’s Uniform Application for Investment Advisor Registration (Form ADV) on file with the SEC (File No. 801-14132) dated March 27, 2013.  GAMCO’s Form ADV may be obtained, free of charge, at the SEC’s website at www.adviserinfo.sec.gov.

With respect to Inflection Partners, LLC, (“Inflection”) the response to this Item will be incorporated by reference to Inflection’s Uniform Application for Investment Advisor Registration (Form ADV) on file with the SEC (File No. 801-72071) dated March 28, 2013.  Inflection’s Form ADV may be obtained, free of charge, at the SEC’s website at www.adviserinfo.sec.gov.

With respect to ISF Management LLC, (“ISF”) the response to this Item will be incorporated by reference to ISF’s Uniform Application for Investment Advisor Registration (Form ADV) on file with the SEC (File No. 801-71827) dated March 11, 2013.  ISF’s Form ADV may be obtained, free of charge, at the SEC’s website at www.adviserinfo.sec.gov.

With respect to KeyPoint Capital Management, LLC (“KeyPoint”) the response to this Item will be incorporated by reference to KeyPoint’s Uniform Application for Investment Advisor Registration (Form ADV) on file with the SEC (File No. 801-74985) dated March 25, 2013.  KeyPoint’s Form ADV may be obtained, free of charge, at the SEC’s website at www.adviserinfo.sec.gov.

With respect to Meehan Combs, LP (“Meehan”) the response to this Item will be incorporated by reference to Meehan’s Uniform Application for Investment Advisor Registration (Form ADV) on file with the SEC (File No. 801-77404) dated November 20, 2012.  Meehan’s Form ADV may be obtained, free of charge, at the SEC’s website at www.adviserinfo.sec.gov.

With respect to Nicholas Investment Partners, L.P. (“Nicholas”) the response to this Item will be incorporated by reference to Nicholas’s Uniform Application for Investment Adviser Registration (Form ADV) on file with the SEC (File No. 801-66532) dated April 1, 2013. Nicholas’ Form ADV may be obtained, free of charge, at the SEC’s website at www.adviserinfo.sec.gov.

With respect to OMT Capital Management, LLC (“OMT”) the response to this Item will be incorporated by reference to OMT’s Uniform Application for Investment Adviser Registration (Form ADV) on file with the SEC (File No. 801-60466) dated April 1, 2013.  OMT’s Form ADV may be obtained, free of charge, at the SEC’s website at www.adviserinfo.sec.gov.

8

With respect to Phineus Partners, L.P. (“Phineus”) the response to this Item will be incorporated by reference to Phineus’ Uniform Application for Investment Adviser Registration (Form ADV) on file with the SEC (File No. 801-71207) dated March 11, 2013.  Phineus’ Form ADV may be obtained, free of charge, at the SEC’s website at www.adviserinfo.sec.gov.

With respect to Raven Rock Capital, LLC (“Raven Rock”) the response to this Item will be incorporated by reference to Raven Rock’s Uniform Application for Investment Adviser Registration (Form ADV) on file with the SEC (File No. 801-72063) dated March 28, 2013.  Raven Rock’s Form ADV may be obtained, free of charge, at the SEC’s website at www.adviserinfo.sec.gov.

With respect to Smith Breeden Associates, Inc., (“Smith Breeden”), the response to this Item will be incorporated by reference to Smith Breeden’s Uniform Application for Investment Advisor Registration (Form ADV) on file with the SEC (File No. 801-17567) dated March 27, 2013.  Smith Breeden’s Form ADV may be obtained, free of charge, at the SEC’s website at www.adviserinfo.sec.gov.

With respect to Sound Point Capital Management, L.P., (“Sound Point”), the response to this Item will be incorporated by reference to Sound Point’s Uniform Application for Investment Advisor Registration (Form ADV) on file with the SEC (File No. 801-72515) dated March 28, 2013.  Sound Point’s Form ADV may be obtained, free of charge, at the SEC’s website at www.adviserinfo.sec.gov.

With respect to SW Asset Management, LLC, (“SW”), the response to this Item will be incorporated by reference to SW’s Uniform Application for Investment Advisor Registration (Form ADV) on file with the SEC (File No. 801-71945) dated March 15, 2013.  SW’s Form ADV may be obtained, free of charge, at the SEC’s website at www.adviserinfo.sec.gov.

With respect to Tamarack Capital Management, LLC (“Tamarack”) the response to this Item will be incorporated by reference to Tamarack’s Uniform Application for Investment Adviser Registration (Form ADV) on file with the SEC (File No. 801-71883) dated February 15, 2013.  Tamarack’s Form ADV may be obtained, free of charge, at the SEC’s website at www.adviserinfo.sec.gov.

With respect to Tiburon Capital Management, LLC (“Tiburon”) the response to this Item will be incorporated by reference to Tiburon’s Uniform Application for Investment Adviser Registration (Form ADV) on file with the SEC (File No. 801-71202) dated March 28, 2013.  Tiburon’s Form ADV may be obtained, free of charge, at the SEC’s website at www.adviserinfo.sec.gov.

With respect to TWIN Capital Management, Inc., (“TWIN Capital”), the response to this Item will be incorporated by reference to TWIN Capital’s Uniform Application for Investment Adviser Registration (Form ADV) on file with the SEC (File No. 801-36431) dated March 19, 2013.  TWIN Capital’s Form ADV may be obtained, free of charge, at the SEC’s website at www.adviserinfo.sec.gov.

9

With respect to White Oak Global Advisors, LLC (“White Oak”), the response to this Item will be incorporated by reference to White Oak’s Uniform Application for Investment Adviser Registration (Form ADV) on file with the SEC (File No. 801-70433) dated March 27, 2013.  White Oak’s Form ADV may be obtained, free of charge, at the SEC’s website at www.adviserinfo.sec.gov.

With respect to 2100 Xenon Group, LLC (“2100 Xenon”), the response to this Item will be incorporated by reference to 2100 Xenon’s Uniform Application for Investment Adviser Registration (Form ADV) on file with the SEC (File No. 801-71499) dated January 15, 2013.  2100 Xenon’s Form ADV may be obtained, free of charge, at the SEC’s website at www.adviserinfo.sec.gov.

With respect to Dominion Capital Management Institutional Advisors, Inc. (“Dominion”), during the last two fiscal years, no director, officer or partner of Dominion has engaged in any other business, profession, vocation or employment of a substantial nature in the capacity of director, officer, employee, partner or trustee.

With respect to Northfield Trading LP (“Northfield”), the response to this Item will be incorporated by reference to Northfield’s Uniform Application for Investment Adviser Registration (Form ADV) on file with the SEC (File No. 801-72998) dated February 6, 2013.  Northfield’s Form ADV may be obtained, free of charge, at the SEC’s website at www.adviserinfo.sec.gov.

With respect to Revolution Capital Management, LLC (“Revolution”), during the last two fiscal years, no director, officer or partner of Revolution has engaged in any other business, profession, vocation or employment of a substantial nature in the capacity of director, officer, employee, partner or trustee.

Item 32. Principal Underwriter.

Not Applicable.

Item 33. Location of Accounts and Records.

The books and records required to be maintained by Section 31(a) of the Investment Company Act of 1940, as amended (the “1940 Act”) are maintained at the following locations:

Records Relating to:	Are located at:
Registrant’s Fund Administrator and Fund Accountant	U.S. Bancorp Fund Services, LLC 615 East Michigan Street Milwaukee, WI 53202
Registrant’s Custodians	Custodial Trust Company 101 Carnegie Center Princeton, NJ 08540

10

Records Relating to:	Are located at:
U.S. Bank National Association Custody Operations 1555 North River Center Drive, Suite 302 Milwaukee, Wisconsin 53212
Registrant’s Investment Advisor	Hatteras Alternative Mutual Funds, LLC 8540 Colonnade Center Drive, Suite 401, Raleigh, NC 27615
Chartwell Investment Partners (sub-adviser)	Chartwell Investment Partners 1235 Westlakes Drive, Suite 400 Berwyn, PA 19312
Coe Capital Management, LLC (sub-adviser)	Coe Capital Management, LLC 9 Parkway North, Suite 325 Deerfield, IL 60015
FrontFour Capital Group, LLC (sub-adviser)	FrontFour Capital Group, LLC 68 Southfield Avenue Two Stamford Landing, Suite 290 Stamford, CT 06902
GAMCO Asset Management Inc. (sub-adviser)	GAMCO Asset Management, Inc. One Corporate Center Rye, NY 10580
Inflection Partners, LLC (sub-adviser)	Inflection Partners, LLC 388 Market Street, Suite 1300 San Francisco, CA 94111
ISF Management LLC (sub-adviser)	ISF Management LLC 767 Third Avenue, 39th Floor New York, NY 10017
KeyPoint Capital Management, LLC (sub-adviser)	KeyPoint Capital Management, LLC 3100 Monticello Avenue, Suite 400 Dallas, TX 75205
Meehan Combs, LP (sub-adviser)	Meehan Combs, LP 660 Steamboat Road Greenwich, CT 06830

11

Records Relating to:	Are located at:
Nicholas Investment Partners, L.P. (sub-adviser)	Nicholas Investment Partners, L.P. 6451 El Sicomoro Street Rancho Santa Fe, CA 92067
OMT Capital Management, LLC (sub-adviser)	OMT Capital Management, LLC One Montgomery Street, Suite 3300 San Francisco, CA 94104
Phineus Capital Management L.P. (sub-adviser)	Phineus Capital Management L.P. 251 Post Street, Suite 500 San Francisco, CA 94108
Raven Rock Capital, LLC (sub-adviser)	Raven Rock Capital, LLC 55 Vilcom Center, Suite 240 Chapel Hill, NC 27514
Smith Breeden Associates, Inc. (sub-adviser)	Smith Breeden Associates, Inc. 280 South Mangum Street, Suite 301 Durham, NC 27701
Sound Point Capital Management, L.P. (sub-adviser)	Sound Point Capital Management, L.P. 375 Park Avenue, 25th Floor New York, NY 10152
SW Asset Management, LLC (sub-adviser)	SW Asset Management, LLC 23 Corporate Plaza Drive, Suite 130 Newport Beach, CA 92660
Tamarack Capital Management, LLC (sub-adviser)	Tamarack Capital Management, LLC 2333 State Street, Suite 102 Carlsbad, CA 92008
Tiburon Capital Management, LLC (sub-adviser)	Tiburon Capital Management, LLC 527 Madison Avenue, 6th Floor New York, NY 10022
TWIN Capital Management, Inc. (sub-adviser)	TWIN Capital Management, Inc. 3244 Washington Road, Suite 202 McMurray, PA 15317
White Oak Global Advisors, LLC (sub-adviser)	White Oak Global Advisors, LLC 88 Kearney Street, Fourth Floor San Francisco, CA 94108

12

Records Relating to:	Are located at:
2100 Xenon Group, LLC (trading advisor)	2100 Xenon Group, LLC 430 West Erie Street, Suite 300 Chicago, IL 60654
Dominion Capital Management Institutional Advisors, Inc. (trading advisor)	Dominion Capital Management Institutional Advisors, Inc. 12935 S. West Bayshore Dr., Suite 420 Traverse City, MI 49684
Northfield Trading LP (trading advisor)	Northfield Trading LP 3609 S. Wadsworth, Suite 250 Denver, CO 80235
Revolution Capital Management, LLC (trading advisor)	Revolution Capital Management, LLC 520 Zang Street, Suite 209 Broomfield, CO 80021

Item 34. Management Services Not Discussed in Parts A and B.

Not Applicable.

Item 35. Undertakings.

The Registrant hereby undertakes to furnish each person to whom a Prospectus for one or more of the series of the Registrant is delivered with a copy of the relevant latest annual report to shareholders, upon request and without charge.

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SIGNATURES

Pursuant to the requirements of the 1940 Act, the Registrant has duly caused this Amendment No. 23 to its Registration Statement to be signed below on its behalf by the undersigned, thereunto duly authorized, in the City of Raleigh and the State of North Carolina, on the 29th day of April, 2013

UNDERLYING FUNDS TRUST

By:  /s/ J. Michael Fields
        J. Michael Fields, Secretary

14

EXHIBIT INDEX

Exhibit	Exhibit No.
KeyPoint Capital Management, LLC Sub-Advisory Agreement	EX.99.d.viii
MeehanCombs, LP Sub-Advisory Agreement	EX.99.d.ix
White Oak Global Advisors, LLC Sub-Advisory Agreement	EX.99.d.xx
2100 Xenon Group, LLC Trading Agreement	EX.99.d.xxii
Dominion Capital Management Institutional Advisors, Inc. Trading Agreement	EX.99.d.xxiii
Northfield Trading, LP Trading Agreement	EX.99.d.xxiv
Revolution Capital Management, LLC Trading Agreement	EX.99.d.xxv
First Amendment to the Hatteras Trading Advisors Custody Agreement	EX.99.g.v.a
Consent of Independent Registered Public Accounting Firm	EX.99.j

15